Exhibit 4:

Dated 24th September, 2004

MBNA EUROPE FUNDING PLC

- and -

MBNA AMERICA BANK, NATIONAL ASSOCIATION

- and -

DEUTSCHE TRUSTEE COMPANY LIMITED
(formerly called Bankers Trustee Company Limited)

_______________________________________________

FIFTH SUPPLEMENTAL TRUST DEED

further modifying and restating the
Trust Deed dated 7th May, 1999
(as previously modified and/or restated)
relating to a €6,000,000,000
Euro Medium Term Note Programme
_______________________________________________

ALLEN & OVERY LLP
London

THIS FIFTH SUPPLEMENTAL TRUST DEED is made on 24th September, 2004 BETWEEN:

(1)	MBNA EUROPE FUNDING PLC, a company incorporated with limited liability under the laws of England and Wales with company number 2950906, whose registered office is at Stansfield House, Chester Business Park, Chester CH4 9QQ, United Kingdom (the "Issuer");

(2)	MBNA AMERICA BANK, NATIONAL ASSOCIATION, a national banking association organised under the laws of the United States of America, whose principal office is at 1100 North King Street, Wilmington, DE 19884, United States of America (the "Guarantor"); and

(3)	DEUTSCHE TRUSTEE COMPANY LIMITED (formerly called Bankers Trustee Company Limited), a company incorporated with limited liability under the laws of England and Wales, whose registered office is at Winchester House, 1 Great Winchester Street, London EC2N 2DB, United Kingdom (the "Trustee", which expression shall, wherever the context so admits, include such company and all other persons or companies for the time being the trustee or trustees of these presents) as trustee for the Noteholders, Receiptholders and the Couponholders (each as defined below).

WHEREAS:

(A)	This Fifth Supplemental Trust Deed is supplemental to:

(i)    the Trust Deed dated 7th May, 1999 (hereinafter called the "Principal Trust Deed") made between the Issuer, the Guarantor and the Trustee and relating to the €1,500,000,000 (now €6,000,000,000) Euro Medium Term Note Programme (the "Programme");

(ii)    the First Supplemental Trust Deed dated 8th May, 2000 (hereinafter called the "First Supplemental Trust Deed") made between the Issuer, the Guarantor and the Trustee and modifying the provisions of the Principal Trust Deed;

(iii)    the Second Supplemental Trust Deed dated 4th May, 2001 (hereinafter called the "Second Supplemental Trust Deed") made between the Issuer, the Guarantor and the Trustee and modifying and restating the Principal Trust Deed (as previously modified);

(iv)    the Third Supplemental Trust Deed dated 8th May, 2002 (hereinafter called the "Third Supplemental Trust Deed") made between the Issuer, the Guarantor and the Trustee and modifying and restating the Principal Trust Deed (as previously modified); and

(v)    the Fourth Supplemental Trust Deed dated 8th May, 2003 made between the Issuer, the Guarantor and the Trustee and further modifying and restating the Principal Trust Deed (as previously modified and/or restated) (together with the Principal Trust Deed, the First Supplemental Trust Deed, the Second Supplemental Trust Deed and the Third Supplemental Trust Deed, the "Subsisting Trust Deeds").

(B)    On 24th September, 2004, the Issuer published a modified Offering Circular relating to the Programme (the "Offering Circular").

NOW THIS FIFTH SUPPLEMENTAL TRUST DEED WITNESSES AND IT IS HEREBY DECLARED as follows:

1.	DEFINITIONS

All words and expressions defined in the Subsisting Trust Deeds shall, unless the context otherwise requires, have the same meaning in this Fifth Supplemental Trust Deed.

2.	MODIFICATIONS

Save:

(i)	in relation to all Series of Notes issued during the period up to and including the day last preceding the date of this Fifth Supplemental Trust Deed and any Notes issued on or after the date of this Fifth Supplemental Trust Deed so as to be consolidated and form a single Series with the Notes of any Series issued during the period up to and including such last preceding day; and

(ii)	for the purpose (where necessary) of construing the provisions of this Fifth Supplemental Trust Deed,

with effect on and from the date of this Fifth Supplemental Trust Deed:

(a)	the Principal Trust Deed (as previously modified and/or restated) is further modified in such manner as would result in the Principal Trust Deed being in the form set out in the Schedule hereto and shall henceforth have effect as so modified;

(b)    the provisions of the Principal Trust Deed (as previously modified and/or restated) insofar as the same still have effect shall cease to have effect and in lieu thereof the provisions of the Principal Trust Deed as so modified (and being in the form set out in the Schedule hereto) shall have effect.

3.	GENERAL

(A)    The provisions of the Principal Trust Deed (as previously modified and/or restated) as further modified and restated by this Fifth Supplemental Trust Deed shall be valid and binding obligations of each of the Issuer, the Guarantor and the Trustee and the provisions of the Principal Trust Deed (as previously modified and/or restated) shall continue to be valid and binding obligations of the Issuer and the Guarantor, in each case in respect of all Notes issued by the Issuer under the Programme prior to the date hereof and any Notes issued on or after the date of this Fifth Supplemental Trust Deed so as to be consolidated and form a single series with the Notes of any series issued prior to the date of this Fifth Supplemental Trust Deed.

(B)	The Subsisting Trust Deeds and this Fifth Supplemental Trust Deed shall henceforth be read and construed together as one trust deed.

(C)	A memorandum of this Fifth Supplemental Trust Deed shall be endorsed by the Trustee on the original of the Principal Trust Deed and by the Issuer and the Guarantor on their respective duplicates of the Principal Trust Deed.

2

SCHEDULES

1.	Terms and Conditions of the Notes	41
2.	Part I Form of Temporary Global Note	67
	Part II Form of Permanent Global Note	76
	Part III Form of Definitive Note	85
	Part IV Form of Receipt	89
	Part V Form of Coupon	90
	Part VI Form of Talon	92
	Part VII Form of certificate to be presented by Euroclear or Clearstream, Luxembourg	95
3.	Provisions for meetings of Noteholders	99

100

THIS TRUST DEED is made on 7th May, 1999 BETWEEN:

(1)	MBNA EUROPE FUNDING PLC, a company incorporated with limited liability under the laws of England and Wales with company number 2950906, whose registered office is at Stansfield House, Chester Business Park, Chester CH4 9QQ, United Kingdom (the "Issuer");

(2)	MBNA AMERICA BANK, NATIONAL ASSOCIATION, a national banking association organised under the laws of the United States of America, whose principal office is at 1100 North King Street, Wilmington, DE 19884, United States of America (the "Guarantor"); and

(3)	DEUTSCHE TRUSTEE COMPANY LIMITED (formerly called Bankers Trustee Company Limited), a company incorporated with limited liability under the laws of England and Wales, whose registered office is at Winchester House, 1 Great Winchester Street, London EC2N 2DB, United Kingdom (the "Trustee", which expression shall, wherever the context so admits, include such company and all other persons or companies for the time being the trustee or trustees of these presents) as trustee for the Noteholders, the Receiptholders and the Couponholders (each as defined below).

WHEREAS:

(1)	Pursuant to a resolution of the Board of Directors of the Issuer passed on 6th May, 1999 the Issuer has resolved to establish a single Euro Medium Term Note Programme pursuant to which the Issuer may from time to time issue Senior Notes and Dated Subordinated Notes under the guarantee of the Guarantor, all as set out therein and herein. Notes up to a maximum nominal amount (calculated in accordance with Clause 3(5) of the Programme Agreement (as defined below)) from time to time outstanding of €6,000,000,000 (subject to increase as provided in the Programme Agreement) (the "Programme Limit") may be issued pursuant to the said Programme.

(2)	Pursuant to a resolution of the Treasury and Loan Committee of the Board of Directors of the Guarantor passed on 15th April, 1999 and 15th May, 1999 respectively, the Guarantor has resolved to guarantee all Notes issued under the said Programme by the Issuer and to enter into certain covenants as set out in this Trust Deed.

(3)	The Trustee has agreed to act as trustee of these presents for the benefit of the Noteholders, the Receiptholders and the Couponholders upon and subject to the terms and conditions of these presents.

NOW THIS TRUST DEED WITNESSES AND IT IS AGREED AND DECLARED as follows:

1.    DEFINITIONS

(A)	IN these presents unless there is anything in the subject or context inconsistent therewith the following expressions shall have the following meanings:

"Agency Agreement" means the agreement dated 7th May, 1999, as amended and/or supplemented and/or restated from time to time, pursuant to which the Issuer and the Guarantor have appointed the Agent and the other Paying Agents in relation to all or any Series of the Notes and any other agreement for the time being in force appointing further or other Paying Agents or another Agent in relation to all or any Series of the Notes, or in connection with their duties, the terms of which have previously been approved in writing by the Trustee, together with any agreement for the time being in force amending or modifying with the prior written approval of the Trustee any of the aforesaid agreements;

"Agent" means, in relation to all or any Series of the Notes, Deutsche Bank AG at its office at Winchester House, 1 Great Winchester Street, London EC2N 2DB, United Kingdom, or, if applicable, any Successor agent in relation thereto;

"Appointee" means any person appointed by the Trustee under these presents;

"Auditors" means the auditors for the time being of the Issuer or, as the case may be, MBNA Corporation or, in the event of their being unable or unwilling promptly to carry out any action requested of them pursuant to the provisions of these presents, such other firm of accountants as may be nominated or approved by the Trustee for the purposes of these presents after consultation with the Issuer or, as the case may be, the Guarantor;

"Calculation Agent" means, in relation to all or any Series of the Notes, the person appointed as such from time to time pursuant to the provisions of the Agency Agreement or any Successor calculation agent in relation thereto;

"Clearstream, Luxembourg" means Clearstream Banking, société anonyme;

"Conditions" means, in relation to the Notes of any Series, the terms and conditions endorsed on or incorporated by reference into the Note or Notes constituting such Series, such terms and conditions being in or substantially in the form set out in the First Schedule or in such other form, having regard to the terms of issue of the Notes of the relevant Series, as may be agreed between the Issuer, the Agent, the Trustee and the relevant Dealer(s) as modified and supplemented by the Pricing Supplement applicable to the Notes of the relevant Series, in each case as from time to time modified in accordance with the provisions of these presents;

"Coupon" means an interest coupon appertaining to a Definitive Note (other than a Zero Coupon Note), such coupon being:

(i)	if appertaining to a Fixed Rate Note, in the form or substantially in the form set out in Part V A of the Second Schedule or in such other form, having regard to the terms of issue of the Notes of the relevant Series, as may be agreed between the Issuer, the Agent, the Trustee and the relevant Dealer(s); or

(ii)	if appertaining to a Floating Rate Note, an Index Linked Interest Note or a Dual Currency Interest Note, in the form or substantially in the form set out in Part V B of the Second Schedule or in such other form, having regard to the terms of issue of the Notes of the relevant Series, as may be agreed between the Issuer, the Agent, the Trustee and the relevant Dealer(s); or

(iii)	if appertaining to a Definitive Note which is neither a Fixed Rate Note, a Floating Rate Note, an Index Linked Interest Note nor a Dual Currency Interest Note, in such form as may be agreed between the Issuer, the Agent, the Trustee and the relevant Dealer(s), and includes, where applicable, the Talon(s) appertaining thereto and any replacements for Coupons and Talons issued pursuant to Condition 10;

"Couponholders" means the several persons who are for the time being holders of the Coupons and includes, where applicable, the Talonholders;

"Dated Subordinated Note" means a Note specified as such in the applicable Pricing Supplement;

"Dealers" means ABN AMRO Bank N.V., Barclays Bank PLC, BNP Paribas, Citigroup Global Markets Limited, Credit Suisse First Boston (Europe) Limited, Deutsche Bank AG [London], Dresdner Bank Aktiengesellschaft, HSBC Bank plc, J.P. Morgan Securities Ltd., Lehman Brothers International (Europe), Société Générale, The Royal Bank of Scotland plc and WestLB AG and any other entity which the Issuer may appoint as a Dealer and notice of whose appointment has been given to the Agent and the Trustee by the Issuer in accordance with the provisions of the Programme Agreement but excluding any entity whose appointment has been terminated in accordance with the provisions of the Programme Agreement and notice of which termination has been given to the Agent and the Trustee by the Issuer in accordance with the provisions of the Programme Agreement and references to a "relevant Dealer" or "relevant Dealer(s)" mean, in relation to any Tranche or Series of Notes, the Dealer or Dealers with whom the Issuer has agreed the issue of the Notes of such Tranche or Series and "Dealer" means any one of them;

"Definitive Note" means a bearer Note in definitive form issued or, as the case may require to be issued by the Issuer in accordance with the provisions of the Programme Agreement or any other agreement between the Issuer and the relevant Dealer(s), the Agency Agreement and these presents in exchange for either a Temporary Global Note or part thereof or a Permanent Global Note (all as indicated in the applicable Pricing Supplement), such bearer Note in definitive form being in the form or substantially in the form set out in Part III of the Second Schedule with such modifications (if any) as may be agreed between the Issuer, the Agent, the Trustee and the relevant Dealer(s) and having the Conditions endorsed thereon or, if permitted by the relevant Stock Exchange, incorporating the Conditions by reference (where applicable to this Trust Deed) as indicated in the applicable Pricing Supplement and having the relevant information supplementing, replacing or modifying the Conditions appearing in the applicable Pricing Supplement endorsed thereon or attached thereto and (except in the case of a Zero Coupon Note in bearer form) having Coupons and, where appropriate, Receipts and/or Talons attached thereto on issue;

"Dual Currency Interest Note" means a Note in respect of which payments of interest are made or to be made in such different currencies, and at rates of exchange calculated upon such basis or bases, as the Issuer and the relevant Dealer may agree as indicated in the applicable Pricing Supplement;

"Early Redemption Amount" has the meaning ascribed thereto in Condition 6(e);

"Euroclear" means Euroclear Bank S.A./N.V., as operator of the Euroclear System;

"Event of Default" means any of the conditions, events or acts provided in Condition 9 to be events upon the happening of which the Notes of any Series would, subject only to notice by the Trustee as therein provided, become immediately due and repayable;

"Extraordinary Resolution" has the meaning ascribed thereto in paragraph 20 of the Third Schedule;

"Fixed Rate Note" means a Note on which interest is calculated at a fixed rate payable in arrear on a fixed date or fixed dates in each year and on redemption or on such other dates as may be agreed between the Issuer and the relevant Dealer(s) (as indicated in the applicable Pricing Supplement);

"Floating Rate Note" means a Note on which interest is calculated at a floating rate payable one-, two-, three-, six- or twelve-monthly or in respect of such other period or on such date(s) as may be agreed between the Issuer and the relevant Dealer(s) (as indicated in the applicable Pricing Supplement);

"Global Note" means a Temporary Global Note and/or a Permanent Global Note, as the context may require;

"Guarantee" means the guarantee in the form set out in Clause 7(C)(5) of this Trust Deed;

"indebtedness for moneys borrowed" has the meaning ascribed thereto in Condition 9(a);

"Index Linked Interest Note" means a Note in respect of which the amount payable in respect of interest is calculated by reference to such index and/or formula or to changes in the prices of securities or commodities or to such other factors as the Issuer and the relevant Dealer(s) may agree (as indicated in the applicable Pricing Supplement);

"Index Linked Note" means an Index Linked Interest Note and/or an Index Linked Redemption Amount Note, as applicable;

"Index Linked Redemption Amount Note" means a Note in respect of which the amount payable in respect of principal is calculated by reference to such index and/or formula or to changes in the prices of securities or commodities or to such other factors as the Issuer and the relevant Dealer(s) may agree (as indicated in the applicable Pricing Supplement);

"Interest Commencement Date" means, in the case of interest-bearing Notes, the date specified in the applicable Pricing Supplement from (and including) which such Notes bear interest, which may or may not be the Issue Date;

"Interest Payment Date" means, in relation to any Floating Rate Note or Indexed Interest Note, either:

(i)	the date which falls the number of months or other period specified as the "Specified Period" in the applicable Pricing Supplement after the preceding Interest Payment Date or the Interest Commencement Date (in the case of the first Interest Payment Date); or

(ii)	such date or dates as are indicated in the applicable Pricing Supplement;

"Issue Date" means, in respect of any Note, the date of issue and purchase of such Note pursuant to and in accordance with the Programme Agreement or any other agreement between the Issuer and the relevant Dealer(s), being in the case of any Definitive Note represented initially by a Temporary Global Note or a Permanent Global Note, the same date as the date of issue of the Temporary Global Note or the Permanent Global Note which initially represented such Note;

"Issue Price" means the price, generally expressed as a percentage of the nominal amount of the Notes, at which the Notes will be issued;

"Liability" means any loss, damage, cost, charge, claim, demand, expense, judgment, action, proceeding or other liability whatsoever (including, without limitation, in respect of taxes, duties, levies, imposts and other charges) and including any value added tax or similar tax charged or chargeable in respect thereof and legal fees and expenses;

"London Business Day" has the meaning set out in Condition 4(b)(v);

"Maturity Date" means the date on which it is expressed to be redeemable without regard to any early redemption provision contained in the Conditions;

"month" means calendar month;

"Note" means a note issued pursuant to the Programme and denominated in such currency or currencies as may be agreed between the Issuer and the relevant Dealer(s) which:

(i)	has such maturity as may be agreed between the Issuer and the relevant Dealer(s), subject to such minimum or maximum maturity as may be allowed or required from time to time by the relevant central bank (or equivalent body) or any laws or regulations applicable to the Issuer or the relevant currency; and

(ii)	has such denomination as may be agreed between the Issuer and the relevant Dealer(s), subject to such minimum denomination as may be allowed or required from time to time by the relevant central bank (or equivalent body) or any laws or regulations applicable to the relevant currency, issued or to be issued by the Issuer pursuant to the Programme Agreement or any other agreement between the Issuer and the relevant Dealer(s), the Agency Agreement and these presents and which shall, in the case of Notes, initially be represented by, and comprised in, either (a) a Temporary Global Note which may (in accordance with the terms of such Temporary Global Note) be exchanged for Definitive Notes or a Permanent Global Note, which Permanent Global Note may (in accordance with the terms of such Permanent Global Note) in turn be exchanged for Definitive Notes or (b) a Permanent Global Note which may (in accordance with the terms of such Permanent Global Note) be exchanged for Definitive Notes (all as indicated in the applicable Pricing Supplement) and includes any replacements for a Note issued pursuant to Condition 10;

"Noteholders" means the several persons who are for the time being holders of outstanding Notes save that, in respect of the Notes of any Series, for so long as such Notes or any part thereof are represented by a Global Note deposited with a common depositary for Euroclear and Clearstream, Luxembourg each person who is for the time being shown in the records of Euroclear or Clearstream, Luxembourg (other than Clearstream, Luxembourg, if Clearstream, Luxembourg shall be an accountholder of Euroclear and Euroclear, if Euroclear shall be an accountholder of Clearstream, Luxembourg) as the holder of a particular nominal amount of the Notes of such Series shall be deemed to be the holder of such nominal amount of such Notes (and the holder of the relevant Global Note shall be deemed not to be the holder) for all purposes of these presents other than with respect to the payment of principal or interest on such nominal amount of such Notes the rights to which shall be vested, as against the Issuer, the Guarantor and the Trustee, solely in such common depositary and for which purpose such common depositary shall be deemed to be the holder of such nominal amount of such Notes in accordance with and subject to its terms and the provisions of these presents and the expressions "Noteholder", "holder" and "holder of Notes" and related expressions shall be construed accordingly;

"notice" means, in respect of a notice to be given to Noteholders, a notice validly given pursuant to Condition 13;

"outstanding" means, in relation to the Notes of all or any Series, all the Notes of such Series issued other than:

(a)	those Notes which have been redeemed pursuant to these presents;

(b)	those Notes in respect of which the date for redemption in accordance with the Conditions has occurred and the redemption moneys (including all interest payable thereon) have been duly paid to the Trustee or to the Agent in the manner provided in the Agency Agreement (and where appropriate notice to that effect has been given to the relative Noteholders in accordance with Condition 13) and remain available for payment against presentation of the relevant Notes and/or Receipts and/or Coupons;

(c)	those Notes which have been purchased and cancelled in accordance with Conditions 6(h) and 6(i);

(d)	those Notes which have become void under Condition 8;

(e)	those mutilated or defaced Notes which have been surrendered and cancelled and in respect of which replacements have been issued pursuant to Condition 10;

(f)	(for the purpose only of ascertaining the nominal amount of the Notes outstanding and without prejudice to the status for any other purpose of the relevant Notes) those Notes which are alleged to have been lost, stolen or destroyed and in respect of which replacements have been issued pursuant to Condition 10; and

(g)	any Temporary Global Note to the extent that it shall have been exchanged for Definitive Notes or a Permanent Global Note and any Permanent Global Note to the extent that it shall have been exchanged for Definitive Notes in each case pursuant to its provisions, the provisions of these presents and the Agency Agreement,

PROVIDED THAT for each of the following purposes, namely:

(i)	the right to attend and vote at any meeting of the holders of the Notes of any Series;

(ii)	the determination of how many and which Notes of any Series are for the time being outstanding for the purposes of Clause 8(A), Conditions 9 and 14 and paragraphs 2, 5, 6 and 9 of the Third Schedule;

(iii)	any discretion, power or authority (whether contained in these presents or vested by operation of law) which the Trustee is required, expressly or impliedly, to exercise in or by reference to the interests of the holders of the Notes of any Series; and

(iv)	the determination by the Trustee whether any event, circumstance, matter or thing is, in its opinion, materially prejudicial to the interests of the holders of the Notes of any Series,

those Notes of the relevant Series (if any) which are for the time being held by or on behalf of the Issuer, the Guarantor or any other Subsidiary of the Guarantor, in each case as beneficial owner, shall (unless and until ceasing to be so held) be deemed not to remain outstanding;

"Paying Agents" means, in relation to all or any Series of the Notes, the several institutions (including, where the context permits, the Agent) at their respective specified offices initially appointed as paying agents in relation to such Notes by the Issuer and the Guarantor pursuant to the Agency Agreement and/or, if applicable, any Successor paying agents in relation thereto;

"Permanent Global Note" means a global note in the form or substantially in the form set out in Part II of the Second Schedule with such modifications (if any) as may be agreed between the Issuer, the Agent, the Trustee and the relevant Dealer(s), together with the copy of the applicable Pricing Supplement annexed thereto, comprising some or all of the Notes of the same Series, issued by the Issuer pursuant to the Programme Agreement or any other agreement between the Issuer and the relevant Dealer(s), the Agency Agreement and these presents;

"Potential Event of Default" means any condition, event or act which, with the lapse of time and/or the giving of notice and/or the issue of any certificate, would constitute an Event of Default;

"Pricing Supplement" has the meaning set out in the Programme Agreement;

"Programme" means the Euro Medium Term Note Programme established by, or otherwise contemplated in, the Programme Agreement;

"Programme Agreement" means the agreement of even date herewith between the Issuer, the Guarantor and the Dealers named therein concerning the purchase of Notes to be issued pursuant to the Programme together with any agreement for the time being in force amending, replacing, novating or modifying such agreement;

"Receipt" means a receipt attached on issue to a Definitive Note redeemable in instalments for the payment of an instalment of principal, such receipt being in the form or substantially in the form set out in Part IV of the Second Schedule or in such other form as may be agreed between the Issuer, the Agent, the Trustee and the relevant Dealer(s) and includes any replacements for Receipts issued pursuant to Condition 10;

"Receiptholders" means the several persons who are for the time being holders of the Receipts;

"Reference Banks" means, in relation to the Notes of any relevant Series, the several banks initially appointed as reference banks and/or, if applicable, any Successor reference banks in relation thereto;

"Relevant Date" has the meaning set out in Condition 7;

"repay", "redeem" and "pay" shall each include both the others and cognate expressions shall be construed accordingly;

"Senior Creditors of the Guarantor" has the meaning ascribed thereto in Condition 2(e);

"Senior Creditors of the Issuer" has the meaning ascribed thereto in Condition 2(d);

"Senior Note" means a Note specified as such in the applicable Pricing Supplement;

"Series" means a Tranche of Notes together with any further Tranche or Tranches of Notes which are (i) expressed to be consolidated and form a single series and (ii) identical in all respects (including as to listing) except for their respective Issue Dates, Interest Commencement Dates and/or Issue Prices and the expressions "Notes of the relevant Series", "holders of Notes of the relevant Series" and related expressions shall be construed accordingly;

"Specified Amount" has the meaning ascribed thereto in Condition 9(a);

"Stock Exchange" means the Luxembourg Stock Exchange, or any other or further stock exchange(s) on which any Notes may from time to time be listed, and references in these presents to the "relevant Stock Exchange" shall, in relation to any Notes, be references to the Stock Exchange on which such Notes are, from time to time, or are intended to be, listed;

"Subsidiary" has the meaning ascribed thereto in Condition 9(a);

"Successor" means, in relation to the Agent, the other Paying Agents, the Reference Banks and the Calculation Agent, any successor to any one or more of them in relation to the Notes which shall become such pursuant to the provisions of these presents and/or the Agency Agreement (as the case may be) and/or such other or further agent, paying agents, reference banks and calculation agent (as the case may be) in relation to the Notes as may (with the prior approval of, and on terms previously approved by, the Trustee in writing) from time to time be appointed as such, and/or, if applicable, such other or further specified offices (in the former case being within the same city as those for which they are substituted) as may from time to time be nominated, in each case by the Issuer and the Guarantor and (except in the case of the initial appointments and specified offices made under and specified in the Conditions and/or the Agency Agreement, as the case may be) notice of whose appointment or, as the case may be, nomination has been given to the Noteholders pursuant to Clause 13(xiii) in accordance with Condition 13;

"Successor in Business" means in relation to any relevant company any company which, as the result of any amalgamation, merger or reconstruction:

(i)	owns beneficially the whole or substantially the whole of the undertaking, property and assets owned by such relevant company immediately prior thereto; and

(ii)	carries on, as successor to such relevant company, the whole or substantially the whole of the business carried on by such relevant company immediately prior thereto;

"Talonholders" means the several persons who are for the time being holders of the Talons;

"Talons" means the talons (if any) appertaining to, and exchangeable in accordance with the provisions therein contained for further Coupons appertaining to, the Definitive Notes (other than the Zero Coupon Notes), such talons being in the form or substantially in the form set out in Part VI of the Second Schedule or in such other form as may be agreed between the Issuer, the Agent, the Trustee and the relevant Dealer(s) and includes any replacements for Talons issued pursuant to Condition 10;

"Temporary Global Note" means a temporary global note in the form or substantially in the form set out in Part I of the Second Schedule with such modifications (if any) as may be agreed between the Issuer, the Agent, the Trustee and the relevant Dealer(s), together with the copy of the applicable Pricing Supplement annexed thereto, comprising some or all of the Notes of the same Series, issued by the Issuer pursuant to the Programme Agreement or any other agreement between the Issuer and the relevant Dealer(s), the Agency Agreement and these presents;

"these presents" means this Trust Deed and the Schedules and any trust deed supplemental hereto and the Schedules (if any) thereto and the Notes, the Receipts, the Coupons, the Talons, the Conditions and, unless the context otherwise requires, the Pricing Supplements, all as from time to time modified in accordance with the provisions herein or therein contained;

"Tranche" means all Notes which are identical in all respects (including as to listing);

"Trust Corporation" means a corporation entitled by rules made under the Public Trustee Act 1906 of Great Britain or entitled pursuant to any other comparable legislation applicable to a trustee in any other jurisdiction to carry out the functions of a custodian trustee;

"Trustee Acts" means the Trustee Act 1925 and the Trustee Act 2000 of Great Britain;

"Zero Coupon Note" means a Note on which no interest is payable;

words denoting the singular shall include the plural and vice versa;

words denoting one gender only shall include the other genders; and

words denoting persons only shall include firms and corporations and vice versa.

(B)	(i)	All references in these presents to principal and/or principal amount and/or interest in respect of the Notes or to any moneys payable by the Issuer under these presents shall, unless the context otherwise requires, be construed in accordance with Condition 5(f).

(ii)	All references in these presents to any statute or any provision of any statute shall be deemed also to refer to any statutory modification or re-enactment thereof or any statutory instrument, order or regulation made thereunder or under any such modification or re-enactment.

(iii)	All references in these presents to guarantees or to an obligation being guaranteed shall be deemed to include respectively references to indemnities or to an indemnity being given in respect thereof.

(iv)	All references in these presents to any action, remedy or method of proceeding for the enforcement of the rights of creditors shall be deemed to include, in respect of any jurisdiction other than England, references to such action, remedy or method of proceeding for the enforcement of the rights of creditors available or appropriate in such jurisdiction as shall most nearly approximate to such action, remedy or method of proceeding described or referred to in these presents.

(v)	All references in these presents to Euroclear and/or Clearstream, Luxembourg shall, whenever the context so permits, be deemed to include references to any additional or alternative clearing system as is approved by the Issuer, the Agent and the Trustee or as otherwise specified in the applicable Pricing Supplement.

(vi)	Unless the context otherwise requires words or expressions used in these presents shall bear the same meanings as in the Companies Act 1985 of Great Britain.

(vii)	In this Trust Deed references to Schedules, Clauses, sub-clauses, paragraphs and sub-paragraphs shall be construed as references to the Schedules to this Trust Deed and to the Clauses, sub-clauses, paragraphs and sub-paragraphs of this Trust Deed respectively.

(viii)	In these presents tables of contents and Clause headings are included for ease of reference and shall not affect the construction of these presents.

(C)	Words and expressions defined in these presents or the Agency Agreement or used in the applicable Pricing Supplement shall have the same meanings where used herein unless the context otherwise requires or unless otherwise stated and provided that, in the event of inconsistency between the Agency Agreement and these presents, these presents shall prevail and, in the event of inconsistency between the Agency Agreement or these presents and the applicable Pricing Supplement, the applicable Pricing Supplement shall prevail.

(D)	All references in these presents to the "relevant currency" shall be construed as references to the currency in which payments in respect of the Notes and/or Receipts and/or Coupons of the relevant Series are to be made as indicated in the applicable Pricing Supplement.

(E)	All references in these presents to "listing" and "listed" shall include references to "quotation" and "quoted" respectively.

(F)	A person who is not a party to this Trust Deed or any Trust Deed supplemental hereto has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Trust Deed or any Trust Deed supplemental hereto, but this does not affect any right or remedy of a third party which exists or is available apart from that Act.

2.    AMOUNT AND ISSUE OF THE NOTES

(A)	Amount of the Notes, Pricing Supplements and Legal Opinions:

THE Notes will be issued in Series in an aggregate nominal amount from time to time outstanding not exceeding the Programme Limit from time to time and for the purpose of determining such aggregate nominal amount Clause 3(5) of the Programme Agreement shall apply.

By not later than 3.00 p.m. (London time) on the London Business Day preceding each proposed Issue Date, the Issuer shall deliver or cause to be delivered to the Trustee a copy of the applicable Pricing Supplement in relation to the proposed issue and shall notify the Trustee in writing without delay of the relevant Issue Date and the nominal amount of the Notes to be issued. Upon the issue of the relevant Notes, such Notes shall become constituted by these presents without further formality.

Before the first issue of Notes occurring after each anniversary of this Trust Deed, the Issuer or, as the case may be, the Guarantor will procure that a further legal opinion or further legal opinions in such form and with such content as the Trustee may reasonably require from the legal advisers specified in the Programme Agreement is/are delivered to the Trustee. Whenever such a request is made with respect to any Notes to be issued, the receipt of such opinion(s) in a form satisfactory to the Trustee shall be a further condition precedent to the issue of those Notes.

(B)	Covenant to repay principal and to pay interest:

The Issuer covenants with the Trustee that it will, as and when the Notes of any Series or any of them or any instalment of principal in respect thereof becomes due to be redeemed in accordance with the Conditions, unconditionally pay or procure to be paid to or to the order of the Trustee in the relevant currency in immediately available funds the nominal amount in respect of the Notes of such Series or the amount of such instalment becoming due for redemption on that date and (except in the case of Zero Coupon Notes) shall in the meantime and until redemption in full of the Notes of such Series (both before and after any judgment or other order of a court of competent jurisdiction) unconditionally pay or procure to be paid to or to the order of the Trustee as aforesaid interest (which shall accrue from day to day) on the nominal amount of the Notes outstanding of such Series at rates and/or in amounts calculated from time to time in accordance with, or specified in, and on the dates provided for in, the Conditions (subject to Clause 2(D)) PROVIDED THAT:

(i)	every payment of principal or interest or other sum due in respect of the Notes made to or to the order of the Agent in the manner provided in the Agency Agreement shall be in satisfaction pro tanto of the relative covenant by the Issuer in this Clause contained in relation to the Notes of such Series except to the extent that there is a default in the subsequent payment thereof in accordance with the Conditions to the relevant Noteholders, Receiptholders or Couponholders (as the case may be);

(ii)	in the case of any payment of principal made to the Trustee or the Agent after the due date or on or after accelerated maturity following an Event of Default interest shall continue to accrue on the nominal amount of the relevant Notes (except in the case of Zero Coupon Notes to which the provisions of Condition 6(j) shall apply) (both before and after any judgment or other order of a court of competent jurisdiction) at the rates aforesaid up to and including the date which the Trustee determines to be the date on and after which payment is to be made in respect thereof as stated in a notice given to the holders of such Notes (such date to be not later than 14 days after the day on which the whole of such principal amount, together with an amount equal to the interest which has accrued and is to accrue pursuant to this proviso up to and including that date, has been received by the Trustee or the Agent); and

(iii)	in any case where payment of the whole or any part of the principal amount of any Note is improperly withheld or refused upon due presentation thereof (other than in circumstances contemplated by (ii) above) interest shall accrue on the nominal amount of such Note (except in the case of Zero Coupon Notes to which the provisions of Condition 6(j) shall apply) payment of which has been so withheld or refused (both before and after any judgment or other order of a court of competent jurisdiction) at the rates aforesaid from and including the date of such withholding or refusal up to and including the date on which notice is given to the relevant Noteholder (either individually or in accordance with Condition 13) that the full amount (including interest as aforesaid) in the relevant currency in respect of such Note is available for payment.

The Trustee will hold the benefit of this covenant on trust for the Noteholders, the Receiptholders and the Couponholders and itself in accordance with these presents.

(C)    Trustee's requirements regarding Paying Agents etc:

At any time after an Event of Default or a Potential Event of Default shall have occurred, the Trustee may:

(i)	by notice in writing to the Issuer, the Guarantor, the Agent and the other Paying Agents require the Agent and the other Paying Agents pursuant to the Agency Agreement:

(a)	to act thereafter as Agent and other Paying Agents respectively of the Trustee in relation to payments to be made by or on behalf of the Trustee under the terms of these presents mutatis mutandis on the terms provided in the Agency Agreement (save that the Trustee's liability under any provisions thereof for the indemnification, remuneration and payment of out-of-pocket expenses of the Agent and the other Paying Agents shall be limited to the amounts for the time being held by the Trustee on the trusts of these presents relating to the Notes of the relevant Series and the relative Receipts and Coupons and available for such purpose) and thereafter to hold all Notes, Receipts and Coupons and all sums, documents and records held by them in respect of Notes, Receipts and Coupons on behalf of the Trustee; or

(b)	to deliver up all Notes, Receipts and Coupons and all sums, documents and records held by them in respect of Notes, Receipts and Coupons, in each case held by them in their capacity as Agent or other Paying Agent, to the Trustee or as the Trustee shall direct in such notice provided that such notice shall be deemed not to apply to any documents or records which the Agent or other Paying Agent is obliged not to release by any law or regulation; and

(ii)	by notice in writing to the Issuer and the Guarantor require each of them to make all subsequent payments in respect of the Notes, Receipts and Coupons to or to the order of the Trustee and not to the Agent and, with effect from the issue of any such notice to the Issuer and the Guarantor and until such notice is withdrawn, proviso (i) to sub-clause (B) of this Clause shall cease to have effect.

(D)	If the Floating Rate Notes or Index Linked Interest Notes of any Series become immediately due and repayable under Condition 9 the rate and/or amount of interest payable in respect of them will be calculated at the same intervals as if such Notes had not become due and repayable, the first of which will commence on the expiry of the Interest Period during which the Notes of the relevant Series become so due and repayable mutatis mutandis in accordance with the provisions of Condition 9 except that the rates of interest need not be published.

(E)	Currency of payments:

All payments in respect of, under and in connection with these presents and the Notes of any Series to the relevant Noteholders, Receiptholders and Couponholders shall be made in the relevant currency.

(F)	Further Notes:

The Issuer shall be at liberty from time to time (but subject always to the provisions of these presents) without the consent of the Noteholders, Receiptholders or Couponholders to create and issue further Notes ranking pari passu in all respects (or in all respects save for the date from which interest thereon accrues and the amount of the first payment of interest on such further Notes) and so that the same shall be consolidated and form a single series with the outstanding Notes of a particular Series.

(G)	Separate Series:

The Notes of each Series shall form a separate Series of Notes and accordingly, unless for any purpose the Trustee in its absolute discretion shall otherwise determine, the provisions of this Clause and of Clauses 3 to 20 (both inclusive), 21(B) and the Third Schedule shall apply mutatis mutandis separately and independently to the Notes of each Series and in such Clauses and Schedule the expressions "Notes", "Noteholders", "Receipts", "Receiptholders", "Coupons", "Couponholders" and "Talons" and "Talonholders" shall be construed accordingly.

3.    FORMS OF THE NOTES

(A)	Global Notes:

(i)	THE Notes of each Tranche will initially be represented by either:

(a)	a single Temporary Global Note which shall be exchangeable for either Definitive Notes together with, where applicable, Receipts and (except in the case of Zero Coupon Notes) Coupons and, where applicable, Talons attached or a Permanent Global Note, in each case in accordance with the provisions of such Temporary Global Note. Each Permanent Global Note shall be exchangeable for Definitive Notes together with, where applicable, Receipts and (except in the case of Zero Coupon Notes) Coupons and, where applicable, Talons attached, in accordance with the provisions of such Permanent Global Note; or

(b)	(in case the Notes in a tranche have a maturity date of 183 days or less from their issue date and face or principal amount in excess of U.S.$500,000 and only in this case), a single Permanent Global Note which shall be exchangeable for Definitive Notes together with, where applicable, Receipts and (except in the case of Zero Coupon Notes) Coupons and, where applicable, Talons attached in accordance with provisions of such Permanent Global Note.

All Global Notes shall be prepared, completed and delivered to a common depositary for Euroclear and Clearstream, Luxembourg in accordance with the provisions of the Programme Agreement or to another appropriate depositary in accordance with any other agreement between the Issuer and the relevant Dealer(s) and, in each case, the Agency Agreement.

(ii)	Each Temporary Global Note shall be printed or typed in the form or substantially in the form set out in Part I of the Second Schedule and may be a facsimile. Each Temporary Global Note shall have annexed thereto a copy of the applicable Pricing Supplement and shall be signed manually or in facsimile by a person duly authorised by the Issuer on behalf of the Issuer and shall be authenticated by or on behalf of the Agent. Each Temporary Global Note so executed and authenticated shall be a binding and valid obligation of the Issuer and title thereto shall pass by delivery.

(iii)	Each Permanent Global Note shall be printed or typed in the form or substantially in the form set out in Part II of the Second Schedule and may be a facsimile. Each Permanent Global Note shall have annexed thereto a copy of the applicable Pricing Supplement and shall be signed manually or in facsimile by a person duly authorised by the Issuer on behalf of the Issuer and shall be authenticated by or on behalf of the Agent. Each Permanent Global Note so executed and authenticated shall be a binding and valid obligation of the Issuer and title thereto shall pass by delivery.

(B)	Definitive Notes:

(i)	The Definitive Notes, the Receipts, the Coupons and the Talons shall be payable to bearer in the respective forms or substantially in the respective forms set out in Parts III, IV, V and VI, respectively, of the Second Schedule. The Definitive Notes, the Receipts, the Coupons and the Talons shall be serially numbered and, if listed or quoted, shall be security printed in accordance with the requirements (if any) from time to time of the relevant Stock Exchange and the relevant Conditions shall be incorporated by reference (where applicable to these presents) into such Definitive Notes if permitted by the relevant Stock Exchange (if any), or, if not so permitted, the Definitive Notes shall be endorsed with or have attached thereto the relevant Conditions, and, in either such case, the Definitive Notes shall have endorsed thereon or attached thereto a copy of the applicable Pricing Supplement (or the relevant provisions thereof). Title to the Definitive Notes, the Receipts, the Coupons and the Talons shall pass by delivery.

(ii)	The Definitive Notes, the Receipts, the Coupons and the Talons shall be signed manually or in facsimile by two Directors of the Issuer or two duly authorised officers of the Issuer on behalf of the Issuer and, in the case of Definitive Notes, shall be authenticated by or on behalf of the Agent. The Definitive Notes, the Receipts, the Coupons and the Talons so executed and, in the case of Definitive Notes, authenticated shall be binding and valid obligations of the Issuer. No Definitive Note and none of the Receipts, Coupons or Talons appertaining to such Definitive Note shall be binding or valid until such Definitive Notes, Receipts, Coupons or Talons shall have been executed and, in the case of Definitive Notes, authenticated as aforesaid.

(C)	Facsimile signatures:

The Issuer may use the facsimile signature of any person who at the date such signature is affixed to a Global Note, Definitive Note, Receipt, Coupon or Talon is duly authorised by the Issuer or is a Director of the Issuer notwithstanding that at the time of issue of such Note he may have ceased for any reason to be so authorised or to hold such office.

(D)	Persons to be treated as Noteholders:

Except as ordered by a court of competent jurisdiction or as required by law, the Issuer, the Guarantor, the Trustee, the Agent and the other Paying Agents (notwithstanding any notice to the contrary and whether or not it is overdue and notwithstanding any notation of ownership or writing thereon or notice of any previous loss or theft thereof) may (i) for the purpose of making payment thereon or on account thereof deem and treat the bearer of any Global Note, Definitive Note, Receipt, Coupon or Talon as the absolute owner thereof and of all rights thereunder free from all encumbrances, and shall not be required to obtain proof of such ownership or as to the identity of the bearer, and (ii) for all other purposes deem and treat:

(a)	the bearer of any Definitive Note, Receipt, Coupon or Talon; and

(b)	each person for the time being shown in the records of Euroclear or Clearstream, Luxembourg or such other additional or alternative clearing system approved by the Issuer, the Agent and the Trustee, as having a particular nominal amount of Notes credited to his securities account, as the absolute owner thereof free from all encumbrances and shall not be required to obtain proof of such ownership or as to the identity of the bearer of any Global Note, Definitive Note, Receipt, Coupon or Talon.

(E)	Certificates of Euroclear and Clearstream, Luxembourg:

The Trustee may call for and, except in the case of manifest error, shall be at liberty to accept and place full reliance on as sufficient evidence thereof a letter of confirmation issued on behalf of Euroclear or Clearstream, Luxembourg or any form of record made by any of them or such other evidence and/or information and/or certification as it shall, in its absolute discretion, think fit to the effect that at any particular time or throughout any particular period any particular person is, was, or will be, shown in its records as the holder of a particular nominal amount of Notes represented by a Global Note and if it does so rely, such letter of confirmation, form of record, evidence, information or certification shall be conclusive and binding on all concerned. Except in the case of manifest error as aforesaid, the Trustee shall not be liable to any person by reason of having accepted as valid or not having rejected any certificate or other document to such effect purporting to be issued by Euroclear or Clearstream, Luxembourg and subsequently found to be forged or not authentic.

4.    FEES, DUTIES AND TAXES

THE Issuer will pay any stamp and other duties and taxes payable (i) in the United Kingdom, Belgium or Luxembourg on or in connection with the execution and delivery of these presents or the constitution and original issue of the Notes, the Receipts and the Coupons and (ii) in any jurisdiction on or in connection with any action taken by or on behalf of the Trustee or (where permitted under these presents so to do) any Noteholder, Receiptholder or Couponholder to enforce the provisions of these presents.

5.    COVENANT OF COMPLIANCE

EACH of the Issuer and the Guarantor severally covenants with the Trustee that it will comply with and perform and observe all the provisions of these presents which are expressed to be binding on it. The Notes, the Receipts and the Coupons shall be held subject to the provisions contained in these presents and the Conditions shall be binding on the Issuer, the Guarantor, the Trustee, the Noteholders, the Receiptholders and the Couponholders and all persons claiming through or under them. The Trustee shall be entitled to enforce the obligations of the Issuer and the Guarantor under the Notes, the Receipts, the Coupons and the Conditions in the manner therein provided as if the same were set out and contained in this Trust Deed, which shall be read and construed as one document with the Notes, the Receipts and the Coupons. The Trustee shall hold the benefit of this covenant upon trust for itself and the Noteholders, the Receiptholders and the Couponholders according to its and their respective interests.

6.    CANCELLATION OF NOTES AND RECORDS

(A)	THE Issuer shall procure by the appointment of the Agent that all Notes issued by it (i) redeemed or (ii) purchased by or on behalf of the Issuer, the Guarantor or any other Subsidiary of the Guarantor and surrendered for cancellation or (iii) which, being mutilated or defaced, have been surrendered and replaced pursuant to Condition 10 (together in each case with all unmatured Receipts and Coupons attached thereto or delivered therewith) and, in the case of Definitive Notes, all relative Receipts and Coupons paid in accordance with the relevant Conditions or which, being mutilated or defaced, have been surrendered and replaced pursuant to Condition 10 shall forthwith be cancelled by or on behalf of the Issuer and a certificate stating:

(a)	the aggregate nominal amount of Notes which have been redeemed and the amounts paid in respect thereof and the aggregate amounts in respect of Receipts and Coupons which have been paid;

(b)	the serial numbers of such Notes in definitive form and Receipts;

(c)	the total numbers (where applicable, of each denomination) by maturity date of such Receipts and Coupons;

(d)	the aggregate amount of interest paid (and the due dates of such payments) on Global Notes;

(e)	the aggregate nominal amount of Notes (if any) which have been purchased by or on behalf of the Issuer, the Guarantor or any other Subsidiary of the Guarantor and cancelled and the serial numbers of such Notes in definitive form and the total number (where applicable, of each denomination) by maturity date of the Receipts, Coupons and Talons attached thereto or surrendered therewith;

(f)	the aggregate nominal amounts of Notes and Receipts and the aggregate amounts in respect of Coupons which have been so surrendered and replaced and the serial numbers of such Notes in definitive form and the total number (where applicable, of each denomination) by maturity date of such Coupons and Talons;

(g)	the total number (where applicable, of each denomination) by maturity date of the unmatured Coupons missing from Definitive Notes bearing interest at a fixed rate which have been redeemed or surrendered and replaced and the serial numbers of the Definitive Notes to which such missing unmatured Coupons appertained; and

(h)	the total number (where applicable, of each denomination) by maturity date of Talons which have been exchanged for further Coupons shall be given to the Trustee by or on behalf of the Issuer as soon as possible and in any event within four months after the date of such redemption, purchase, payment, exchange or replacement (as the case may be). The Trustee may accept such certificate as conclusive evidence of redemption, purchase, exchange or replacement pro tanto of the Notes or payment of interest thereon or exchange of the relative Talons respectively and of cancellation of the relative Notes and Coupons.

(B)	The Issuer shall procure (i) that the Agent shall keep a full and complete record of all Notes, Receipts, Coupons and Talons issued by it (other than serial numbers of Receipts and Coupons) and of their redemption or purchase and cancellation and of all replacement notes, receipts, coupons or talons issued in substitution for lost, stolen, mutilated, defaced or destroyed Notes, Receipts, Coupons or Talons and (ii) that such records and Coupons (if any) shall be made available to the Trustee at all reasonable times during normal business hours.

7.	STATUS OF SENIOR NOTES, STATUS AND SUBORDINATION OF DATED SUBORDINATED NOTES AND GUARANTEE

(A)	Status of Senior Notes and the relative Receipts and Coupons

IF the Notes are specified as Senior Notes in the applicable Pricing Supplement, the Notes and any relative Receipts and Coupons are direct, unconditional, unsubordinated and unsecured obligations of the Issuer and rank pari passu among themselves and (save for certain obligations required to be preferred by law) equally with all other unsecured obligations (other than subordinated obligations, if any) of the Issuer, from time to time outstanding.

(B)    Status and Subordination of Dated Subordinated Notes

(1)    Status of Dated Subordinated Notes and the relative Receipts and Coupons

If the Notes are specified as Dated Subordinated Notes in the applicable Pricing Supplement, the Notes and any relative Receipts and Coupons constitute unsecured obligations of the Issuer and rank pari passu without any preference among themselves and the claims of the Noteholders, Receiptholders and Couponholders in respect thereof will, in the event of the winding up of the Issuer, be subordinated in right of payment in the manner provided below to the claims of all Senior Creditors of the Issuer.

(2)    Subordination

(a)	In the event of the winding up of the Issuer, all amounts in respect of the Notes and the relative Receipts and Coupons paid to the Trustee by the liquidator of the Issuer in the winding up of the Issuer (including for the avoidance of doubt pursuant to Clause 20) shall be held by the Trustee upon trust;

(i)	first for payment or satisfaction of all amounts then due and unpaid under Clauses 14 and/or 15(J) to the Trustee and/or any Appointee:

(ii)	secondly for payment of claims of all Senior Creditors of the Issuer in the winding up of the Issuer to the extent that such claims are admitted to proof the winding up (not having been satisfied out of the other resources of the Issuer) excluding interest accruing after commencement of the winding up; and

(iii)	thirdly as to the balance (if any) for payment pari passu and rateably of the amounts owing on or in respect of the Notes and the relative Receipts and Coupons.

(b)	The trust secondly mentioned in paragraph (a) of this sub-clause (2) may be performed by the Trustee paying over to the liquidator for the time being in the winding up of the Issuer the amounts received by the Trustee as aforesaid (less any amounts thereof applied in the implementation of the trust first mentioned in paragraph (a) of this sub-clause (2)) on terms that such liquidator shall distribute the same accordingly and the receipt of such liquidator for the same shall be a good discharge to the Trustee for the performance by it of the trust secondly mentioned in paragraph (a) of this sub-clause (2).

(c)	The Trustee shall be entitled and it is hereby authorised to call for and to accept as conclusive evidence thereof a certificate from the liquidator for the time being of the Issuer as to:

(i)	the amount of the claims of the Senior Creditors of the Issuer referred to in paragraph (a) of this sub-clause (2); and

(ii)	the persons entitled thereto and their respective entitlements.

(d)	The perpetuity period for the purposes of the trusts mentioned in this sub-clause (2) shall be 80 years from the date of this Trust Deed.

(3)	Set-off

In relation to Dated Subordinated Notes of the Issuer subject to applicable law, no Noteholder, Receiptholder or Couponholder may exercise or claim any right of set-off in respect of any amount owed to it by the Issuer arising under or in connection with the Notes or any relative Receipts or Coupons and each Noteholder, Receiptholder and Couponholder shall, by virtue of his subscription, purchase or holding of any Dated Subordinated Note, Receipt or Coupon be deemed to have waived all such rights of set-off.

(C)    Status of Guarantee and Guarantee

(1)    Status of the Guarantee in respect of the Senior Notes

The obligations of the Guarantor under the Guarantee in respect of the Senior Notes and the relative Receipts and Coupons are direct, unconditional, unsubordinated and unsecured obligations of the Guarantor and (save for deposits and certain other obligations required to be preferred by law) rank equally with all other unsecured obligations (other than subordinated obligations, if any) of the Guarantor, from time to time outstanding.

(2)    Status of the Guarantee in respect of the Dated Subordinated Notes

The obligations of the Guarantor under the Guarantee in respect of the Dated Subordinated Notes and the relative Receipts and Coupons constitute unsecured obligations of the Guarantor and the claims of the Noteholders, the Receiptholders and the Couponholders pursuant thereto will, in the event of the winding up of the Guarantor, be subordinated in right of payment in the manner provided in this Trust Deed to the claims of all Senior Creditors of the Guarantor.

(3)    Subordination of Guarantee in respect of the Dated Subordinated Notes

(a)	In the event of the receivership or winding up of the Guarantor, all amounts in respect of the Notes and the relative Receipts and Coupons paid to the Trustee by the receiver or, as the case may be, the liquidator of the Guarantor in the winding up of the Guarantor (including for the avoidance of doubt pursuant to Clause 20) shall be held by the Trustee upon trust:

(i)	first for payment or satisfaction of all amounts then due and unpaid under Clauses 14 and/or 15(J) to the Trustee and/or any Appointee;

(ii)	secondly for payment of claims of all Senior Creditors of the Guarantor in the receivership or, as the case may be, winding up of the Guarantor to the extent that such claims are admitted to proof in the receivership or, as the case may be, winding up (not having been satisfied out of the other resources of the Guarantor) excluding interest accruing after commencement of the receivership or, as the case may be, winding up; and

(iii)	thirdly as to the balance (if any) for payment pari passu and rateably of the amounts owing on or in respect of the Notes and the relative Receipts and Coupons.

(b)	The trust secondly mentioned in paragraph (a) of this sub-clause (3) may be performed by the Trustee paying over to the receiver or, as the case may be, the liquidator for the time being in the receivership or, as the case may be, the winding up of the Guarantor the amounts received by the Trustee as aforesaid (less any amounts thereof applied in the implementation of the trust first mentioned in paragraph (a) of this sub-clause (3)) on terms that such receiver or, as the case may be, the liquidator shall distribute the same accordingly and the receipt of such receiver or, as the case may be, the liquidator for the same shall be a good discharge to the Trustee for the performance by it of the trust secondly mentioned in paragraph (a) of this sub-clause (3).

(c)	The Trustee shall be entitled and it is hereby authorised to call for and to accept as conclusive evidence thereof a certificate from the receiver or, as the case may be, the liquidator for the time being of the Guarantor as to:

(i)	the amount of the claims of the Senior Creditors of the Guarantor referred to in paragraph (a) of this sub-clause (3); and

(ii)	the persons entitled thereto and their respective obligations.

(d)	The perpetuity period for the purposes of the trusts mentioned in this sub-clause (3) shall be 80 years from the date of this Trust Deed.

(4)	Set-off

In relation to Dated Subordinated Notes guaranteed by the Guarantor, subject to applicable law, no Noteholder, Receiptholder or Couponholder may exercise or claim any rights of set-off in respect of any amount owed to it by the Guarantor arising under or in connection with the Guarantee and each Noteholder, Receiptholder and Couponholder shall, by virtue of his subscription, purchase or holding of any Dated Subordinated Note, Receipt or Coupon, be deemed to have waived all such rights of set off.

(5)	Guarantee

(i)	The Guarantor hereby irrevocably and unconditionally guarantees to the Trustee the due and punctual payment in accordance with the provisions of these presents of all amounts payable by the Issuer under or pursuant to these presents.

(ii)	If the Issuer fails for any reason whatsoever punctually to pay any amount payable by the Issuer under or pursuant to these presents, the Guarantor shall cause each and every such payment to be made as if the Guarantor instead of the Issuer were expressed to be the primary obligor in respect of such amounts under these presents and not merely as surety (but without affecting the Issuer's obligations) to the intent that the holder of the relevant Note, Receipt or Coupon or the Trustee (as the case may be) shall receive the same amounts in respect of principal, interest or such other amount as would have been receivable had such payments been made by the Issuer.

(iii)	If any payment received by the Trustee or any Noteholder or Receiptholder or Couponholder under the provisions of these presents shall (whether on the subsequent bankruptcy, insolvency or corporate reorganisation of the Guarantor or, without limitation, on any other event) be avoided or set aside for any reason, such payment shall not be considered as discharging or diminishing the liability of the Guarantor and this guarantee shall continue to apply as if such payment had at all times remained owing by the Issuer and the Guarantor shall indemnify the Trustee and the Noteholders and/or Receiptholders and/or Couponholders (as the case may be) in respect thereof PROVIDED THAT the obligations of the Guarantor under this sub-clause shall, as regards each payment made to the Trustee or any Noteholder or Receiptholder or Couponholder which is avoided or set aside, be contingent upon such payment being reimbursed to the Issuer or other persons entitled through the Issuer.

(iv)	The Guarantor hereby agrees that its obligations under this Clause shall be unconditional and that the Guarantor shall be fully liable irrespective of the validity, regularity, legality or enforceability against the Issuer of, or of any defence or counter-claim whatsoever available to the Issuer in relation to, its obligations under these presents, whether or not any action has been taken to enforce the same or any judgment obtained against the Issuer, whether or not any of the other provisions of these presents have been modified, whether or not any time, indulgence, waiver, authorisation or consent has been granted to the Issuer by or on behalf of the Noteholders or the Receiptholders or the Couponholders or the Trustee, whether or not any determination has been made by the Trustee pursuant to Clause 18(A), whether or not there have been any dealings or transactions between the Issuer, any of the Noteholders or Receiptholders or Couponholders or the Trustee, whether or not the Issuer has been dissolved, liquidated, merged, consolidated, bankrupted or has changed its status, functions, control or ownership, whether or not the Issuer has been prevented from making payment by foreign exchange provisions applicable at its place of registration or incorporation and whether or not any other circumstances have occurred which might otherwise constitute a legal or equitable discharge of or defence to a guarantor. Accordingly the validity of this guarantee shall not be affected by reason of any invalidity, irregularity, illegality or unenforceability of all or any of the obligations of the Issuer under these presents and this guarantee shall not be discharged nor shall the liability of the Guarantor under these presents be affected by any act, thing or omission or means whatever whereby its liability would not have been discharged if it had been the principal debtor.

(v)	Without prejudice to the provisions of Clause 8(A), the Trustee may determine from time to time whether or not it will enforce this guarantee which it may do without making any demand of or taking any proceedings against the Issuer and may from time to time make any arrangement or compromise with the Guarantor in relation to this guarantee which the Trustee may consider expedient in the interests of the Noteholders.

(vi)	The Guarantor waives diligence, presentment, demand of payment, filing of claims with a court in the event of dissolution, liquidation, merger or bankruptcy of the Issuer, any right to require a proceeding first against the Issuer, protest or notice with respect to these presents or the indebtedness evidenced thereby and all demands whatsoever and covenants that this guarantee shall be a continuing guarantee, shall extend to the ultimate balance of all sums payable and obligations owed by the Issuer under these presents, shall not be discharged except by complete performance of the obligations in these presents and is additional to, and not instead of, any security or other guarantee or indemnity at any time existing in favour of any person, whether from the Guarantor or otherwise.

(vii)	If any moneys shall become payable by the Guarantor under this guarantee the Guarantor shall not, so long as the same remain unpaid, without the prior written consent of the Trustee:

(a)	in respect of any amounts paid by it under this guarantee, exercise any rights of subrogation or contribution or, without limitation, any other right or remedy which may accrue to it in respect of or as a result of any such payment; or

(b)	in respect of any other moneys for the time being due to the Guarantor by the Issuer, claim payment thereof or exercise any other right or remedy;

(including in either case claiming the benefit of any security or right of set-off or, on the liquidation of the Issuer, proving in competition with the Trustee). If, notwithstanding the foregoing, upon the bankruptcy, insolvency or liquidation of the Issuer, any payment or distribution of assets of the Issuer of any kind or character, whether in cash, property or securities, shall be received by the Guarantor before payment in full of all amounts payable under these presents shall have been made to the Noteholders, the Receiptholders, the Couponholders and the Trustee, such payment or distribution shall be received by the Guarantor on trust to pay the same over immediately to the Trustee for application in or towards the payment of all sums due and unpaid under these presents in accordance with Clause 9.

8.    NON-PAYMENT

(A)	THE Trustee's rights and duties, and the rights of Noteholders, Receiptholders and Couponholders, as to the recovery of amounts owing on the Notes are set out in Condition 9.

(B)	Should the Trustee (or any Noteholder, Receiptholder or Couponholder where entitled under these presents so to do) take any legal proceedings against the Issuer and/or the Guarantor:

(a)	proof therein that, as regards any specified Note, default has been made by the Issuer or, as the case may be, the Guarantor in paying any principal and/or (where the same is not paid against presentation of a Coupon) interest due to the relative Noteholder shall (unless the contrary be proved) be sufficient evidence that like default has been made as regards all other Notes in respect of which a corresponding payment is then due; and

(b)	proof therein that, as regards any specified Coupon, default has been made by the Issuer or, as the case may be, the Guarantor in paying any interest due to the relative Couponholder shall (unless the contrary be proved) be sufficient evidence that like default has been made as regards all other Coupons in respect of which a corresponding payment is then due;

and for the purposes of (a) and (b) above a payment shall be a "corresponding" payment notwithstanding that it is due in respect of a Note of a different denomination from that in respect of the above specified Note or specified Coupon.

9.    APPLICATION OF MONEYS

ALL moneys received by the Trustee under these presents shall, unless and to the extent attributable in the opinion of the Trustee to a particular Series of the Notes, be apportioned pari passu and rateably between each Series of the Notes, and all moneys received by the Trustee under these presents to the extent attributable in the opinion of the Trustee to a particular Series of the Notes or which are apportioned to such Series as aforesaid (including any moneys which represent principal or interest in respect of Notes, Receipts or Coupons which have become void under Condition 8) shall be held by the Trustee upon trust to apply them (subject to Clause 11 and, in the case of Dated Subordinated Notes only, Clauses 7(B)(2) and 7(C)(3)):

FIRST in payment or satisfaction of all amounts then due and unpaid under Clauses 14 and/or 15(J) to the Trustee and/or any Appointee;

SECONDLY in or towards payment pari passu and rateably of all principal and interest then due and unpaid in respect of the Notes of that Series;

THIRDLY in or towards payment pari passu and rateably of all principal and interest then due and unpaid in respect of the Notes of each other Series; and

FOURTHLY in payment of the balance (if any) to the Issuer or, as the case may be, the Guarantor (without prejudice to, or liability in respect of, any question as to how such payment to the Issuer or, as the case may be, the Guarantor shall be dealt with as between the Issuer or, as the case may be, the Guarantor and any other person).

Without prejudice to the provisions of this Clause, if the Trustee shall hold any moneys which represent principal or interest in respect of Notes, Receipts or Coupons which have become void under Condition 8, the Trustee shall (subject to payment, or provision for the payment or satisfaction, of all amounts then due and unpaid under Clauses 14 and/or 15(J) to the Trustee and/or any Appointee) pay the same to the Issuer or, as the case may be, the Guarantor.

10.    NOTICE OF PAYMENTS

THE Trustee shall give notice to the relevant Noteholders in accordance with Condition 13 of the day fixed for any payment to them under Clause 9. Such payment may be made in accordance with Condition 5 and any payment so made shall be a good discharge to the Trustee.

11.    INVESTMENT BY TRUSTEE

(A)	IF the amount of the moneys at any time available for the payment of principal and interest in respect of the Notes issued by the Issuer under Clause 9 shall be less than 10 per cent. of the nominal amount of the Notes issued by the Issuer then outstanding the Trustee may at its discretion invest such moneys in some or one of the investments authorised below. The Trustee at its discretion may vary such investments and may accumulate such investments and the resulting income until the accumulations, together with any other funds for the time being under the control of the Trustee and available for such purpose, amount to at least 10 per cent. of the nominal amount of the Notes issued by the Issuer then outstanding and then such accumulations and funds shall be applied under Clause 9.

(B)	Any moneys which under the trusts of these presents ought to or may be invested by the Trustee may be invested in the name or under the control of the Trustee in any investments for the time being authorised by law for the investment by trustees of trust moneys or in any other investments whether similar to the aforesaid or not which may be selected by the Trustee or by placing the same on deposit in the name or under the control of the Trustee at such bank or other financial institution and in such currency as the Trustee may think fit. If that bank or institution is the Trustee or a subsidiary, holding or associated company of the Trustee, it need only account for an amount of interest equal to the amount of interest which would, at then current rates, be payable by it on such a deposit to an independent customer. The Trustee may at any time vary any such investments for or into other investments or convert any moneys so deposited into any other currency and shall not be responsible for any loss resulting from any such investments or deposits, whether due to depreciation in value, fluctuations in exchange rates or otherwise.

12.    PARTIAL PAYMENTS

UPON any payment under Clause 9 (other than payment in full against surrender of a Note, Receipt or Coupon) the Note, Receipt or Coupon in respect of which such payment is made shall be produced to the Trustee or the Paying Agent by or through whom such payment is made and the Trustee shall or shall cause the Paying Agent to enface thereon a memorandum of the amount and the date of payment but the Trustee may in any particular case dispense with such production and enfacement upon such indemnity being given as it shall think sufficient.

13.    COVENANTS

(A)	SO long as any of the Notes or the relative Receipts or Coupons remains outstanding, each of the Issuer and the Guarantor severally covenants with the Trustee that it shall:

(i)	give or procure to be given to the Trustee such information and evidence (other than financial statements which are generally publicly available by electronic means) as it shall reasonably require and in such form as it shall reasonably require (including without limitation the procurement by the Issuer or the Guarantor (as the case may be) of all such certificates called for by the Trustee pursuant to Clause 15(C)) for the purpose of the discharge or exercise of the duties, trusts, powers, authorities and discretions vested in it under these presents or by operation of law;

(ii)	cause to be prepared and certified by the Auditors in respect of each financial accounting period financial statements in relation to the Issuer or MBNA Corporation (as the case may be) in such form as will comply with all relevant legal requirements and all requirements for the time being of the relevant Stock Exchange;

(iii)	at all times keep proper books of account and procure that the Guarantor's Subsidiaries keep proper books of account and at any time after the occurrence of an Event of Default or potential Event of Default so far as permitted by applicable law allow the Trustee and any person appointed by the Trustee to whom the Issuer or, as the case may be, the Guarantor shall have no reasonable objection free access to such books of account of the Issuer or the Guarantor at all reasonable times during normal business hours;

(iv)	so far as is permitted by applicable law, send to the Trustee (in addition to any copies to which it may be entitled as a holder of any securities of the Issuer or the Guarantor) two copies of every balance sheet, profit and loss account, report and notice of general meeting and every other document (other than financial statements which are generally publicly available by electronic means) which the Issuer or, as the case may be, the Guarantor believes to be material to the interests of the Noteholders issued or sent to its shareholders, in their capacity as such, together with any of the foregoing, and every document (other than financial statements which are generally publicly available by electronic means) which the Issuer or, as the case may be, the Guarantor believes to be material to the interests of the Noteholders issued or sent to holders of securities other than its shareholders (including the Noteholders), in their capacity as such, as soon as practicable after the issue or publication thereof in any event, not more than 180 days after issue or publication;

(v)	forthwith upon becoming aware thereof give notice in writing to the Trustee of the occurrence of any Event of Default or any Potential Event of Default;

(vi)	give to the Trustee (a) within seven days after demand by the Trustee therefor and (b) (without the necessity for any such demand) as soon as reasonably practicable after the publication of the audited financial statements of the Issuer and the unaudited financial statements of the Guarantor (as the case may be) in respect of each financial period commencing with the financial period ending on 31st December, 2002 and in any event not later than 180 days after the end of each such financial period a certificate of each of the Issuer and the Guarantor signed respectively by two Directors of the Issuer or two authorised officers of the Issuer and two Directors of the Guarantor or two authorised officers of the Guarantor to the effect that to the best of their knowledge, information and belief (aa) as at a date not more than seven days before delivering such certificate (the "certification date") there did not exist and had not existed since the certification date of the previous certificate (or in the case of the first such certificate the date hereof) any Event of Default or any Potential Event of Default (or if such exists or existed specifying the same);

(vii)	at all times execute and do all such further documents, acts and things as may be necessary at any time or times in the reasonable opinion of the Trustee to give effect to these presents;

(viii)	at all relevant times maintain an Agent, Reference Banks and other Paying Agents in accordance with the Conditions;

(ix)	procure the Agent to notify the Trustee forthwith in the event that the Agent does not, on or before the due date for any payment in respect of the Notes or any of them or any of the Receipts or the Coupons, receive unconditionally pursuant to the Agency Agreement payment of the full amount in the relevant currency of the moneys payable on such due date on all such Notes, Receipts or Coupons as the case may be;

(x)	in the event of the unconditional payment to the Agent of any sum due in respect of the Notes or any of them or any of the Receipts or the Coupons being made after the due date for payment thereof forthwith give or procure to be given notice to the relevant Holders in accordance with Condition 13 that such payment has been made;

(xi)	if the applicable Pricing Supplement indicates that the Notes are listed, use all reasonable endeavours to maintain the listing of the Notes on the relevant Stock Exchange or, if it is unable to do so having used all reasonable endeavours, use all reasonable endeavours to obtain and maintain a quotation or listing of the Notes on such other stock exchange or exchanges or securities market or markets as the Issuer and the Guarantor may (with the prior approval of the Trustee) decide and shall also upon obtaining a quotation or listing of the Notes on such other stock exchange or exchanges or securities market or markets enter into a trust deed supplemental to this Trust Deed to effect such consequential amendments to these presents as the Trustee may require or as shall be requisite to comply with the requirements of any such stock exchange or securities market;

(xii)	give notice to the Noteholders in accordance with Condition 13 of any appointment, resignation or removal of any Agent, Reference Bank or other Paying Agent (other than the appointment of the initial Agent, Reference Banks or other Paying Agents) after having obtained the prior written approval of the Trustee thereto or any change of any Paying Agent's specified office and (except as provided by the Agent Bank Agreement or the Agency Agreement or the Conditions) at least 30 days prior to such event taking effect; PROVIDED ALWAYS THAT so long as any of the Notes remains outstanding in the case of the termination of the appointment of the Agent no such termination shall take effect until a new Agent (as the case may be) has been appointed on terms previously approved in writing by the Trustee;

(xiii)	obtain the prior written approval of the Trustee to, and promptly give to the Trustee two copies of, the form of every notice given to the Noteholders in accordance with Condition 13 (such approval, unless so expressed, not to constitute approval for the purposes of section 21 of the Financial Services and Markets Act 2000 of the United Kingdom (the "FSMA") of a communication within the meaning of section 21 of the FSMA);

(xiv)	if payments of principal or interest in respect of the Notes or the relative Receipts or Coupons by the Issuer or the Guarantor shall become subject generally to the taxing jurisdiction of any territory or any authority therein or thereof having power to tax other than or in addition to the United Kingdom (in the case of the Issuer) or the United States of America (in the case of the Guarantor) or any such authority therein or thereof, immediately upon becoming aware thereof notify the Trustee of such event and (unless the Trustee otherwise agrees) enter forthwith into a trust deed supplemental to this Trust Deed appropriately modifying the provisions of Condition 7 so that such Condition shall, in substitution for (or, as the case may be, in addition to) the references therein to the United Kingdom (in the case of the Issuer) or the United States of America (in the case of the Guarantor) or any authority therein or thereof having power to tax, make reference to that other or additional territory or any authority therein or thereof having power to tax to whose taxing jurisdiction such payments shall have become subject as aforesaid;

(xv)	comply with and perform all its obligations under the Agency Agreement and use all reasonable endeavours to procure that the Agent and the Paying Agents comply with and perform all their respective obligations thereunder and that the Calculation Agent complies with and performs all its obligations under the relative calculation agency agreement and not make any amendment or modification to the Agency Agreement or the relative calculation agency agreement without the prior written approval of the Trustee;

(xvi)	in order to enable the Trustee to ascertain the nominal amount of Notes of each Series for the time being outstanding for any of the purposes referred to in the proviso to the definition of "outstanding" in Clause 1, deliver to the Trustee promptly upon, and in any event within seven days after, being so requested in writing by the Trustee a certificate in writing signed by two Directors of the Issuer or two duly authorised officers of the Issuer or two Directors of the Guarantor or two duly authorised officers of the Guarantor, as appropriate, setting out the total number and aggregate nominal amount of Notes of each Series which:

(a)	up to and including the date of such certificate have been purchased by the Issuer, the Guarantor or any other Subsidiary of the Guarantor and cancelled; and

(b)	are at the date of such certificate held by any person for the benefit of the Issuer, the Guarantor or any other Subsidiary of the Guarantor; and

(xvii)	promptly provide the Trustee with copies of all supplements and/or amendments and/or restatements of the Programme Agreement.

(B)	So long as any of the Dated Subordinated Notes or the relative Receipts or Coupons remains outstanding and if, and to the extent that, prior to making any payment pursuant to Clause 7(C)(5) or any purchase pursuant to Condition 6(h), the Guarantor is required to obtain the approval of the Board of Governors of the United States Federal Reserve System pursuant to Regulation K issued by such Board, or any successor, supplemental or replacement regulation, the Guarantor covenants with the Trustee that it shall promptly:

(a)	apply for such approval; and

(b)    use all reasonable endeavours to obtain such approval.

14.    REMUNERATION AND INDEMNIFICATION OF TRUSTEE

(A)	THE Issuer shall pay to the Trustee remuneration for its services as trustee of these presents such amount as shall be agreed from time to time between the Issuer and the Trustee. Such remuneration shall accrue from day to day and be payable (in priority to payments to Noteholders, Receiptholders and Couponholders) up to and including the date when, all the Notes having become due for redemption, the redemption moneys and interest thereon to the date of redemption have been paid to the Agent or the Trustee PROVIDED THAT if upon due presentation of any Note, Receipt or Coupon or any cheque payment of the moneys due in respect thereof is improperly withheld or refused, remuneration will commence again to accrue until payment to such Noteholder, Receiptholder or Couponholder is duly made.

(B)	In the event of the occurrence of an Event of Default or a Potential Event of Default or the Trustee considering it expedient or necessary or being requested by the Issuer or the Guarantor to undertake duties which the Trustee and the Issuer agree to be of an exceptional nature or otherwise outside the scope of the normal duties of the Trustee under these presents the Issuer shall pay to the Trustee such additional remuneration as shall be agreed between them.

(C)	The Issuer shall in addition pay to the Trustee an amount equal to the amount of any value added tax or similar tax chargeable in respect of its remuneration under these presents.

(D)	In the event of the Trustee and the Issuer failing to agree:

(1)	(in a case to which sub-clause (A) above applies) upon the amount of the remuneration; or

(2)	(in a case to which sub-clause (B) above applies) upon whether such duties shall be of an exceptional nature or otherwise outside the scope of the normal duties of the Trustee under these presents, or upon such additional remuneration, such matters shall be determined by a merchant or investment bank (acting as an expert and not as an arbitrator) selected by the Trustee and approved by the Issuer or, failing such approval, nominated (on the application of the Trustee) by the President for the time being of The Law Society of England and Wales (the expenses involved in such nomination and the fees of such merchant or investment bank being borne equally by the Issuer and the Trustee) and the determination of any such merchant or investment bank shall be final and binding upon the Trustee and the Issuer.

(E)	The Issuer shall also pay or discharge all Liabilities properly incurred by the Trustee in relation to the preparation and execution of, the exercise of its powers and the performance of its duties under, and in any other manner in relation to, these presents, including but not limited to travelling expenses and any stamp and other taxes or duties paid by the Trustee in connection with any legal proceedings brought or contemplated by or on behalf of the Trustee against the Issuer or the Guarantor for enforcing any obligation under these presents.

(F)	All amounts payable pursuant to sub-clause (E) above and/or Clause 15(J) shall be payable by the Issuer on the date specified in a written demand by the Trustee accompanied by appropriate value added tax invoices and in the case of payments actually made by the Trustee prior to such demand shall (if not paid within 10 business days after such demand and the Trustee so requires) carry interest at the rate of two per cent. per annum above the Base Rate from time to time of National Westminster Bank Plc from the date specified in such demand, and in all other cases shall (if not paid on the date specified in such demand or, if later, within 10 days after such demand and, in either case, the Trustee so requires) carry interest at such rate from the date specified in the demand. All remuneration payable to the Trustee shall carry interest at such rate from the due date therefor.

(G)	Unless otherwise specifically stated in any discharge of these presents the provisions of this Clause and Clause 15(J) shall continue in full force and effect notwithstanding such discharge.

(H)	The Trustee shall be entitled in its absolute discretion to determine in respect of which Series of Notes any Liabilities incurred under these presents have been incurred or to allocate any such Liabilities between the Notes of more than one Series.

(I)	Payments under this Clause 14 are not subordinated to any other obligations of the Issuer or Guarantor.

15.    SUPPLEMENT TO TRUSTEE ACTS

WHERE there are any inconsistencies between the Trustee Acts and the provisions of these presents, the provisions of these presents shall, to the extent allowed by law, prevail and, in the case of any such inconsistency with the Trustee Act 2000 of Great Britain, the provisions of these presents shall constitute a restriction or exclusion for the purposes of that Act. The Trustee shall have all the powers conferred upon trustees by the Trustee Acts and by way of supplement thereto it is expressly declared as follows:

(A)	The Trustee may in relation to these presents act on the advice or opinion of or any information obtained from any lawyer, valuer, accountant, surveyor, banker, broker, auctioneer or other expert appointed by the Issuer, the Guarantor or, the Trustee, or otherwise whether or not addressed to the Trustee, and shall not be responsible for any Liability occasioned by so acting.

(B)	Any such advice, opinion or information may be sent or obtained by letter, telex, telegram, facsimile transmission or cable and the Trustee shall not be liable for acting on any advice, opinion or information purporting to be conveyed by any such letter, telex, telegram, facsimile transmission or cable although the same shall contain some error or shall not be authentic except where such error or lack of authenticity is manifest.

(C)	The Trustee may call for and shall be at liberty to accept as sufficient evidence of any fact or matter or the expediency of any transaction or thing a certificate signed by any two Directors of the Issuer or any two authorised officers of the Issuer and/or by any two Directors of the Guarantor or any two authorised officers of the Guarantor, and the Trustee shall not be bound in any such case to call for further evidence or be responsible for any Liability that may be occasioned by it or any other person acting on such certificate, whether or not addressed to the Trustee.

(D)	The Trustee shall be at liberty to hold these presents and any other documents relating thereto or to deposit them in any part of the world with any custodian which the Trustee shall be at liberty to appoint under these presents which is a banker or banking company or company whose business includes undertaking the safe custody of documents or lawyer or firm of lawyers considered by the Trustee to be of good repute and the Trustee shall not be responsible for or required to insure against any Liability incurred in connection with any such holding or deposit and may pay all sums required to be paid on account of or in respect of any such deposit PROVIDED THAT the Trustee shall not be obliged to appoint a custodian of securities payable to bearer.

(E)	The Trustee shall not be responsible for the receipt or application of the proceeds of the issue of any of the Notes by the Issuer, the exchange of any Global Note for another Global Note or Definitive Notes or the delivery of any Global Note or Definitive Notes to the person(s) entitled to it or them.

(F)	The Trustee shall not be bound to give notice to any person of the execution of any documents comprised or referred to in these presents or to take any steps to ascertain whether any Event of Default or any Potential Event of Default has occurred and, until it shall have actual knowledge or express notice pursuant to these presents to the contrary, the Trustee shall be entitled to assume that no Event of Default or Potential Event of Default has occurred and that each of the Issuer and the Guarantor is observing and performing all its obligations under these presents.

(G)	Save as expressly otherwise provided in these presents, the Trustee shall have absolute and uncontrolled discretion as to the exercise or non-exercise of its trusts, powers, authorities and discretions under these presents (the exercise or non-exercise of which as between the Trustee and the Noteholders, the Receiptholders and Couponholders shall be conclusive and binding on the Noteholders, the Receiptholders and Couponholders) and shall not be responsible for any Liability which may result from their exercise or non-exercise.

(H)	The Trustee shall not be liable to any person by reason of having acted upon any Extraordinary Resolution or other resolution purporting to have been passed at any meeting of the holders of Notes of all or any Series in respect whereof minutes have been made and signed even though subsequent to its acting it may be found that there was some defect in the constitution of the meeting or the passing of the resolution, (in the case of an Extraordinary Resolution in writing) that not all such holders had signed the Extraordinary Resolution or that for any reason the resolution was not valid or binding upon such holders and the relative Receiptholders and Couponholders.

(I)	The Trustee shall not be liable to any person by reason of having accepted as valid or not having rejected any Note, Receipt or Coupon purporting to be such and subsequently found to be forged or not authentic.

(J)	Without prejudice to the right of indemnity by law given to trustees, each of the Issuer and the Guarantor shall severally indemnify the Trustee and every Appointee (being an Appointee who shall have been appointed by the Trustee after prior consultation by the Trustee with the Issuer and the Guarantor and after consideration in good faith by the Trustee of any representations made by the Issuer or the Guarantor concerning the proposed appointee except where, in the reasonable opinion of the Trustee, such consultation and consideration was not practicable) and keep it or him indemnified against all Liabilities to which it or he may be or become subject or which may be incurred by it or him in the execution or purported execution of any of its or his trusts, powers, authorities and discretions under these presents or its or his functions under any such appointment or in respect of any other matter or thing done or omitted in any way relating to these presents or any such appointment.

(K)	Any consent or approval given by the Trustee for the purposes of these presents may be given on such terms and subject to such conditions (if any) as the Trustee thinks fit and notwithstanding anything to the contrary in these presents may be given retrospectively.

(L)	The Trustee shall not (unless and to the extent ordered so to do by a court of competent jurisdiction) be required to disclose to any Noteholder, Receiptholder or Couponholder any information (including, without limitation, information of a confidential, financial or price sensitive nature) made available to the Trustee by the Issuer, the Guarantor or any other person in connection with the trusts of these presents and no Noteholder, Receiptholder or Couponholder shall be entitled to take any action to obtain from the Trustee any such information.

(M)	Where it is necessary or desirable for any purpose in connection with these presents to convert any sum from one currency to another it shall (unless otherwise provided by these presents or required by law) be converted at such rate or rates, in accordance with such method and as at such date for the determination of such rate of exchange, as may be agreed by the Trustee in consultation (if practicable) with the Issuer and any rate, method and date so agreed shall be binding on the Issuer, the Guarantor, the Noteholders, the Receiptholders and the Couponholders.

(N)	The Trustee as between itself and the Noteholders, the Receiptholders and the Couponholders may determine all questions and doubts arising in relation to any of the provisions of these presents. Every such determination, whether or not relating in whole or in part to the acts or proceedings of the Trustee, shall be conclusive and shall bind the Trustee and the Noteholders, the Receiptholders and the Couponholders.

(O)	In connection with the exercise by it of any of its trusts, powers, authorities or discretions under these presents (including, without limitation, any modification, waiver, authorisation or determination), the Trustee shall have regard to the interests of the Noteholders as a class and, in particular but without limitation, shall not have regard to the consequences of the exercise of its trusts, powers, authorities and discretions for individual Noteholders, Receiptholders or Couponholders resulting from their being for any purpose domiciled or resident in, or otherwise connected with, or subject to the jurisdiction of, any particular territory and the Trustee shall not be entitled to require, nor shall any Noteholder, Receiptholder or Couponholder be entitled to claim, from the Issuer, the Guarantor or any other person any indemnification or payment in respect of any tax consequence of any such exercise upon individual Noteholders, the Receiptholders or Couponholders except to the extent already provided for in Condition 7 and/or any undertaking given in addition thereto or in substitution therefor under these presents.

(P)	Any trustee of these presents being a lawyer, accountant, broker or other person engaged in any profession or business shall be entitled to charge and be paid all usual professional and other charges for business properly transacted and acts properly done by him or his firm in connection with the trusts of these presents and also his reasonable charges in addition to disbursements for all other work and business done and all time properly spent by him or his firm in connection with matters arising in connection with these presents.

(Q)	The Trustee may (after prior consultation with the Issuer and the Guarantor and after consideration in good faith of any representations made by the Issuer or the Guarantor concerning the proposed appointee except where, in the opinion of the Trustee, such consultation and consideration is not practicable) whenever it thinks fit delegate by power of attorney or otherwise to any person or persons or fluctuating body of persons (whether being a joint trustee of these presents or not) all or any of its trusts, powers, authorities and discretions vested in the Trustee by these presents. Such delegation may be made upon such terms (including power to sub-delegate) and subject to such conditions and regulations as the Trustee may in the interests of the Noteholders think fit. The Trustee shall, provided that it shall have exercised reasonable care in the selection of any such delegate or sub-delegate, not be under any obligation to supervise the proceedings or acts of any such delegate or sub-delegate or be in any way responsible for any Liability incurred by reason of any misconduct or default on the part of any such delegate or sub-delegate. The Trustee shall within a reasonable time after any such delegation or any renewal, extension or termination thereof give notice thereof to the Issuer.

(R)	The Trustee may (after prior consultation with the Issuer and the Guarantor and after consideration in good faith of any representations made by the Issuer or the Guarantor concerning the proposed appointee except where, in the opinion of the Trustee, such consultation and consideration is not practicable) in the conduct of the trusts of these presents instead of acting personally employ and pay an agent (whether being a lawyer, nominee or other professional person) to transact or conduct, or concur in transacting or conducting, any business and to do, or concur in doing, all acts required to be done in connection with these presents (including the receipt and payment of money). The Trustee shall, provided that it shall have exercised reasonable care in the selection of any such agent or any custodian, not be in any way responsible for any Liability incurred by reason of any misconduct or default on the part of any such agent or any custodian or be bound to supervise the proceedings or acts of any such agent or any custodian.

(S)	The Trustee may (after prior consultation with the Issuer and the Guarantor and after consideration in good faith of any representations made by the Issuer or the Guarantor concerning the proposed appointee except where, in the opinion of the Trustee, such consultation and consideration is not practicable) appoint and pay any person to act as a custodian or nominee on any terms in relation to such assets of the trusts constituted by these presents as the Trustee may determine, including for the purpose of depositing with a custodian these presents or any document relating to the trusts constituted by these presents and the Trustee shall not be responsible for any Liability incurred by reason of the misconduct, omission or default on the part of any person appointed by it hereunder or to be bound to supervise the proceedings or acts of such person; the Trustee is not obliged to appoint a custodian if the Trustee invests in securities payable to bearer.

(T)	The Trustee shall not be responsible for the execution, delivery, legality, effectiveness, adequacy, genuineness, validity, enforceability or admissibility in evidence of these presents or any other document relating or expressed to be supplemental thereto and shall not be liable for any failure to obtain any licence, consent or other authority for the execution, delivery, legality, effectiveness, adequacy, genuineness, validity, performance, enforceability or admissibility in evidence of these presents or any other document relating or expressed to be supplemental thereto.

(U)	The Trustee shall not be responsible to any person for failing to request, require or receive any legal opinion relating to any Notes or for checking or commenting upon the content of any such legal opinion.

(V)	The Trustee shall not be concerned, and need not enquire, as to whether or not any Notes are issued in breach of the Programme Limit.

(W)	The Trustee shall not be obliged to take any action under this Trust Deed unless indemnified to its satisfaction.

(X)	In relation to any asset held by it under this Trust Deed, the Trustee may appoint as its nominee any banker or banking company or company whose business includes the provision of nominee services believed by the Trustee to be of good repute.

16.    TRUSTEE'S LIABILITY

NOTHING in these presents shall in any case in which the Trustee has failed to show the degree of care and diligence required of it as trustee having regard to the provisions of these presents conferring on it any trusts, powers, authorities or discretions exempt the Trustee from or indemnify it against any liability for breach of trust or any liability which by virtue of any rule of law would otherwise attach to it in respect of any negligence, default or breach of duty of which it may be guilty in relation to its duties under these presents.

17.    TRUSTEE CONTRACTING WITH THE ISSUER AND THE GUARANTOR

NEITHER the Trustee nor any director or officer or holding company, subsidiary or associated company of a corporation acting as a trustee under these presents shall by reason of its or his fiduciary position be in any way precluded from:

(i)	entering into or being interested in any contract or financial or other transaction or arrangement with the Issuer or the Guarantor or any person or body corporate associated with the Issuer or the Guarantor (including without limitation any contract, transaction or arrangement of a banking or insurance nature or any contract, transaction or arrangement in relation to the making of loans or the provision of financial facilities or financial advice to, or the purchase, placing or underwriting of or the subscribing or procuring subscriptions for or otherwise acquiring, holding or dealing with, or acting as paying agent in respect of, the Notes or any other notes, bonds, stocks, shares, debenture stock, debentures or other securities of, the Issuer or the Guarantor or any person or body corporate associated as aforesaid); or

(ii)	accepting or holding the trusteeship of any other trust deed constituting or securing any other securities issued by or relating to the Issuer or the Guarantor or any such person or body corporate so associated or any other office of profit under the Issuer or the Guarantor or any such person or body corporate so associated, and shall be entitled to exercise and enforce its rights, comply with its obligations and perform its duties under or in relation to any such contract, transaction or arrangement as is referred to in (i) above or, as the case may be, any such trusteeship or office of profit as is referred to in (ii) above without regard to the interests of the Noteholders and notwithstanding that the same may be contrary or prejudicial to the interests of the Noteholders and shall not be responsible for any Liability occasioned to the Noteholders thereby and shall be entitled to retain and shall not be in any way liable to account for any profit made or share of brokerage or commission or remuneration or other amount or benefit received thereby or in connection therewith.

Where any holding company, subsidiary or associated company of the Trustee or any director or officer of the Trustee acting other than in his capacity as such a director or officer has any information, the Trustee shall not thereby be deemed also to have knowledge of such information and, unless it shall have actual knowledge of such information, shall not be responsible for any loss suffered by Noteholders resulting from the Trustee's failing to take such information into account in acting or refraining from acting under or in relation to these presents.

18.    WAIVER, AUTHORISATION AND DETERMINATION

(A)	THE Trustee may without the consent or sanction of the Noteholders, the Receiptholders or the Couponholders and without prejudice to its rights in respect of any subsequent breach, Event of Default or Potential Event of Default from time to time and at any time but only if and in so far as in its opinion the interests of the Noteholders shall not be materially prejudiced thereby waive or authorise any breach or proposed breach by the Issuer or the Guarantor of any of the covenants or provisions contained in these presents or determine that any Event of Default or Potential Event of Default shall not be treated as such for the purposes of these presents PROVIDED ALWAYS THAT the Trustee shall not exercise any powers conferred on it by this Clause in contravention of any express direction given by Extraordinary Resolution or by a request under Condition 9 but so that no such direction or request shall affect any waiver, authorisation or determination previously given or made. Any such waiver, authorisation or determination may be given or made on such terms and subject to such conditions (if any) as the Trustee may determine, shall be binding on the Noteholders, the Receiptholders and the Couponholders and, if, but only if, the Trustee shall so require, shall be notified by the Issuer to the Noteholders in accordance with Condition 13 as soon as practicable thereafter.

MODIFICATION

(B)	The Trustee may without the consent or sanction of the Noteholders, the Receiptholders or the Couponholders at any time and from time to time concur with the Issuer in making any modification (i) to these presents which in the opinion of the Trustee it may be proper to make PROVIDED THAT the Trustee is of the opinion that such modification will not be materially prejudicial to the interests of the Noteholders or (ii) to these presents if in the opinion of the Trustee such modification is of a formal, minor or technical nature or to correct a manifest error. Any such modification may be made on such terms and subject to such conditions (if any) as the Trustee may determine, shall be binding upon the Noteholders, the Receiptholders and the Couponholders and, unless the Trustee agrees otherwise, shall be notified by the Issuer to the Noteholders in accordance with Condition 13 as soon as practicable thereafter.

The Trustee may without the consent or sanction of the Noteholders, the Receiptholders or the Couponholders at any time and from time to time concur with the Issuer in making any modification to these presents to conform them to conventions then applicable to instruments denominated in Euro.

19.	HOLDER OF DEFINITIVE NOTE ASSUMED TO BE RECEIPTHOLDER AND COUPONHOLDER

(A)	WHEREVER in these presents the Trustee is required or entitled to exercise a power, trust, authority or discretion under these presents, except as ordered by a court of competent jurisdiction or as required by applicable law, the Trustee shall, notwithstanding that it may have express notice to the contrary, assume that each Noteholder is the holder of all Receipts and Coupons appertaining to each Definitive Note of which he is the holder.

NO NOTICE TO RECEIPTHOLDERS OR COUPONHOLDERS

(B)	Neither the Trustee nor the Issuer shall be required to give any notice to the Receiptholders or Couponholders for any purpose under these presents and the Receiptholders or Couponholders shall be deemed for all purposes to have notice of the contents of any notice given to the holders of Definitive Notes in accordance with Condition 13.

20.    CURRENCY INDEMNITY

EACH of the Issuer and the Guarantor shall severally indemnify the Trustee, every Appointee, the Noteholders, the Receiptholders and the Couponholders and keep them indemnified against:

(a)	any Liability incurred by any of them arising from the non-payment by the Issuer or the Guarantor of any amount due to the Trustee or the Noteholders, the Receiptholders or the Couponholders under these presents by reason of any variation in the rates of exchange between those used for the purposes of calculating the amount due under a judgment or order in respect thereof and those prevailing at the date of actual payment by the Issuer or the Guarantor; and

(b)	any deficiency arising or resulting from any variation in rates of exchange between (i) the date as of which the local currency equivalent of the amounts due or contingently due under these presents (other than this Clause) is calculated for the purposes of any bankruptcy, insolvency or liquidation of the Issuer or the Guarantor and (ii) the final date for ascertaining the amount of claims in such bankruptcy, insolvency or liquidation. The amount of such deficiency shall be deemed not to be reduced by any variation in rates of exchange occurring between the said final date and the date of any distribution of assets in connection with any such bankruptcy, insolvency or liquidation.

The above indemnities shall constitute obligations of the Issuer and the Guarantor separate and independent from its/their other obligations under the other provisions of these presents and shall apply irrespective of any indulgence granted by the Trustee or the Noteholders, the Receiptholders or the Couponholders from time to time and shall continue in full force and effect notwithstanding the judgment or filing of any proof or proofs in any bankruptcy, insolvency or liquidation of the Issuer or the Guarantor for a liquidated sum or sums in respect of amounts due under these presents (other than this Clause). Any such deficiency as aforesaid shall be deemed to constitute a loss suffered by the Noteholders, the Receiptholders and the Couponholders and no proof or evidence of any actual loss shall be required by the Issuer or the Guarantor or its liquidator or liquidators.

21.    NEW TRUSTEE

(A)	THE power to appoint a new trustee of these presents shall, subject as hereinafter provided, be vested in the Issuer but no person shall be appointed who shall not previously have been approved by an Extraordinary Resolution. One or more persons may hold office as trustee or trustees of these presents but such trustee or trustees shall be or include a Trust Corporation. Whenever there shall be more than two trustees of these presents the majority of such trustees shall be competent to execute and exercise all the duties, powers, trusts, authorities and discretions vested in the Trustee by these presents provided that a Trust Corporation shall be included in such majority. Any appointment of a new trustee of these presents shall as soon as practicable thereafter be notified by the Issuer to the Agent and the Noteholders.

SEPARATE AND CO-TRUSTEES

(B)	Notwithstanding the provisions of sub-clause (A) above, the Trustee may (after prior consultation with the Issuer and the Guarantor and consideration in good faith of any representation made by the Issuer or the Guarantor concerning the proposed appointee except where, in the opinion of the Trustee, such consultation or consideration is not practicable), upon giving prior notice to the Issuer and the Guarantor (but without the consent of the Issuer, the Guarantor, the Noteholders, the Receiptholders or the Couponholders), appoint any person established or resident in any jurisdiction (whether a Trust Corporation or not) to act either as a separate trustee or as a co-trustee jointly with the Trustee:

(i)	if the Trustee considers such appointment to be in the interests of the Noteholders;

(ii)	for the purposes of conforming to any legal requirements, restrictions or conditions in any jurisdiction in which any particular act or acts is or are to be performed; or

(iii)	for the purposes of obtaining a judgment in any jurisdiction or the enforcement in any jurisdiction of either a judgment already obtained or any of the provisions of these presents against the Issuer and/or the Guarantor.

Each of the Issuer and the Guarantor irrevocably appoints the Trustee to be its attorney in its name and on its behalf to execute any such instrument of appointment. Such a person shall (subject always to the provisions of these presents) have such trusts, powers, authorities and discretions (not exceeding those conferred on the Trustee by these presents) and such duties and obligations as shall be conferred or imposed by the instrument of appointment. The Trustee shall have power in like manner to remove any such person. Such reasonable remuneration as the Trustee may pay to any such person, together with any attributable Liabilities properly incurred by it in performing its function as such separate trustee or co-trustee, shall for the purposes of these presents be treated as Liabilities incurred by the Trustee.

22.    TRUSTEE'S RETIREMENT AND REMOVAL

A trustee of these presents may retire at any time on giving not less than three months' prior written notice to the Issuer without giving any reason and without being responsible for any Liabilities incurred by reason of such retirement. The Noteholders shall have the power exercisable by Extraordinary Resolution to remove any trustee or trustees for the time being of these presents. The Issuer undertakes that in the event of the only trustee of these presents which is a Trust Corporation giving notice under this Clause or being removed by Extraordinary Resolution it will use all reasonable endeavours to procure that a new trustee of these presents being a Trust Corporation is appointed as soon as reasonably practicable thereafter. The retirement or removal of any such trustee shall not become effective until a successor trustee being a Trust Corporation is appointed and, if in such circumstances, no appointment has become effective within two months of the date of such notice or Extraordinary Resolution, the Trustee shall be entitled to appoint a Trust Corporation as trustee of these presents, but no such appointment shall take effect unless previously approved by an Extraordinary Resolution.

23.    TRUSTEE'S POWERS TO BE ADDITIONAL

THE powers conferred upon the Trustee by these presents shall be in addition to any powers which may from time to time be vested in the Trustee by the general law or as a holder of any of the Notes, Receipts or Coupons.

24.    SUBSTITUTION

(A)	(1)	THE Trustee may agree, without the consent of the Noteholders, Receiptholders or Couponholders, to the substitution in place of the Issuer (or of the previous substitute under this sub-clause (A)) as the principal debtor under these presents of either (i) the Guarantor, (ii) any Successor in Business of either the Issuer or the Guarantor, (iii) any holding company of either the Issuer or the Guarantor, (iv) any other Subsidiary of the Guarantor or (v) any Subsidiary of any such Successor in Business or holding company (such substituted company being hereafter in this sub-clause (A) called the "New Issuer") provided that a trust deed is executed or some other form of undertaking is given by the New Issuer in form and manner satisfactory to the Trustee, agreeing to be bound by the provisions of these presents with any consequential amendments which the Trustee may deem appropriate as fully as if the New Issuer had been named in these presents as the principal debtor in place of the Issuer (or of the previous substitute under this sub-clause (A)) and provided further that (except where the New Issuer is the Guarantor or its Successor in Business) the Guarantor or, as the case may be, its Successor in Business unconditionally and irrevocably guarantees (in the case of Dated Subordinated Notes, on a basis equivalent to that on which the Notes are subordinated immediately prior to the substitution) all amounts payable under these presents to the satisfaction of the Trustee.

(2)    The following further conditions shall apply to (1) above:

(i)	The Issuer and the New Issuer shall comply with such other requirements as the Trustee may reasonably direct in the interests of the Noteholders;

(ii)	where the New Issuer is incorporated, domiciled or resident in, or subject generally to the taxing jurisdiction of, a territory other than or in addition to the United Kingdom or any authority therein or thereof having power to tax, Condition 7 shall be modified so that such Condition shall, in substitution for (or, as the case may be, in addition to) the references therein to the United Kingdom or any authority therein or thereof having power to tax, make reference to that other or additional territory or any authority therein or thereof having power to tax in which the New Issuer is incorporated, domiciled or resident or to whose taxing jurisdiction it is subject;

(iii)	without prejudice to the rights of reliance of the Trustee under the immediately following paragraph (iv), the Trustee is satisfied that the relevant transaction is not materially prejudicial to the interests of the Noteholders; and

(iv)	if two Directors of the New Issuer (or other officers acceptable to the Trustee) shall certify that the New Issuer is solvent at the time at which the relevant transaction is proposed to be effected (which certificate the Trustee may rely upon absolutely) the Trustee shall not be under any duty to have regard to the financial condition, profits or prospects of the New Issuer or to compare the same with those of the Issuer or the previous substitute under this sub-clause (A) as applicable.

(B)	(1)	The Trustee may agree without the consent of the Noteholders, Receiptholders or Couponholders, to the substitution in place of the Guarantor (or of the previous substitute under this sub-clause (B)) in its capacity as guarantor of such Notes of the Successor in Business of the Guarantor or a holding company of the Guarantor or of such Successor in Business (such substituted company being hereafter in this sub-clause (B) called the "New Guarantor") provided that a trust deed is executed or some other form of undertaking is given by the New Guarantor in form and manner satisfactory to the Trustee, agreeing to be bound by the provisions of these presents with any consequential amendments which the Trustee may deem appropriate as fully as if the New Guarantor had been named in these presents as the guarantor in place of the Guarantor (or of the previous substitute under this sub-clause (B)).

(2)    The following further conditions shall apply to (1) above:

(i)	The Guarantor and the New Guarantor shall comply with such other requirements as the Trustee may reasonably direct in the interests of the Noteholders;

(ii)	where the New Guarantor is incorporated, domiciled or resident in, or subject generally to the taxing jurisdiction of, a territory other than or in addition to the United States of America or any authority therein or thereof having power to tax, Condition 7 shall be modified so that such Condition shall, in substitution for (or, as the case may be, in addition to) the references therein to the United States of America or any authority therein or thereof having power to tax, make reference to that other or additional territory or any authority therein or thereof having power to tax in which the New Guarantor is incorporated, domiciled or resident or to whose taxing jurisdiction it is subject;

(iii)	without prejudice to the rights of reliance of the Trustee under the immediately following paragraph (iv), the Trustee is satisfied that the relevant transaction is not materially prejudicial to the interests of the Noteholders; and

(iv)	if two Directors of the New Guarantor (or other officers acceptable to the Trustee) shall certify that the New Guarantor is solvent at the time at which the relevant transaction is proposed to be effected (which certificate the Trustee may rely upon absolutely) the Trustee shall not be under any duty to have regard to the financial condition, profits or prospects of the New Guarantor or to compare the same with those of the Guarantor or the previous substitute under this sub-clause (B) as applicable.

(C)	Any such trust deed or undertaking shall, if so expressed, operate to release the company being substituted from all of its obligations as principal debtor or, as the case may be, as guarantor under these presents. As soon as reasonably practicable but in any event not later than 21 days after the execution of such documents and compliance with such requirements, the New Issuer or, as the case may be, the New Guarantor shall give notice thereof in a form previously approved by the Trustee to the Noteholders in the manner provided in Condition 13. Upon the execution of such documents and compliance with such requirements, the New Issuer or, as the case may be, the New Guarantor shall be deemed to be named in these presents as the principal debtor in place of the Issuer (or in place of the previous substitute under this Clause) or, as the case may be, as guarantor in place of the Guarantor under these presents and these presents shall be deemed to be modified in such manner as shall be necessary to give effect to the above provisions and, without limitation, references in these presents to the Issuer or, as the case may be, the Guarantor shall, unless the context otherwise requires, be deemed to be or include references to the New Issuer or, as the case may be, the New Guarantor.

25.    NOTICES

ANY notice or demand to the Issuer, the Guarantor or the Trustee required to be given, made or served for any purposes under these presents shall be given, made or served by sending the same by pre-paid post (first class if inland, first class airmail if overseas) or facsimile transmission or by delivering it by hand as follows:

to the Issuer:    c/o MBNA Europe Bank Ltd.
Stansfield House
Chester Business Park
Chester CH4 9QQ
United Kingdom

(Attention:     Company Secretary)
Facsimile No.     44 1244 672044

Copy to the Guarantor

to the Guarantor:    1100 North King Street
Wilmington DE 19884
United States of America

(Attention:     Treasurer)
Facsimile No.     1 302 432 6430

to the Trustee:    Winchester House
1 Great Winchester Street
London EC2N 2DB
United Kingdom

(Attention:     The Managing Director)
Telex No.     883341
Facsimile No.     44 20 7547 6732

or to such other address, or facsimile number as shall have been notified (in accordance with this Clause) to the other parties hereto and any notice or demand sent by post as aforesaid shall be deemed to have been given, made or served two business days in the case of inland post or five business days in the case of overseas post after despatch and any notice or demand sent by facsimile transmission as aforesaid shall be deemed to have been given, made or served 24 hours after the time of despatch provided that in the case of a notice or demand given by facsimile transmission such notice or demand shall forthwith be confirmed by post and telephone. The failure of the addressee to receive such confirmation shall not invalidate the relevant notice or demand given by facsimile transmission.

26.    GOVERNING LAW

THESE presents are governed by, and shall be construed in accordance with, English law.

27.    SUBMISSION TO JURISDICTION

(A)	THE Guarantor irrevocably agrees for the benefit of the Trustee, the Holders and the Couponholders that the courts of England are to have jurisdiction to settle any disputes which may arise out of or in connection with these presents and that accordingly any suit, action or proceedings arising out of or in connection with these presents (together referred to as "Proceedings") may be brought in the courts of England. The Guarantor irrevocably and unconditionally waives and agrees not to raise any objection which it may have now or subsequently to the laying of the venue of any Proceedings in the courts of England and any claim that any Proceedings have been brought in an inconvenient forum and further irrevocably and unconditionally agrees that a judgment in any Proceedings brought in the courts of England shall be conclusive and binding upon the Guarantor and may be enforced in the courts of any other jurisdiction. Nothing in this Clause shall limit any right to take Proceedings against the Guarantor in any other court of competent jurisdiction, nor shall the taking of Proceedings in one or more jurisdictions preclude the taking of Proceedings in any other jurisdiction, whether concurrently or not.

(B)	The Guarantor irrevocably and unconditionally appoints the Issuer (which appointment the Issuer hereby accepts) at its address for receipt of notices pursuant to Clause 25 as the same may modified from time to time and in the event of its ceasing so to act will appoint such other person as the Trustee may approve and as the Guarantor may nominate in writing to the Trustee for the purpose to accept service of process on its behalf in England in respect of any Proceedings. The Guarantor;

(i)	agrees to procure that, so long as any of the Notes remains liable to prescription, there shall be in force an appointment of such a person approved by the Trustee with an office in London with authority to accept service as aforesaid;

(ii)	agrees that failure by any such person to give notice of such service of process to the Guarantor shall not impair the validity of such service or of any judgment based thereon;

(iii)	consents to the service of process in respect of any Proceedings by the airmailing of copies, postage prepaid, to the Guarantor in accordance with Clause 25; and

(iv)	agrees that nothing in these presents shall affect the right to serve process in any other manner permitted by law.

28.    COUNTERPARTS

THIS Trust Deed and any trust deed supplemental hereto may be executed and delivered in any number of counterparts, all of which, taken together, shall constitute one and the same deed and any party to this Trust Deed or any trust deed supplemental hereto may enter into the same by executing and delivering a counterpart.

IN WITNESS whereof this Trust Deed has been executed as a deed by the Issuer, the Guarantor and the Trustee and delivered on the date stated on page 1.

100

THE FIRST SCHEDULE

TERMS AND CONDITIONS OF THE NOTES

The following are the Terms and Conditions of the Notes which will be incorporated by reference into each Global Note (as defined below) and each definitive Note, in the latter case only if permitted by the rules of the relevant stock exchange or other relevant authority (if any) and agreed by the Issuer and the relevant Dealer at the time of issue but, if not so permitted and agreed, such definitive Note will have endorsed thereon or attached thereto such Terms and Conditions. The applicable Pricing Supplement in relation to any Tranche of Notes may specify other terms and conditions which shall, to the extent so specified or to the extent inconsistent with the following Terms and Conditions, replace or modify the following Terms and Conditions for the purpose of such Notes. The applicable Pricing Supplement (or the relevant provisions thereof) will be endorsed upon, or attached to, each Global Note and definitive Note. Reference should be made to "Form of the Notes"; for a description of the content of Pricing Supplements which will specify which of such terms are to apply in relation to the relevant Notes.

This Note is one of a Series (as defined below) of Notes issued by MBNA Europe Funding plc (the "Issuer") constituted by a Trust Deed dated 7th May, 1999 (as modified and/or supplemented from time to time, (the “Trust Deed“)) made between the Issuer, MBNA America Bank, National Association (the “Guarantor“) and Deutsche Trustee Company Limited (formerly known as Bankers Trustee Company Limited) (the “Trustee“, which expression shall include any successor as trustee).

References herein to the “Notes“ shall be references to the Notes of this Series and shall mean:

(i)in relation to any Notes represented by a global Note (a “Global Note“), units of the lowest Specified Denomination in the Specified Currency;

(ii)    any Global Note; and

(iii)    any definitive Notes issued in exchange for a Global Note.

The Notes, the Receipts (as defined below) and the Coupons (as defined below) have the benefit of an Amended and Restated Agency Agreement (such Agency Agreement as amended and/or supplemented and/or restated from time to time, the “Agency Agreement“) dated 24th September, 2004 and made between the Issuer, the Guarantor, Deutsche Bank AG as issuing and principal paying agent and agent bank (the “Agent“, which expression shall include any successor agent), the other paying agents named therein (together with the Agent, the “Paying Agents“, which expression shall include any additional or successor paying agents) and the Trustee.

Interest bearing definitive Notes (unless otherwise indicated in the applicable Pricing Supplement) have interest coupons (“Coupons“) and, if indicated in the applicable Pricing Supplement, talons for further Coupons (“Talons“) attached on issue. Any reference herein to Coupons or coupons shall, unless the context otherwise requires, be deemed to include a reference to Talons or talons. Definitive Notes repayable in instalments have receipts (“Receipts“) for the payment of the instalments of principal (other than the final instalment) attached on issue. Global Notes do not have Receipts, Coupons or Talons attached on issue.

The Pricing Supplement for this Note (or the relevant provisions thereof) is attached to or endorsed on this Note and supplements these Terms and Conditions and may specify other terms and conditions which shall, to the extent so specified or to the extent inconsistent with these Terms and Conditions, replace or modify these Terms and Conditions for the purposes of this Note. References to the “applicable Pricing Supplement“ are to the Pricing Supplement (or the relevant provisions thereof) attached to or endorsed on this Note.

The payment of all amounts in respect of this Note have been guaranteed by the Guarantor pursuant to a guarantee contained in the Trust Deed (the “Guarantee“).

The Trustee acts for the benefit of the holders for the time being of the Notes (the “Noteholders“, which expression shall, in relation to any Notes represented by a Global Note, be construed as provided below), the holders of the Receipts (the “Receiptholders“) and the holders of the Coupons (the “Couponholders“, which expression shall, unless the context otherwise requires, include the holders of the Talons), in accordance with the provisions of the Trust Deed.

As used herein, “Tranche“ means Notes which are identical in all respects (including as to listing) and “Series“ means a Tranche of Notes together with any further Tranche or Tranches of Notes which are (i) expressed to be consolidated and form a single series and (ii) identical in all respects (including as to listing) except for their respective Issue Dates, Interest Commencement Dates and/or Issue Prices.

Copies of the Trust Deed, the Agency Agreement and the applicable Pricing Supplement are obtainable free of charge during normal business hours at the registered office for the time being of the Trustee (being at 24th September, 2004 at Winchester House, 1 Great Winchester Street, London EC2N 2DB, United Kingdom) and at the specified office of each of the Paying Agents save that, if this Note is an unlisted Note of any Series, the applicable Pricing Supplement will only be available for inspection by a Noteholder holding one or more unlisted Notes of that Series and such Noteholder must produce evidence satisfactory to the Issuer and the Trustee or, as the case may be, the relevant Paying Agent as to its holding of such Notes and identity. The Noteholders, the Receiptholders and the Couponholders are deemed to have notice of, and are entitled to the benefit of, all the provisions of the Trust Deed, the Agency Agreement and the applicable Pricing Supplement which are applicable to them. The statements in these Terms and Conditions include summaries of, and are subject to, the detailed provisions of the Trust Deed and the Agency Agreement.

Words and expressions defined in the Trust Deed or the Agency Agreement or used in the applicable Pricing Supplement shall have the same meanings where used in these Terms and Conditions unless the context otherwise requires or unless otherwise stated provided that, in the event of inconsistency between the Agency Agreement and the Trust Deed, the Trust Deed will prevail and, in the event of inconsistency between the Agency Agreement or the Trust Deed and the applicable Pricing Supplement, the applicable Pricing Supplement will prevail.

1.Form, Denomination and Title

The Notes are in bearer form and, in the case of definitive Notes, serially numbered, in the Specified Currency and the Specified Denomination(s). Notes of one Specified Denomination may not be exchanged for Notes of another Specified Denomination.

This Note is a Fixed Rate Note, a Floating Rate Note, a Zero Coupon Note, an Index Linked Interest Note, a Dual Currency Interest Note or a combination of any of the foregoing, depending upon the Interest Basis shown in the applicable Pricing Supplement.

This Note may be an Index Linked Redemption Note, an Instalment Note, a Dual Currency Redemption Note, a Partly Paid Note or a combination of any of the foregoing, depending on the Redemption/Payment Basis shown in the applicable Pricing Supplement.

This Note is a Senior Note or a Dated Subordinated Note, as indicated in the applicable Pricing Supplement.

Definitive Notes are issued with Coupons attached, unless they are Zero Coupon Notes in which case references to Coupons and Couponholders in these Terms and Conditions are not applicable.

Notes which have a maturity at issue of 183 days or less must have a minimum denomination of not less than U.S.$500,000 (determined by reference to the spot rate on the date of issuance if not denominated in U.S.$).

Subject as set out below, title to the Notes, Receipts and Coupons will pass by delivery. The Issuer, the Guarantor, the Paying Agents and the Trustee will (except as otherwise required by law) deem and treat the bearer of any Note, Receipt or Coupon as the absolute owner thereof (whether or not overdue and notwithstanding any notice of ownership or writing thereon or notice of any previous loss or theft thereof) for all purposes but, in the case of any Global Note, without prejudice to the provisions set out in the next succeeding paragraph.

For so long as any of the Notes is represented by a Global Note held on behalf of Euroclear Bank S.A./N.V., as operator of the Euroclear System (“Euroclear“) and/or Clearstream Banking, société anonyme (“Clearstream, Luxembourg“), each person (other than Euroclear or Clearstream, Luxembourg) who is for the time being shown in the records of Euroclear or of Clearstream, Luxembourg as the holder of a particular nominal amount of such Notes (in which regard any certificate or other document issued by Euroclear or Clearstream, Luxembourg as to the nominal amount of such Notes standing to the account of any person shall be conclusive and binding for all purposes save in the case of manifest error) shall be treated by the Issuer, the Guarantor, the Trustee and the Paying Agents as the holder of such nominal amount of such Notes for all purposes other than with respect to the payment of principal or interest on such nominal amount of such Notes, for which purpose the bearer of the relevant Global Note shall be treated by the Issuer, the Guarantor, the Trustee and any Paying Agent as the holder of such nominal amount of such Notes in accordance with and subject to the terms of the relevant Global Note and the expressions “Noteholder“ and “holder of Notes“ and related expressions shall be construed accordingly.

Notes which are represented by a Global Note will be transferable only in accordance with the rules and procedures of Euroclear and Clearstream, Luxembourg, as the case may be. References to Euroclear and/or Clearstream, Luxembourg shall, whenever the context so permits, be deemed to include a reference to any additional or alternative clearing system specified in the applicable Pricing Supplement or as may otherwise be approved, by the Issuer, the Agent and the Trustee.

2.Status of the Notes and the Guarantee And Subordination

(a)    Status of the Senior Notes and the relative Receipts and Coupons

If the Notes are specified as Senior Notes in the applicable Pricing Supplement, the Notes and any relative Receipts and Coupons are direct, unconditional, unsubordinated and unsecured obligations of the Issuer and rank pari passu among themselves and (save for certain obligations required to be preferred by law) equally with all other unsecured obligations (other than subordinated obligations, if any) of the Issuer, from time to time outstanding.

(b)    Guarantee

The payment of the principal and interest in respect of the Notes and the relative Receipts and Coupons and all other moneys payable by the Issuer under or pursuant to the Trust Deed has been unconditionally and irrevocably guaranteed by the Guarantor in the Trust Deed.

(c)    Status of the Guarantee in respect of the Senior Notes

The obligations of the Guarantor under the Guarantee in respect of the Senior Notes and the relative Receipts and Coupons are direct, unconditional, unsubordinated and unsecured obligations of the Guarantor and (save for deposits and certain other obligations required to be preferred by law) rank equally with all other unsecured obligations (other than subordinated obligations, if any) of the Guarantor, from time to time outstanding.

(d)    Status and Subordination of the Dated Subordinated Notes and the relative Receipts and Coupons

If the Notes are specified as Dated Subordinated Notes in the applicable Pricing Supplement, the Notes and any relative Receipts and Coupons constitute unsecured obligations of the Issuer and rank pari passu without any preference among themselves and the claims of the Noteholders, Receiptholders and Couponholders will, in the event of the winding up of the Issuer, be subordinated in right of payment in the manner provided in the Trust Deed to the claims of all Senior Creditors of the Issuer. “Senior Creditors of the Issuer“ means all unsubordinated creditors of the Issuer.

Subject to applicable law, no holder of any Dated Subordinated Note or relative Receipt or Coupon may exercise or claim any rights of set-off in respect of any amount owed to it by the Issuer arising under or in connection with the Dated Subordinated Notes or any relative Receipt or Coupon, and each holder of any Dated Subordinated Note or relative Receipt or Coupon shall, by virtue of his subscription, purchase or holding of any Dated Subordinated Note, Receipt or Coupon, be deemed to have waived all such rights of set-off.

(e)    Status of the Guarantee in respect of the Dated Subordinated Notes

The obligations of the Guarantor under the Guarantee in respect of the Dated Subordinated Notes and the relative Receipts and Coupons constitute unsecured obligations of the Guarantor and the claims of the holder of any Dated Subordinated Note or relative Receipt or Coupon pursuant thereto will, in the event of the winding up of the Guarantor, be subordinated in right of payment in the manner provided in the Trust Deed to the claims of all Senior Creditors of the Guarantor. “Senior Creditors of the Guarantor“ means all unsubordinated creditors of the Guarantor.

Subject to applicable law, no holder of any Dated Subordinated Note or relative Receipt or Coupon may exercise any rights of set-off in respect of any amount owed to it by the Guarantor arising under or in connection with the Guarantee and each holder of any Dated Subordinated Note or relative Receipt or Coupon shall, by virtue of his subscription, purchase or holding of any Dated Subordinated Note, Receipt or Coupon, be deemed to have waived all such rights of set-off.

The Guarantor may be unable to perform in whole or in part its obligation to make any payment which becomes due under the Guarantee in respect of the Dated Subordinated Notes if, prior to making such payment, the Guarantor is required to obtain, and has not obtained, the approval of the Board of Governors of the United States Federal Reserve System (the "Federal Reserve") pursuant to Regulation K issued by the Federal Reserve or any successor, supplemental or replacement regulation. The Guarantor has covenanted in the Trust Deed promptly (a) to apply for such approval and (b) to use all reasonable endeavours to obtain such approval.

Investments by the Guarantor in non-U.S. companies are subject to Regulation K. Payments under the Guarantee in respect of the Dated Subordinated Notes would result in the Guarantor having a subordinated claim against the Issuer, which would constitute an "investment" by the Guarantor in the Issuer, as the term "investment" is defined under Section 211.2(m) of Regulation K. If the Guarantor’s investment in the Issuer were to be in excess of the General Consent Provisions of Regulation K, the Guarantor would be required to provide the Federal Reserve with written notice 30 days prior to making this investment. During the 30-day notice period, the Federal Reserve may inform the Guarantor that the investment may not be made without the Federal Reserve’s specific approval. The Federal Reserve has broad discretion to grant or deny permission to make an investment. In the context of the investment in question, the primary consideration is likely to be the adequacy of the capitalisation of the Guarantor. If the Guarantor is well capitalised at the time of the investment and will remain so after the investment, it is not likely that the Federal Reserve would object to, or would require the Guarantor to obtain its specific approval prior to, making the investment.

3.Redenomination

(a)    Redenomination

Where redenomination is specified in the applicable Pricing Supplement as being applicable, the Issuer may, without the consent of the Noteholders, the Receiptholders and the Couponholders, on giving prior notice to the Agent, Euroclear and Clearstream, Luxembourg and at least 30 days’ prior notice to the Noteholders and Receiptholders in accordance with Condition 13 and to the Trustee, elect that, with effect from the Redenomination Date specified in the notice, the Notes and Receipts shall be redenominated in Euro.

The election will have effect as follows:

(i)the Notes and the Receipts shall be deemed to be redenominated in Euro in the denomination of €0.01 with a nominal amount for each Note and Receipt equal to the nominal amount of that Note or Receipt in the Specified Currency, converted into Euro at the Established Rate, provided that, if the Issuer determines, with the agreement of the Agent and the Trustee, that the then market practice in respect of the redenomination in Euro of internationally offered securities is different from the provisions specified above, such provisions shall be deemed to be amended so as to comply with such market practice and the Issuer shall promptly notify the Noteholders, the stock exchange (if any) on which the Notes or Receipts may be listed and the Paying Agents of such deemed amendments;

(ii)save to the extent that an Exchange Notice has been given in accordance with paragraph (iv) below, the amount of interest due in respect of the Notes will be calculated by reference to the aggregate nominal amount of Notes presented (or, as the case may be, in respect of which Coupons are presented) for payment by the relevant holder and the amount of such payment shall be rounded down to the nearest €0.01;

(iii)if definitive Notes are required to be issued after the Redenomination Date, they shall be issued at the expense of the Issuer in the denominations of €1,000, €10,000, €100,000 and (but only to the extent of any remaining amounts less than €1,000 or such smaller denominations as the Agent may approve) €0.01 and such other denominations as the Agent shall determine and notify to the Noteholders;

(iv)if issued prior to the Redenomination Date, all unmatured Coupons denominated in the Specified Currency (whether or not attached to the Notes) will become void with effect from the date on which the Issuer gives notice (the “Exchange Notice“) that replacement Euro-denominated Notes, Receipts and Coupons are available for exchange (provided that such securities are so available) and no payments will be made in respect of them. The payment obligations contained in any Notes and Receipts so issued will also become void on that date although those Notes and Receipts will continue to constitute valid exchange obligations of the Issuer. New Euro-denominated Notes, Receipts and Coupons will be issued in exchange for Notes, Receipts and Coupons denominated in the Specified Currency in such manner as the Agent may specify and as shall be notified to the Noteholders in the Exchange Notice. No Exchange Notice may be given less than 15 days prior to any date for payment of principal or interest on the Notes;

(v)after the Redenomination Date, all payments in respect of the Notes, Receipts and Coupons, other than payments of interest in respect of periods commencing before the Redenomination Date, will be made solely in Euro as though references in the Notes to the Specified Currency were to Euro. Payments will be made in Euro by credit or transfer to a Euro account (or any other account to which Euro may be credited or transferred) specified by the payee or, at the option of the payee, by a Euro cheque;

(vi)if the Notes are Fixed Rate Notes and interest for any period ending on or after the Redenomination Date is required to be calculated for a period ending other than on an Interest Payment Date, it will be calculated by applying the Rate of Interest to each Specified Denomination, multiplying such sum by the applicable Day Count Fraction, and rounding the resultant figure to the nearest sub-unit of the relevant Specified Currency, half of any such sub-unit being rounded upwards or otherwise in accordance with applicable market convention;

(vii)if the Notes are Floating Rate Notes, the applicable Pricing Supplement will specify any relevant changes to the provisions relating to interest; and

(viii)such other changes shall be made to this Condition and/or the Trust Deed as the Issuer may decide, after consultation with the Agent and the Trustee, and as may be specified in the notice, to conform them to conventions then applicable to instruments denominated in Euro. Any such other changes will not take effect until after they have been notified to the Noteholders in accordance with Condition 13.

(b)    Definitions

In these Terms and Conditions, the following expressions have the following meanings:

“Established Rate“ means the rate for the conversion of the Specified Currency (including compliance with rules relating to roundings in accordance with applicable European Community regulations) into Euro established by the Council of the European Union pursuant to Article 123 of the Treaty;

“Euro“ means the currency introduced at the start of the third stage of European economic and monetary union pursuant to the Treaty;

“Redenomination Date“ means (in the case of interest bearing Notes) any date for payment of interest under the Notes or (in the case of Zero Coupon Notes) any date, in each case specified by the Issuer in the notice given to the Noteholders pursuant to paragraph (a) above and which falls on or after the date on which the country of the Specified Currency first participates in the third stage of European economic and monetary union; and

“Treaty“ means the Treaty establishing the European Community, as amended.

4.Interest

(a)    Interest on Fixed Rate Notes

Each Fixed Rate Note bears interest on its outstanding nominal amount (or, if it is a Partly Paid Note, the amount paid up) from (and including) the Interest Commencement Date at the rate(s) per annum equal to the Rate(s) of Interest. Interest will be payable in arrear on the Interest Payment Date(s) in each year and on the Maturity Date if that does not fall on an Interest Payment Date.

Except as provided in the applicable Pricing Supplement, the amount of interest payable on each Interest Payment Date in respect of the Fixed Interest Period ending on (but excluding) such date will amount to the Fixed Coupon Amount. Payments of interest on any Interest Payment Date will, if so specified in the applicable Pricing Supplement, amount to the Broken Amount so specified.

As used in these Terms and Conditions, "Fixed Interest Period" means the period from (and including) an Interest Payment Date (or the Interest Commencement Date) to (but excluding) the next (or first) Interest Payment Date.

If interest is required to be calculated for a period other than a Fixed Interest Period, such interest shall be calculated by applying the Rate of Interest to each Specified Denomination, multiplying such sum by the applicable Fixed Day Count Fraction, and rounding the resultant figure to the nearest sub-unit of the relevant Specified Currency, half of any such sub-unit being rounded upwards or otherwise in accordance with applicable market convention.

In these Terms and Conditions, the following expressions have the following meanings:

“Day Count Fraction“ means:

(i)if "Actual/Actual (ISMA)" is specified in the applicable Pricing Supplement:

(A)in the case of Notes where the number of days in the relevant period from (and including) the most recent Interest Payment Date (or, if none, the Interest Commencement Date) to (but excluding) the relevant payment date (the “Accrual Period“) is equal to or shorter than the Determination Period during which the Accrual Period ends, the number of days in such Accrual Period divided by the product of (1) the number of days in such Determination Period and (2) the number of Interest Determination Dates (as specified in the applicable Pricing Supplement) that would occur in one calendar year; or

(B)in the case of Notes where the Accrual Period is longer than the Determination Period during which the Accrual Period ends, the sum of:

(1)the number of days in such Accrual Period falling in the Determination Period in which the Accrual Period begins divided by the product of (x) the number of days in such Determination Period and (y) the number of Interest Determination Dates that would occur in one calendar year; and

(2)the number of days in such Accrual Period falling in the next Determination Period divided by the product of (x) the number of days in such Determination Period and (y) the number of Interest Determination Dates that would occur in one calendar year assuming interest was to be payable in respect of the whole of that year;

(ii)if "30/360" is specified in the applicable Pricing Supplement, the number of days in the period from (and including) the most recent Interest Payment Date (or, if none, the Interest Commencement Date) to (but excluding) the relevant payment date (such number of days being calculated on the basis of 12 30-day months) divided by 360;

(iii)on such other basis as may be agreed, as specified in the applicable Pricing Supplement; and

"Determination Period" means each period from (and including) a Determination Date to (but excluding) the next Determination Date (including where either the Interest Commencement Date or the final Interest Payment Date is not a Determination Date, the period commencing on the first Determination Date prior to, and ending on, the first Determination Date falling after such date); and

“sub-unit“ means, with respect to any currency other than Euro, the lowest amount of such currency that is available as legal tender in the country of such currency and, with respect to Euro, one cent.

(b) Interest on Floating Rate Notes and Index Linked Interest Notes

(i)    Interest Payment Dates

Each Floating Rate Note and Index Linked Interest Note bears interest on its outstanding nominal amount (or, if it is a Partly Paid Note, the amount paid up) from (and including) the Interest Commencement Date and such interest will be payable in arrear on either:

(A)the Specified Interest Payment Date(s) (each an “Interest Payment Date“) in each year specified in the applicable Pricing Supplement; or

(B)if no Specified Interest Payment Date(s) is/are specified in the applicable Pricing Supplement, each date (each an “Interest Payment Date“) which falls the number of months or other period specified as the Specified Period in the applicable Pricing Supplement after the preceding Interest Payment Date or, in the case of the first Interest Payment Date, after the Interest Commencement Date.

Such interest will be payable in respect of each Interest Period (which expression shall, in these Terms and Conditions, mean the period from (and including) an Interest Payment Date (or the Interest Commencement Date) to (but excluding) the next (or first) Interest Payment Date).

If a Business Day Convention is specified in the applicable Pricing Supplement and (x) if there is no numerically corresponding day in the calendar month in which an Interest Payment Date should occur or (y) if any Interest Payment Date would otherwise fall on a day which is not a Business Day, then, if the Business Day Convention specified is:

(1)in any case where Specified Periods are specified in accordance with Condition 4(b)(i)(B) above, the Floating Rate Convention, such Interest Payment Date (i) in the case of (x) above, shall be the last day that is a Business Day in the relevant month and the provisions of (B) below shall apply mutatis mutandis or (ii) in the case of (y) above, shall be postponed to the next day which is a Business Day unless it would thereby fall into the next calendar month, in which event (A) such Interest Payment Date shall be brought forward to the immediately preceding Business Day and (B) each subsequent Interest Payment Date shall be the last Business Day in the month which falls the Specified Period after the preceding applicable Interest Payment Date occurred; or

(2)the Following Business Day Convention, such Interest Payment Date shall be postponed to the next day which is a Business Day; or

(3)the Modified Following Business Day Convention, such Interest Payment Date shall be postponed to the next day which is a Business Day unless it would thereby fall into the next calendar month, in which event such Interest Payment Date shall be brought forward to the immediately preceding Business Day; or

(4)the Preceding Business Day Convention, such Interest Payment Date shall be brought forward to the immediately preceding Business Day.

In these Terms and Conditions, “Business Day“ means a day which is both:

(A)a day on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealing in foreign exchange and foreign currency deposits) in London and any Additional Business Centre specified in the applicable Pricing Supplement; and

(B)either (1) in relation to any sum payable in a Specified Currency other than Euro a day on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealing in foreign exchange and foreign currency deposits), in the principal financial centre of the country of the relevant Specified Currency (if other than London and any Additional Business Centre and which, if the Specified Currency is Australian dollars, shall be Sydney and Melbourne or, if the Specified Currency is New Zealand dollars, shall be Auckland and Wellington) or (2) in relation to any sum payable in Euro a day on which the TARGET System is open. In these Terms and Conditions, “TARGET System“ means the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET) System.

(ii) Rate of Interest

The Rate of Interest payable from time to time in respect of Floating Rate Notes and Index Linked Interest Notes will be determined in the manner specified in the applicable Pricing Supplement.

(A)    ISDA Determination for Floating Rate Notes

Where ISDA Determination is specified in the applicable Pricing Supplement as the manner in which the Rate of Interest is to be determined, the Rate of Interest for each Interest Period will be the relevant ISDA Rate plus or minus (as indicated in the applicable Pricing Supplement) the Margin (if any). For the purposes of this sub-paragraph (A), “ISDA Rate“ for an Interest Period means a rate equal to the Floating Rate that would be determined by the Agent under an interest rate swap transaction if the Agent were acting as Calculation Agent for that swap transaction under the terms of an agreement incorporating the 2000 ISDA Definitions as published by the International Swaps and Derivatives Association Inc. and as amended and updated as at the Issue Date of the first Tranche of the Notes (the “ISDA Definitions“) and under which:

(1)    the Floating Rate Option is as specified in the applicable Pricing Supplement;

(2)    the Designated Maturity is a period specified in the applicable Pricing Supplement; and

(3)    the relevant Reset Date is either (i) if the applicable Floating Rate Option is based on the London inter-bank offered rate (“LIBOR“) or on the Euro-zone inter-bank offered rate (“EURIBOR“) for a currency, the first day of that Interest Period or (ii) in any other case, as specified in the applicable Pricing Supplement.

For the purposes of this sub-paragraph (A), “Floating Rate“, “Calculation Agent“, “Floating Rate Option’’, “Designated Maturity“ and “Reset Date’’ have the meanings given to those terms in the ISDA Definitions.

(B)    Screen Rate Determination for Floating Rate Notes

Where Screen Rate Determination is specified in the applicable Pricing Supplement as the manner in which the Rate of Interest is to be determined, the Rate of Interest for each Interest Period will, subject as provided below, be either:

(1)the offered quotation; or

(2)the arithmetic mean (rounded if necessary to the fifth decimal place, with 0.000005 being rounded upwards) of the offered quotations,

(expressed as a percentage rate per annum) for the Reference Rate (as specified in the applicable Pricing Supplement) which appears or appear, as the case may be, on the Relevant Screen Page as at 11.00 a.m. (London time, in the case of LIBOR, or Brussels time, in the case of EURIBOR) on the Interest Determination Date in question plus or minus (as indicated in the applicable Pricing Supplement) the Margin (if any), all as determined by the Agent. If five or more of such offered quotations are available on the Relevant Screen Page, the highest (or, if there is more than one such highest quotation, one only of such quotations) and the lowest (or, if there is more than one such lowest quotation, one only of such quotations) shall be disregarded by the Agent for the purpose of determining the arithmetic mean (rounded as provided above) of such offered quotations.

If the Relevant Screen Page is not available or if, in the case of paragraph (1) above, no such offered quotation appears or, in the case of paragraph (2) above, fewer than three such offered quotations appear, in each case as at the time specified in this Condition 4(b)(ii)(B) the Agent shall request each of the Reference Banks to provide the Agent with its offered quotation (expressed as a percentage rate per annum) for the Reference Rate at approximately 11.00 a.m. (London time, if the Reference Rate is LIBOR, or Brussels time, if the Reference Rate is EURIBOR) on the Interest Determination Date in question. If two or more of the Reference Banks provide the Agent with such offered quotations, the Rate of Interest for such Interest Period shall be the arithmetic mean (rounded if necessary to the fifth decimal place with 0.000005 being rounded upwards) of such offered quotations plus or minus (as appropriate) the Margin (if any), all as determined by the Agent.

If on any Interest Determination Date one only or none of the Reference Banks provides the Agent with such offered quotations as provided in the preceding paragraph, the Rate of Interest for the relevant Interest Period shall be the rate per annum which the Agent determines as being the arithmetic mean (rounded if necessary to the fifth decimal place, with 0.000005 being rounded upwards) of the rates, as communicated to (and at the request of) the Agent by the Reference Banks or any two or more of them, at which such banks were offered, at approximately 11.00 a.m. (London time, if the Reference Rate is LIBOR, or Brussels time, if the Reference Rate is EURIBOR) on the relevant Interest Determination Date, deposits in the Specified Currency for a period equal to that which would have been used for the Reference Rate by leading banks in, if the Reference Rate is LIBOR, the London inter-bank market or, if the Reference Rate is EURIBOR, the Euro-zone inter-bank market, as the case may be, plus or minus (as appropriate) the Margin (if any) or, if fewer than two of the Reference Banks provide the Agent with such offered rates, the offered rate for deposits in the Specified Currency for a period equal to that which would have been used for the Reference Rate, or the arithmetic mean (rounded as provided above) of the offered rates for deposits in the Specified Currency for a period equal to that which would have been used for the Reference Rate, at which, if the Reference Rate is LIBOR, at approximately 11.00 a.m. (London time) or, if the Reference Rate is EURIBOR, at approximately 11.00 a.m. (Brussels time), on the relevant Interest Determination Date, any one or more banks (which bank or banks is or are in the opinion of the Issuer suitable for such purpose) informs the Agent it is quoting to leading banks in, if the Reference Rate is LIBOR, the London inter-bank market or, if the Reference Rate is EURIBOR, the Euro-zone inter-bank market, as the case may be, plus or minus (as appropriate) the Margin (if any), provided that, if the Rate of Interest cannot be determined in accordance with the foregoing provisions of this paragraph, the Rate of Interest shall be determined as at the last preceding Interest Determination Date (though substituting, where a different Margin is to be applied to the relevant Interest Period from that which applied to the last preceding Interest Period, the Margin relating to the relevant Interest Period, in place of the Margin relating to that last preceding Interest Period).

If the Reference Rate from time to time in respect of Floating Rate Notes is specified in the applicable Pricing Supplement as being other than LIBOR or EURIBOR, the Rate of Interest in respect of such Notes will be determined as provided in the applicable Pricing Supplement.

In these Terms and Conditions, “Reference Banks“ means, in the case of a determination of LIBOR, the principal London office of four major banks in the London inter-bank market and, in the case of a determination of EURIBOR, the principal Euro-zone office of four major banks in the Euro-zone inter-bank market, in each case selected by the Agent or as specified in the applicable Pricing Supplement.

(iii)    Minimum Rate of Interest and/or Maximum Rate of Interest

If the applicable Pricing Supplement specifies a Minimum Rate of Interest for any Interest Period, then, in the event that the Rate of Interest in respect of such Interest Period determined in accordance with the provisions of paragraph (ii) above is less than such Minimum Rate of Interest, the Rate of Interest for such Interest Period shall be such Minimum Rate of Interest.

If the applicable Pricing Supplement specifies a Maximum Rate of Interest for any Interest Period, then, in the event that the Rate of Interest in respect of such Interest Period determined in accordance with the provisions of paragraph (ii) above is greater than such Maximum Rate of Interest, the Rate of Interest for such Interest Period shall be such Maximum Rate of Interest.

(iv)    Determination of Rate of Interest and calculation of Interest Amounts

The Agent, in the case of Floating Rate Notes, and the Calculation Agent, in the case of Index Linked Interest Notes, will at or as soon as practicable after each time at which the Rate of Interest is to be determined, determine the Rate of Interest for the relevant Interest Period. In the case of Index Linked Interest Notes, the Calculation Agent will notify the Agent of the Rate of Interest for the relevant Interest Period as soon as practicable after calculating the same.

The Agent will calculate the amount of interest (the “Interest Amount“) payable on the Floating Rate Notes or Index Linked Interest Notes in respect of each Specified Denomination for the relevant Interest Period. Each Interest Amount shall be calculated by applying the Rate of Interest to each Specified Denomination, multiplying such sum by the applicable Day Count Fraction, and rounding the resultant figure to the nearest sub-unit of the relevant Specified Currency, half of any such sub-unit being rounded upwards or otherwise in accordance with applicable market convention.

“Day Count Fraction“ means, in respect of the calculation of an amount of interest in accordance with this Condition 4(b):

(i)if "Actual/365" or "Actual/Actual (ISDA)" is specified in the applicable Pricing Supplement, the actual number of days in the Interest Period divided by 365 (or, if any portion of that Interest Period falls in a leap year, the sum of (A) the actual number of days in that portion of the Interest Period falling in a leap year divided by 366 and (B) the actual number of days in that portion of the Interest Period falling in a non-leap year divided by 365);

(ii)if "Actual/365 (Fixed)" is specified in the applicable Pricing Supplement, the actual number of days in the Interest Period divided by 365;

(iii)if "Actual/365 (Sterling)" is specified in the applicable Pricing Supplement, the actual number of days in the Interest Period divided by 365 or, in the case of an Interest Payment Date falling in a leap year, 366;

(iv)if "Actual/360" is specified in the applicable Pricing Supplement, the actual number of days in the Interest Period divided by 360;

(v)if "30/360", "360/360" or "Bond Basis" is specified in the applicable Pricing Supplement, the number of days in the Interest Period divided by 360 (the number of days to be calculated on the basis of a year of 360 days with 12 30-day months (unless (a) the last day of the Interest Period is the 31st day of a month but the first day of the Interest Period is a day other than the 30th or 31st day of a month, in which case the month that includes that last day shall not be considered to be shortened to a 30-day month, or (b) the last day of the Interest Period is the last day of the month of February, in which case the month of February shall not be considered to be lengthened to a 30-day month)); and

(vi)if "30E/360" or "Eurobond Basis" is specified in the applicable Pricing Supplement, the number of days in the Interest Period divided by 360 (the number of days to be calculated on the basis of a year of 360 days with 12 30-day months, without regard to the date of the first day or last day of the Interest Period unless, in the case of the final Interest Period, the Maturity Date is the last day of the month of February, in which case the month of February shall not be considered to be lengthened to a 30-day month).

(v)Notification of Rate of Interest and Interest Amounts

The Agent will cause the Rate of Interest and each Interest Amount for each Interest Period and the relevant Interest Payment Date to be notified to the Issuer and any stock exchange on which the relevant Floating Rate Notes or Index Linked Interest Notes are for the time being listed and notice thereof to be published in accordance with Condition 13 as soon as possible after their determination but in no event later than the fourth London Business Day thereafter. Each Interest Amount and Interest Payment Date so notified may subsequently be amended (or appropriate alternative arrangements made by way of adjustment) without prior notice in the event of an extension or shortening of the Interest Period. Any such amendment will be promptly notified to each stock exchange on which the relevant Floating Rate Notes or Index Linked Interest Notes are for the time being listed and to the Noteholders in accordance with Condition 13. For the purposes of this paragraph, the expression “London Business Day“ means a day (other than a Saturday or a Sunday) on which banks and foreign exchange markets are open for business in London.

(vi)    Determination of Calculation by Trustee

If for any reason at any relevant time the Agent or, as the case may be, the Calculation Agent defaults in its obligation to determine the Rate of Interest or the Agent defaults in its obligation to calculate any Interest Amount in accordance with sub-paragraph (ii)(A) or (B) above or as otherwise specified in the applicable Pricing Supplement, as the case may be, and in each case in accordance with paragraph (iv) above, the Trustee shall determine the Rate of Interest at such rate as, in its absolute discretion (having such regard as it shall think fit to the foregoing provisions of this Condition 4, but subject always to any Minimum or Maximum Rate of Interest specified in the applicable Pricing Supplement), it shall deem fair and reasonable in all the circumstances or, as the case may be, the Trustee shall calculate the Interest Amount(s) in such manner as it shall deem fair and reasonable in all the circumstances and each such determination or calculation shall be deemed to have been made by the Agent or the Calculation Agent, as applicable.

(vii)    Certificates to be final

All certificates, communications, opinions, determinations, calculations, quotations and decisions given, expressed, made or obtained for the purposes of the provisions of this Condition 4(b), whether by the Agent or, if applicable, the Calculation Agent or the Trustee, shall (in the absence of wilful default, bad faith or manifest error) be binding on the Issuer, the Guarantor, the Agent, the Calculation Agent (if applicable), the other Paying Agents and all Noteholders, Receiptholders and Couponholders and (in the absence as aforesaid) no liability to the Issuer, the Guarantor, the Noteholders, the Receiptholders or the Couponholders shall attach to the Agent or the Calculation Agent or the Trustee (if applicable) in connection with the exercise or non-exercise by it of its powers, duties and discretions pursuant to such provisions.

(c)    Interest on Dual Currency Interest Notes

The rate or amount of interest payable in respect of Dual Currency Interest Notes shall be determined in the manner specified in the applicable Pricing Supplement.

(d)    Interest on Partly Paid Notes

In the case of Partly Paid Notes (other than Partly Paid Notes which are Zero Coupon Notes), interest will accrue as aforesaid on the paid-up nominal amount of such Notes and otherwise as specified in the applicable Pricing Supplement.

(e)    Accrual of interest

Each Note (or in the case of the redemption of part only of a Note, that part only of such Note) will cease to bear interest (if any) from the date for its redemption unless, upon due presentation thereof, payment of principal is improperly withheld or refused. In such event, interest will continue to accrue as provided in the Trust Deed.

5.Payments

(a)    Method of payment

Subject as provided below:

(i)payments in a Specified Currency other than Euro will be made by credit or transfer to an account outside the United States in the relevant Specified Currency (which, in the case of a payment in Japanese yen to a non-resident of Japan, shall be a non-resident account) maintained by the payee with, or, at the option of the payee, by a cheque in such Specified Currency drawn on, a bank in the principal financial centre of the country of such Specified Currency (which, if the Specified Currency is Australian dollars or New Zealand dollars, shall be Melbourne or Wellington, respectively); and

(ii)payments in Euro will be made by credit or transfer to a Euro account (or any other account to which Euro may be credited or transferred) specified by the payee or, at the option of the payee, by a Euro cheque.

Payments will be subject in all cases to any fiscal or other laws and regulations applicable thereto in the place of payment, but without prejudice to the provisions of Condition 7. No payments will be made to an account located in the United States or by mail to an address in the United States.

(b)    Presentation of definitive Notes, Receipts and Coupons

Payments of principal in respect of definitive Notes will (subject as provided below) be made in the manner provided in paragraph (a) above only against presentation and surrender (or, in the case of part payment of any sum due, endorsement) of definitive Notes, and payments of interest in respect of definitive Notes will (subject as provided below) be made as aforesaid only against presentation and surrender (or, in the case of part payment of any sum due, endorsement) of Coupons, in each case at the specified office of any Paying Agent outside the United States.

Payments of instalments of principal (if any) in respect of definitive Notes, other than the final instalment, will (subject as provided below) be made in the manner provided in paragraph (a) above against presentation and surrender (or, in the case of part payment of any sum due, endorsement) of the relevant Receipt in accordance with the preceding paragraph. Payment of the final instalment will be made in the manner provided in paragraph (a) above only against presentation and surrender (or, in the case of part payment of any sum due, endorsement) of the relevant Note in accordance with the preceding paragraph. Each Receipt must be presented for payment of the relevant instalment together with the definitive Note to which it appertains. Receipts presented without the definitive Note to which they appertain do not constitute valid obligations of the Issuer. Upon the date on which any definitive Note becomes due and repayable, unmatured Receipts (if any) relating thereto (whether or not attached) shall become void and no payment shall be made in respect thereof.

Fixed Rate Notes in definitive form (other than Dual Currency Notes or Index Linked Notes or Long Maturity Notes (as defined below)) should be presented for payment together with all unmatured Coupons appertaining thereto (which expression shall for this purpose include Coupons falling to be issued on exchange of matured Talons), failing which the amount of any missing unmatured Coupon (or, in the case of payment not being made in full, the same proportion of the amount of such missing unmatured Coupon as the sum so paid bears to the sum due) will be deducted from the sum due for payment. Each amount of principal so deducted will be paid in the manner mentioned above against surrender of the relative missing Coupon at any time before the expiry of 10 years after the Relevant Date (as defined in Condition 7) in respect of such principal (whether or not such Coupon would otherwise have become void under Condition 8) or, if later, five years from the date on which such Coupons would otherwise have become due, but in no event thereafter.

Upon any Fixed Rate Note in definitive form becoming due and repayable prior to its Maturity Date, all unmatured Talons (if any) appertaining thereto will become void and no further Coupons will be issued in respect thereof.

Upon the date on which any Floating Rate Note, Dual Currency Note, Index Linked Note or Long Maturity Note in definitive form becomes due and repayable, unmatured Coupons and Talons (if any) relating thereto (whether or not attached) shall become void and no payment or, as the case may be, exchange for further Coupons shall be made in respect thereof. A "Long Maturity Note" is a Fixed Rate Note (other than a Fixed Rate Note which on issue had a Talon attached) whose nominal amount on issue is less than the aggregate interest payable thereon provided that such Note shall cease to be a Long Maturity Note on the Interest Payment Date on which the aggregate amount of interest remaining to be paid after that date is less than the nominal amount of such Note.If the due date for redemption of any definitive Note is not an Interest Payment Date, interest (if any) accrued in respect of such Note from (and including) the preceding Interest Payment Date or, as the case may be, the Interest Commencement Date shall be payable only against surrender of the relevant definitive Note.

(c)    Payments in respect of Global Notes

Payments of principal and interest (if any) in respect of Notes represented by any Global Note will (subject as provided below) be made in the manner specified above in relation to definitive Notes and otherwise in the manner specified in the relevant Global Note against presentation or surrender, as the case may be, of such Global Note at the specified office of any Paying Agent outside the United States. A record of each payment made against presentation or surrender of any Global Note, distinguishing between any payment of principal and any payment of interest, will be made on such Global Note by the Paying Agent to which it was presented and such record shall be prima facie evidence that the payment in question has been made.

(d)    General provisions applicable to payments

The holder of a Global Note shall be the only person entitled to receive payments in respect of Notes represented by such Global Note and the Issuer or, as the case may be, the Guarantor will be discharged by payment to, or to the order of, the holder of such Global Note in respect of each amount so paid. Each of the persons shown in the records of Euroclear or Clearstream, Luxembourg as the beneficial holder of a particular nominal amount of Notes represented by such Global Note must look solely to Euroclear or Clearstream, Luxembourg, as the case may be, for his share of each payment so made by the Issuer or, as the case may be, the Guarantor to, or to the order of, the holder of such Global Note.

Notwithstanding the foregoing provisions of this Condition, if any amount of principal and/or interest in respect of Notes is payable in U.S. dollars, such U.S. dollar payments of principal and/or interest in respect of such Notes will be made at the specified office of a Paying Agent in the United States if:

(i)the Issuer has appointed Paying Agents with specified offices outside the United States with the reasonable expectation that such Paying Agents would be able to make payment in U.S. dollars at such specified offices outside the United States of the full amount of principal and interest on the Notes in the manner provided above when due;

(ii)payment of the full amount of such principal and interest at all such specified offices outside the United States is illegal or effectively precluded by exchange controls or other similar restrictions on the full payment or receipt of principal and interest in U.S. dollars; and

(iii)such payment is then permitted under United States law without involving, in the opinion of the Issuer and the Guarantor, adverse tax consequences to the Issuer or the Guarantor.

(e)    Payment Day

If the date for payment of any amount in respect of any Note, Receipt or Coupon is not a Payment Day, the holder thereof shall not be entitled to payment until the next following Payment Day in the relevant place and shall not be entitled to further interest or other payment in respect of such delay. For these purposes, “Payment Day“ means any day which (subject to Condition 8) is:

(i)a day on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealing in foreign exchange and foreign currency deposits) in:

(A)    the relevant place of presentation;

(B)    London;

(C)    any Additional Financial Centre specified in the applicable Pricing Supplement; and

(ii)either (1) in relation to any sum payable in a Specified Currency other than Euro, a day on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealing in foreign exchange and foreign currency deposits) in the principal financial centre of the country of the relevant Specified Currency (if other than the place of presentation, London and any Additional Financial Centre and which if the Specified Currency is Australian dollars or New Zealand dollars shall be Melbourne or Wellington, respectively) or (2) in relation to any sum payable in Euro, a day on which the TARGET System is open.

(f)    Interpretation of principal and interest

Any reference in these Terms and Conditions to principal in respect of the Notes shall be deemed to include, as applicable:

(i)    any additional amounts which may be payable with respect to principal under Condition 7 or under any undertakings given in addition thereto or in substitution therefor pursuant to the Trust Deed;

(ii)    the Final Redemption Amount of the Notes;

(iii)    the Early Redemption Amount of the Notes;

(iv)    the Optional Redemption Amount(s) (if any) of the Notes;

(v)    in relation to Notes redeemable in instalments, the Instalment Amounts;

(vi)    in relation to Zero Coupon Notes, the Amortised Face Amount (as defined in Condition 6(e)); and

(vii)    any premium and any other amounts (other than interest) which may be payable by the Issuer under or in respect of the Notes.

Any reference in these Terms and Conditions to interest in respect of the Notes shall be deemed to include, as applicable, any additional amounts which may be payable with respect to interest under Condition 7 or under any undertakings given in addition thereto or in substitution therefor pursuant to the Trust Deed.

6.Redemption and Purchase

(a)    Redemption at maturity

Unless previously redeemed or purchased and cancelled as specified below, each Note (including each Index Linked Redemption Note and Dual Currency Redemption Note) will be redeemed by the Issuer at its Final Redemption Amount specified in, or determined in the manner specified in, the applicable Pricing Supplement in the relevant Specified Currency on the Maturity Date.

(b)    Redemption for tax reasons

The Notes may be redeemed at the option of the Issuer in whole, but not in part, at any time (if this Note is neither a Floating Rate Note, an Index Linked Interest Note nor a Dual Currency Interest Note) or on any Interest Payment Date (if this Note is either a Floating Rate Note, an Index Linked Interest Note or a Dual Currency Interest Note), on giving not less than 30 nor more than 60 days’ notice to the Trustee and the Agent and, in accordance with Condition 13, the Noteholders (which notice shall be irrevocable), if the Issuer satisfies the Trustee immediately before the giving of the notice referred to above that either:

(i)on the occasion of the next payment due under the Notes, the Issuer has or will become obliged to pay additional amounts as provided or referred to in Condition 7 or the Guarantor would be unable for reasons outside its control to procure payment by the Issuer and in making payment itself would be required to pay such additional amounts, in each case as a result of any change in, or amendment to, the laws or regulations of a Tax Jurisdiction (as defined in Condition 7) or any change in the application or official interpretation of such laws or regulations, which change or amendment becomes effective on or after the date on which agreement is reached to issue the first Tranche of the Notes; and

(ii)such obligation cannot be avoided by the Issuer or, as the case may be, the Guarantor taking reasonable measures available to it,

provided that no such notice of redemption shall be given earlier than 90 days prior to the earliest date on which the Issuer or, as the case may be, the Guarantor would be obliged to pay such additional amounts were a payment in respect of the Notes then due.

Prior to the publication of any notice of redemption pursuant to this Condition, the Issuer shall deliver to the Trustee a certificate signed by two Directors of the Issuer or two authorised officers of the Issuer or, as the case may be, two Directors of the Guarantor or two authorised officers of the Guarantor stating that the Issuer is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to the right of the Issuer so to redeem have occurred, and an opinion of independent legal advisers of recognised standing to the effect that the Issuer or, as the case may be, the Guarantor has or will become obliged to pay such additional amounts as a result of such change or amendment, and the Trustee shall be entitled to rely on such certificate and opinion in good faith without further enquiry.

Notes redeemed pursuant to this Condition 6(b) will be redeemed at their Early Redemption Amount referred to in paragraph (e) below together (if appropriate) with interest accrued to (but excluding) the date of redemption.

(c)    Redemption at the option of the Issuer (Call Option)

If Call Option is specified in the applicable Pricing Supplement, the Issuer may, having given:

(i)not less than 15 nor more than 30 days’ notice to the Noteholders in accordance with Condition 13; and

(ii)not less than 15 days before the giving of the notice referred to in (i), notice to the Trustee and the Agent;

(which notices shall be irrevocable and shall specify the date fixed for redemption), redeem all or some only of the Notes then outstanding on any Optional Redemption Date and at the Optional Redemption Amount(s) specified in, or determined in the manner specified in, the applicable Pricing Supplement together, if appropriate, with interest accrued to (but excluding) the relevant Optional Redemption Date. Any such redemption must be of a nominal amount not less than the Minimum Redemption Amount and not more than the Maximum Redemption Amount in each case as may be specified in the applicable Pricing Supplement. In the case of a partial redemption of Notes, the Notes to be redeemed (“Redeemed Notes“) will be selected individually by lot, in the case of Redeemed Notes represented by definitive Notes, and in accordance with the rules of Euroclear and/or Clearstream, Luxembourg, in the case of Redeemed Notes represented by a Global Note, not more than 30 days prior to the date fixed for redemption (such date of selection being hereinafter called the “Selection Date“). In the case of Redeemed Notes represented by definitive Notes, a list of the serial numbers of such Redeemed Notes will be published in accordance with Condition 13 not less than 15 days prior to the date fixed for redemption. The aggregate nominal amount of Redeemed Notes represented by definitive Notes shall bear the same proportion to the aggregate nominal amount of all Redeemed Notes as the aggregate nominal amount of definitive Notes outstanding bears to the aggregate nominal amount of the Notes outstanding, in each case on the Selection Date, provided that such first mentioned nominal amount shall, if necessary, be rounded downwards to the nearest integral multiple of the Specified Denomination, and the aggregate nominal amount of Redeemed Notes represented by a Global Note shall be equal to the balance of the Redeemed Notes. No exchange of the relevant Global Note will be permitted during the period from (and including) the Selection Date to (and including) the date fixed for redemption pursuant to this paragraph (c) and notice to that effect shall be given by the Issuer to the Noteholders in accordance with Condition 13 at least five days prior to the Selection Date.

(d)    Redemption at the option of the Noteholders other than holders of Dated Subordinated Notes (Put Option)

If this Note is a Senior Note and Put Option is specified in the applicable Pricing Supplement, upon the holder of this Note giving to the Issuer in accordance with Condition 13 not less than 15 nor more than 30 days’ notice the Issuer will, upon the expiry of such notice, redeem, subject to, and in accordance with, the terms specified in the applicable Pricing Supplement, such Note on the Optional Redemption Date and at the Optional Redemption Amount together, if appropriate, with interest accrued to (but excluding) the Optional Redemption Date.

To exercise the right to require redemption of this Note the holder of this Note must, if this Note is in definitive form and held outside Euroclear and Clearstream, Luxembourg, deliver, at the specified office of any Paying Agent at any time during normal business hours of such Paying Agent falling within the notice period, a duly completed and signed notice of exercise in the form (for the time being current) obtainable from any specified office of any Paying Agent (a “Put Notice“) and in which the holder must specify a bank account (or, if payment is required to be made by cheque, an address) to which payment is to be made under this Condition accompanied by this Note or evidence satisfactory to the Paying Agent concerned that this Note will, following delivery of the Put Notice, be held to its order or under its control. If this Note is represented by a Global Note or is in definitive form and held through Euroclear or Clearstream, Luxembourg, to exercise the right to require redemption of this Note the holder of this Note must, within the notice period, give notice to the Agent of such exercise in accordance with the standard procedures of Euroclear and Clearstream, Luxembourg (which may include notice being given on his instruction by Euroclear or Clearstream, Luxembourg or any common depositary for them to the Agent by electronic means) in a form acceptable to Euroclear and Clearstream, Luxembourg from time to time and, if this Note is represented by a Global Note, at the same time present or procure the presentation of the relevant Global Note to the Agent for notation accordingly.

(e)    Early Redemption Amounts

For the purpose of paragraph (b) above and Condition 9, each Note will be redeemed at its Early Redemption Amount calculated as follows:

(i)in the case of a Note other than a Zero Coupon Note (but including an Instalment Note and Partly Paid Note), at the amount specified in, or determined in the manner specified in, the applicable Pricing Supplement or, if no such amount or manner is so specified in the applicable Pricing Supplement, at its nominal amount; or

(ii)in the case of a Zero Coupon Note, at an amount (the “Amortised Face Amount“) calculated in accordance with the following formula:

Early Redemption Amount = RP X (1 + AY)y

where:

“RP’’ means the Reference Price; and

“AY’’ means the Accrual Yield expressed as a decimal; and

“Y’’ is a fraction, the numerator of which is equal to the number of days (calculated on the basis of a 360-day year consisting of 12 months of 30 days each) from (and including) the Issue Date of the first Tranche of the Notes to (but excluding) the date fixed for redemption or (as the case may be) the date upon which such Notes become due and repayable and the denominator of which is 360, or on such other calculation basis as may be specified in the applicable Pricing Supplement.

(f)    Instalments

Instalment Notes will be redeemed in the Instalment Amounts and on the Instalment Dates. In the case of early redemption, the Early Redemption Amount will be determined pursuant to paragraph (e) above.

(g)    Partly Paid Notes

Partly Paid Notes will be redeemed, whether at maturity, early redemption or otherwise, in accordance with the provisions of this Condition and the applicable Pricing Supplement.

(h)    Purchases

The Issuer, the Guarantor or any other Subsidiary (as defined below) of the Guarantor may at any time purchase Notes (provided that, in the case of definitive Notes, all unmatured Receipts, Coupons and Talons appertaining thereto are purchased therewith) at any price in the open market or otherwise.

(i)    Cancellation

All Notes which are redeemed will forthwith be cancelled (together with all unmatured Receipts, Coupons and Talons attached thereto or surrendered therewith at the time of redemption). All Notes so cancelled (together with all unmatured Receipts, Coupons and Talons cancelled therewith) shall be forwarded to the Agent and cannot be reissued or resold.

(j)    Late payment on Zero Coupon Notes

If the amount payable in respect of any Zero Coupon Note upon redemption of such Zero Coupon Note pursuant to paragraph (a), (b), (c) or (d) above or upon its becoming due and repayable as provided in Condition 9 is improperly withheld or refused, the amount due and repayable in respect of such Zero Coupon Note shall be the amount calculated as provided in paragraph (e)(iii) above as though the references therein to the date fixed for the redemption or the date upon which such Zero Coupon Note becomes due and payable were replaced by references to the date which is the earlier of:

(i)the date on which all amounts due in respect of such Zero Coupon Note have been paid; and

(ii)five days after the date on which the full amount of the moneys payable in respect of such Zero Coupon Notes has been received by the Agent or the Trustee and notice to that effect has been given to the Noteholders in accordance with Condition 13.

7.Taxation

(a)Payments without Withholding or Deduction

All payments of principal and interest in respect of the Notes, Receipts and Coupons by the Issuer or the Guarantor will be made without withholding or deduction for or on account of any present or future taxes or duties of whatever nature imposed or levied by or on behalf of any Tax Jurisdiction unless such withholding or deduction is required by law. In such event, the Issuer or, as the case may be, the Guarantor will pay such additional amounts as shall be necessary in order that the net amounts received by the holders of the Notes, Receipts or Coupons after such withholding or deduction shall equal the respective amounts of principal and interest which would otherwise have been receivable in respect of the Notes, Receipts or Coupons, as the case may be, in the absence of such withholding or deduction.

(b)Exceptions Relating to United Kingdom Taxes

The obligation of the Issuer and the Guarantor (if the Guarantor is required to make payments under the Guarantee) in Condition 7(a) hereof to pay additional amounts in respect of taxes imposed, levied, collected, withheld or assessed by or within the United Kingdom or any taxing authority thereof or therein shall not apply as a result of withholding or deduction on account of any Note, Receipt or Coupon presented or surrendered:

(i)by or on behalf of a holder who (a) would be able to avoid such withholding or deduction by satisfying any statutory requirements or by making a declaration of non-residence or any other claim for exemption to the relevant tax authority (but fails to do so) or (b) is liable for such taxes or duties in respect of such Note, Receipt or Coupon by reason of his having some present or former connection with the United Kingdom other than the mere holding of such Note, Receipt or Coupon; or

(ii)more than 30 days after the Relevant Date (as defined below) except to the extent that the holder thereof would have been entitled to an additional amount on presenting the same for payment on such thirtieth day assuming that day to have been a Payment Day (as defined in Condition 5(e)); or

(iii)where such withholding or deduction is imposed on a payment to an individual and is required to be made pursuant to European Council Directive 2003/48/EC or any other Directive implementing the conclusions of the ECOFIN Council meeting of 26th-27th November, 2000 on the taxation of savings income or any law implementing or complying with, or introduced in order to conform to, such Directive; or

(iv)for payment by or on behalf of a holder who would be able to avoid such withholding or deduction by presenting the relevant Note, Receipt or Coupon to another Paying Agent in a Member State of the European Union.

(c)Exceptions Relating to United States Taxes

The obligation of the Issuer and the Guarantor (if the Guarantor is required to make payments under the Guarantee) in Condition 7(a) hereof to pay additional amounts in respect of taxes imposed, levied, collected, withheld or assessed by or within the United States of America or any taxing authority thereof or therein shall not apply as a result of withholding or deduction on account of one or more of the following:

(i)any tax, duty, assessment or other governmental charge which would not have been imposed but for (A) the existence of any present or former connection between the holder of the Note (or between a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of power over, such holder, if such holder is an estate, a trust, a partnership or a corporation) and the United States of America, including, without limitation, such holder (or such fiduciary, settlor, beneficiary, member or shareholder or possessor) being or having been present therein, being or having been a citizen or resident thereof, being or having been engaged in a trade or business therein or having or having had a permanent establishment therein or (B) the failure by such holder to comply with any certification, identification, or information reporting requirements under the income tax laws and regulations of the United States of America, without regard to any tax treaty, or any political subdivision or taxing authority thereof or therein to establish entitlement to an exemption from withholding as a non-resident of the United States of America; or

(ii)any tax, duty, assessment or other governmental charge which would not have been so imposed but for the presentation or surrender by the holder of the Note, Receipt or Coupon for payment on a date more than 30 days after the Relevant Date (as defined below) except to the extent that the holder thereof would have been entitled to an additional amount on presenting the same for payment on such thirtieth day assuming that day to have been a Payment Day (as defined in Condition 5(e)); or

(iii)in the case of any estate, inheritance, gift, sales, transfer, excise, personal property or similar tax, assessment or other governmental charge; or

(iv)any tax, assessment or other governmental charge imposed by reason of such Noteholder’s past or present status as a passive foreign investment company, a controlled foreign corporation, a personal holding company or foreign personal holding company with respect to the United States, as a private foundation or other tax exempt organisation for United States federal income tax purposes, or as a corporation which accumulates earnings to avoid United States federal income tax; or

(v)any tax, assessment or other governmental charge which is payable otherwise than by withholding from payment of principal of, or interest on, such Note, receipt or coupon; or

(vi)any tax, assessment or other governmental charge required to be withheld by any Paying Agent from any payment of principal of, or interest on, any Note, receipt or coupon if such payment can be made without withholding by any other Paying Agent; or

(vii)any tax assessment or other governmental charge imposed on interest received by a holder or beneficial owner of a Note, receipt or coupon that is a 10 per cent. shareholder (as defined in Section 871(h)(3)(B) of the United States Internal Revenue Code of 1986, as amended (the “Code“), and the regulations that may be promulgated thereunder) of the Guarantor.

No additional amounts shall be paid to any United States Alien (as defined below) who is a fiduciary or partnership or other than the sole beneficial owner of such Note, receipt or coupon appertaining thereto to the extent that a beneficiary or settlor with respect to such fiduciary, or a member of such partnership or a beneficial owner thereof would not have been entitled to the payment of such additional amounts had such beneficiary, settlor, member or beneficial owner been the holder of the Note, receipt of any coupon appertaining thereto.

As used herein:

(A)    “United States Alien“ means any person who, for United States federal income tax purposes, is a foreign corporation, a non-resident alien individual, a non-resident alien fiduciary of a foreign estate or trust, or foreign partnership one or more of the members of which is, for United States federal income tax purposes, a foreign corporation, a non-resident alien individual or a non-resident alien fiduciary of a foreign estate or trust;

(B)    the “Relevant Date’’ means the date on which such payment first becomes due, except that, if the full amount of the moneys payable has not been duly received by the Agent or the Trustee on or prior to such due date, it means the date on which, the full amount of such moneys having been so received, notice to that effect is duly given to the Noteholders in accordance with Condition 13; and

(C)    “Tax Jurisdiction’’ means the United Kingdom or any political subdivision or any authority thereof or therein having power to tax (in the case of payments by the Issuer) or the United States or any political subdivision or any authority thereof or therein having power to tax (in the case of payments by the Guarantor).

8.Prescription

The Notes, Receipts and Coupons will become void unless presented for payment within a period of 10 years (in the case of principal) and five years (in the case of interest) after the Relevant Date (as defined in Condition 7) therefor.

There shall not be included in any Coupon sheet issued on exchange of a Talon any Coupon the claim for payment in respect of which would be void pursuant to this Condition or Condition 5(b) or any Talon which would be void pursuant to Condition 5(b).

9.Events of Default

(a)    Events of Default and Enforcement relating only to Senior Notes

(i)This Condition 9(a) shall apply only to Senior Notes.

(ii)The Trustee at its discretion may, and if so requested in writing by the holders of at least one-quarter in nominal amount of the Notes then outstanding (as defined in the Trust Deed) or if so directed by an Extraordinary Resolution (as defined in the Trust Deed) of the Noteholders shall (subject to being indemnified to its satisfaction), (but, in the case of the happening of any of the events mentioned in sub-paragraphs (B), (C), (E), (F), (G) and (H) below, only if the Trustee shall have certified in writing to the Issuer that such event is, in its opinion, materially prejudicial to the interests of the Noteholders) give notice to the Issuer that the Notes are, and they shall accordingly thereby become, immediately due and repayable at their Early Redemption Amount, together with accrued interest (if any) as provided in the Trust Deed, if any of the following events (“Events of Default“) shall have occurred and be continuing (provided that, in the case of the occurrence of any event or events set forth in sub-paragraphs (D) or (F) below in respect of the Guarantor, the Notes shall become immediately and automatically due and payable without any declaration or other notice to the Issuer or the Guarantor or any other formality required):

(A)if default is made in the payment of any principal, premium (if any) or interest due in respect of the Notes or any of them and, in the case of interest, such default continues for a period of 30 days; or

(B)if the Issuer or the Guarantor fails to perform, observe or comply with any obligation, condition or provision binding on it under these Terms and Conditions or the Trust Deed (other than any obligation of the Issuer or the Guarantor for the payment of any principal or premium or interest in respect of the Notes) and such failure continues for more than 90 days (or such longer period as the Trustee may permit) following service by the Trustee on the Issuer or the Guarantor (as the case may be) of notice requiring the same to be remedied; or

(C)if any indebtedness for moneys borrowed (which indebtedness has an outstanding aggregate principal amount of at least the Specified Amount) of the Issuer or the Guarantor is not paid on its due date (or by the expiry of any applicable grace period as originally provided) or becomes due and payable prior to its stated maturity by reason of default or if any guarantee of or indemnity in respect of any payment in respect of indebtedness for moneys borrowed of any third party given by the Issuer or the Guarantor is not honoured when due and called upon (except where the aggregate liability under any such guarantee or indemnity does not equal or exceed the Specified Amount); or

(D)if, otherwise than for the purposes of a reconstruction or amalgamation on terms previously approved in writing by the Trustee or by an Extraordinary Resolution of the Noteholders, an order is made or an effective resolution is passed for the winding up of the Issuer or the Guarantor; or

(E)if the Issuer or the Guarantor ceases or threatens to cease to carry on the whole or substantially the whole of its business, save for the purposes of reorganisation on terms approved by the Trustee or an Extraordinary Resolution of the Noteholders, or the Issuer or the Guarantor stops or threatens to stop payment of, or is unable to, or admits inability to, pay, its debts as they fall due, or is deemed unable to pay its debts pursuant to or for the purposes of any applicable law, or is adjudicated or found bankrupt or insolvent; or

(F)if (A) an order is made against the Issuer or the Guarantor under any applicable liquidation, insolvency, composition, reorganisation or other similar laws, or an order is made for the appointment of an administrative or other receiver, manager, administrator or other similar official, or an administrative or other receiver, manager, administrator or other similar official is appointed, in relation to the Issuer or the Guarantor or, as the case may be, in relation to the whole or substantially the whole of the undertaking or assets of any of them, or an encumbrancer takes possession of the whole or substantially the whole of the undertaking or assets of any of them, or a distress, execution, attachment, sequestration or other process is levied, enforced upon, sued out or put in force against the whole or substantially the whole of the undertaking or assets of any of them and (B) in any case is not discharged within 60 days; or

(G)if the Issuer or the Guarantor initiates or consents to judicial proceedings relating to itself under any applicable liquidation, insolvency, composition, reorganisation or other similar laws; or

(H)the Issuer ceases to be a subsidiary (within the meaning of Section 736 of the Companies Act 1985) directly or indirectly, of the Guarantor.

(iii)At any time after the Notes or any of them shall have become due and repayable and have not been repaid, the Trustee may, at its discretion and without further notice, institute such proceedings against the Issuer and/or the Guarantor as it may think fit to enforce repayment thereof together with accrued interest and to enforce the provisions of the Trust Deed, but it shall not be bound to institute any such proceedings unless (a) it shall have been so directed by an Extraordinary Resolution of the Noteholders or so requested in writing by the holders of at least one-quarter in nominal amount of the Notes then outstanding; and (b) it shall have been indemnified to its satisfaction. No Noteholder, Receiptholder or Couponholder shall be entitled to proceed against the Issuer or the Guarantor unless the Trustee, having become bound so to proceed, fail to do so within a reasonable time and such failure is continuing.

For the purposes of Condition 9(a):

(i)“indebtedness for moneys borrowed“ means any present or future indebtedness for or in respect of moneys borrowed or raised provided that indebtedness for moneys borrowed shall not include with respect to any entity which is a bank:

(a)    indebtedness for moneys borrowed in respect of retail deposits held by such entity;

(b)    indebtedness for moneys borrowed in respect of agreements in the ordinary course of business to purchase or repurchase securities or loans; and

(c)    contingent liabilities incurred in the ordinary course of banking business (including banker’s acceptances, trade acceptances, letters of credit and finance acceptance),

and provided further that each of the foregoing items in this definition shall be deemed to constitute indebtedness for moneys borrowed only to the extent it would be (or in the case of contingent obligations, the indebtedness for moneys borrowed of the primary obligor would be) required to be reflected as a liability by generally accepted accounting principles in England and Wales or the United States (as the case may be);

(ii)    “Subsidiary“ means any corporation or other business entity of which the Guarantor owns or controls (either directly or through another Subsidiary or other Subsidiaries) 50 per cent. or more of the issued share capital or other ownership interest having ordinary voting power to elect directors, managers or trustees of such corporation or other business entity (other than capital stock or other ownership interest of any other class or classes which have voting power upon the occurrence of any contingency) and any corporation or other business entity which at any time has its accounts consolidated with those of the Guarantor; and

(iii)    “Specified Amount“ shall mean £40,000,000 or its equivalent in any other currency or currencies.

(b)Events of Default and Enforcement relating only to Dated Subordinated Notes

(i)This Condition 9(b) shall apply only to Dated Subordinated Notes.

(ii)If default is made in the payment of principal, premium (if any) or interest due in respect of the Notes and such default continues for a period of 30 days, the Trustee may, subject as provided below, at its discretion and without further notice, institute proceedings for the winding up of the Issuer in England and/or Wales (but not elsewhere) or (to the extent permitted by applicable laws or regulations) for the winding-up of the Guarantor in the United States (but not elsewhere) or submit a claim in the winding-up of the Issuer or the Guarantor (whether in England and/or Wales or, as the case may be, the United States or elsewhere), but may take no further action against the Issuer or take any action to wind up the Guarantor in respect of such default.

Under the United States Federal Deposit Insurance Act, currently only the United States Federal Deposit Insurance Corporation has the authority to wind up the Guarantor.

(iii)If, otherwise than for the purposes of a reconstruction or amalgamation on terms previously approved in writing by the Trustee or by an Extraordinary Resolution of the Noteholders, an order is made or an effective resolution is passed for the winding up of the Issuer or the Guarantor (whether in England and/or Wales or, as the case may be, in the United States or elsewhere), the Trustee may, subject as provided below, at its discretion, give notice to the Issuer that the Notes are, and they shall accordingly thereby forthwith become, immediately due and repayable at their Early Redemption Amount, together with accrued interest (if any) as provided in the Trust Deed. In the case of a winding up of the Guarantor, the Notes shall become immediately and automatically due and payable without any declaration or other notice to the Issuer or the Guarantor or any other formality required.

(iv)Without prejudice to paragraph (ii) or (iii) above, if the Issuer or the Guarantor fails to perform, observe or comply with any obligation, condition or provision binding on it under these Terms and Conditions or the Trust Deed (other than any obligation of the Issuer or the Guarantor for the payment of any principal, premium or interest in respect of the Notes) and such failure continues for more than 10 days (or such longer period as the Trustee may permit) following service by the Trustee on the Issuer or the Guarantor (as the case may be) of notice requiring the same to be remedied the Trustee may, subject as provided below, at its discretion and without further notice, institute such proceedings against the Issuer or the Guarantor (as the case may be) as it may think fit to enforce such obligation, condition or provision provided that neither the Issuer nor the Guarantor shall as a consequence of such proceedings be obliged to pay any sum or sums representing or measured by reference to principal or interest in respect of the Notes sooner than the same would otherwise have been payable by it or any damages.

(v)The Trustee shall be bound to take action as referred to in paragraphs (ii), (iii) and/or (iv) above if (I) it shall have been so requested by an Extraordinary Resolution of the Noteholders or in writing by the holders of at least one-quarter in nominal amount of the Notes then outstanding and (II) it shall have been indemnified to its satisfaction.

(vi)No Noteholder, Receiptholder or Couponholder shall be entitled to proceed directly against the Issuer or the Guarantor pursuant to paragraph (iv) above unless the Trustee, having become bound so to proceed, fails to do so within a reasonable period and such failure is continuing. No Noteholder, Receiptholder or Couponholder shall be entitled to institute proceedings in England and/or Wales or in the United States as the case may be (or elsewhere) for the winding up of the Issuer or the Guarantor or to submit a claim in the winding up of the Issuer or the Guarantor except that if the Trustee, having become bound so to proceed against the Issuer or the Guarantor as aforesaid, fails to do so, or, being able and bound to submit a claim in the winding up of the Issuer or the Guarantor, fails to do so, in each case within a reasonable period and such failure is continuing, then any such holder may, on giving an indemnity satisfactory to the Trustee, in the name of the Trustee (but not otherwise), himself institute proceedings for the winding up of the Issuer and/or the Guarantor as the case may be, and/or submit a claim in the winding up of the Issuer or the Guarantor to the same extent (but not further or otherwise) that the Trustee would have been so entitled to do so.

(vii)No remedy against the Issuer or the Guarantor, other than as referred to in this Condition 9(b), shall be available to the Trustee or the Noteholders, Receiptholders or Couponholders, whether for the recovery of amounts owing in respect of the Notes or under the Trust Deed or in respect of any breach of the Issuer or the Guarantor of any of its other obligations under or in respect of the Notes or under the Trust Deed.

10.    Replacement of Notes, Receipts, Coupons and Talons

Should any Note, Receipt, Coupon or Talon be lost, stolen, mutilated, defaced or destroyed, it may be replaced at the specified office of the Agent upon payment by the claimant of such costs and expenses as may be incurred in connection therewith and on such terms as to evidence and indemnity as the Issuer may reasonably require. Mutilated or defaced Notes, Receipts, Coupons or Talons must be surrendered before replacements will be issued.

11.    Paying Agents

The names of the initial Paying Agents and their initial specified offices are set out below.

The Issuer is, with the prior written consent of the Trustee, entitled to vary or terminate the appointment of any Paying Agent and/or appoint additional or other Paying Agents outside the United States and/or approve any change in the specified office outside the United States through which any Paying Agent acts, provided that:

(i)there will at all times be an Agent;

(ii)so long as the Notes are listed on any stock exchange, there will at all times be a Paying Agent with a specified office in such place as may be required by the rules and regulations of the relevant stock exchange or other relevant authority; and

(iii)the Issuer undertakes that it will ensure that it maintains a Paying Agent in a Member State of the European Union that is not obliged to withhold or deduct tax pursuant to European Council Directive 2003/48/EC or any other Directive implementing the conclusions of the ECOFIN Council meeting of 26th-27th November, 2000 on the taxation of savings income or any law implementing or complying with, or introduced in order to conform to, such Directive.

In addition, the Issuer shall forthwith appoint a Paying Agent having a specified office in New York City in the circumstances described in Condition 5(d). Any variation, termination, appointment or change shall only take effect (other than in the case of insolvency, when it shall be of immediate effect) after not less than 30 nor more than 45 days’ prior notice thereof shall have been given to the Noteholders in accordance with Condition 13.

In acting under the Agency Agreement, the Paying Agents act solely as agents of the Issuer and the Guarantor and, in certain circumstances specified therein, of the Trustee and do not assume any obligation to, or relationship of agency or trust with, any Noteholders, Receiptholders or Couponholders. The Agency Agreement contains provisions permitting any entity into which any Paying Agent is merged or converted or with which it is consolidated or to which it transfers all or substantially all of its assets to become the successor paying agent.

12.Exchange of Talons

On and after the Interest Payment Date on which the final Coupon comprised in any Coupon sheet matures, the Talon (if any) forming part of such Coupon sheet may be surrendered at the specified office of the Agent or any other Paying Agent in exchange for a further Coupon sheet including (if such further Coupon sheet does not include Coupons to (and including) the final date for the payment of interest due in respect of the Note to which it appertains) a further Talon, subject to the provisions of Condition 8.

13.Notices

All notices regarding the Notes will be deemed to be validly given if published (i) in a leading English language daily newspaper of general circulation in London approved by the Trustee, and (ii) if and for so long as the Notes are listed on the Luxembourg Stock Exchange, a daily newspaper of general circulation in Luxembourg approved by the Trustee. It is expected that such publication will be made in the Financial Times in London and the Luxemburger Wort in Luxembourg. The Issuer shall also ensure that notices are duly published in a manner which complies with the rules of any stock exchange on which the Notes are for the time being listed. Any such notice will be deemed to have been given on the date of the first publication or, where required to be published in more than one newspaper, on the date of the first publication in all required newspapers.

If publication as provided above is not practicable, notice will be given in such other manner and will be deemed to have been given on such date, as the Trustee shall approve.

Until such time as any definitive Notes are issued, there may, so long as any Global Notes representing the Notes are held in their entirety on behalf of Euroclear and/or Clearstream, Luxembourg, be substituted for such publication in such newspaper(s) the delivery of the relevant notice to Euroclear and/or Clearstream, Luxembourg for communication by them to the holders of the Notes and, in addition, for so long as any Notes are listed on a stock exchange and the rules of that stock exchange (or other relevant authority) so require, such notice will be published in a daily newspaper of general circulation in the place or places required by those rules. Any such notice shall be deemed to have been given to the holders of the Notes on the seventh day after the day on which the said notice was given to Euroclear and/or Clearstream, Luxembourg.

Notices to be given by any Noteholder shall be in writing and given by lodging the same, together (in the case of any Note in definitive form) with the relative Note or Notes, with the Agent. Whilst any of the Notes are represented by a Global Note, such notice may be given by any holder of a Note to the Agent through Euroclear and/or Clearstream, Luxembourg, as the case may be, in such manner as the Agent and Euroclear and/or Clearstream, Luxembourg, as the case may be, may approve for this purpose.

14.Meetings of Noteholders, Modification, Authorisation and Waiver

The Trust Deed contains provisions for convening meetings of the Noteholders to consider any matter affecting their interests, including the sanctioning by Extraordinary Resolution of a modification or abrogation of any of the provisions of these Terms and Conditions, the Notes, the Receipts, the Coupons or the Trust Deed. Such a meeting may be convened by the Issuer, the Guarantor or the Trustee and shall be convened by the Issuer if required in writing by Noteholders holding not less than 10 per cent. in nominal amount of the Notes for the time being remaining outstanding. The quorum at any such meeting for passing an Extraordinary Resolution will be one or more persons holding or representing a clear majority in nominal amount of the Notes for the time being outstanding, or at any adjourned meeting one or more persons being or representing Noteholders whatever the nominal amount of the Notes so held or represented, except that at any meeting the business of which includes the modification or abrogation of certain provisions of these Terms and Conditions, the Notes, the Receipts, the Coupons or the Trust Deed, the quorum will be one or more persons holding or representing not less than two-thirds, or at any adjourned such meeting not less than one-third, in nominal amount of the Notes for the time being outstanding. An Extraordinary Resolution passed at any meeting of the Noteholders shall be binding on all the Noteholders, whether or not they are present at the meeting, and on all Receiptholders and Couponholders.

The Trustee may agree, without the consent of the Noteholders, Receiptholders or Couponholders, to any modification of, or to the waiver or authorisation of any breach or proposed breach of, any of these Terms and Conditions or any of the provisions of the Trust Deed or determine that any Event of Default or Potential Event of Default (as defined in the Trust Deed) shall not be treated as such which in any such case is not, in the opinion of the Trustee materially prejudicial to the interests of the Noteholders or to any modification which is, in the opinion of the Trustee, of a formal, minor or technical nature or is made to correct a manifest error.

The Trustee may agree, without the consent of the Noteholders, Receiptholders or Couponholders, at any time and from time to time with the Issuer to any modification of these Terms and Conditions or any of the provisions of the Trust Deed to conform them in conventions then applicable to instruments denominated in Euro.

Any such modification, waiver or authorisation shall be binding on the Noteholders, Receiptholders and the Couponholders and, unless the Trustee agrees otherwise, shall be notified to the Noteholders as soon as practicable thereafter in accordance with Condition 13.

In connection with the exercise by it of any of its trusts, powers, authorities and discretions (including, without limitation, any modification, waiver, authorisation, determination or substitution), the Trustee shall have regard to the interests of the Noteholders as a class and, in particular but without limitation, shall not have regard to the consequences of the exercise of its trusts, powers, authorities and discretions for individual Noteholders, Receiptholders or Couponholders resulting from their being for any purpose domiciled or resident in, or otherwise connected with or subject to the jurisdiction of, any particular territory and the Trustee shall not be entitled to require, nor shall any Noteholder, Receiptholder or Couponholder be entitled to claim, from the Issuer or the Guarantor or any other person, any indemnification or payment in respect of any tax consequence of any such exercise upon individual Noteholders, Receiptholders or Couponholders except to the extent already provided for in Condition 7 and/or any undertaking given in addition to, or in substitution for, Condition 7 pursuant to the Trust Deed.

15.Indemnification of the Trustee and Trustee contracting with the Issuer and/or Guarantor

The Trust Deed contains provisions for the indemnification of the Trustee and for its relief from responsibility, including provisions relieving it from taking action unless indemnified to its satisfaction.

The Trust Deed also contains provisions pursuant to which the Trustee is entitled, inter alia, (i) to enter into or be interested in any contract or financial or other transaction or arrangement with the Issuer or the Guarantor or any person or body corporate associated with the Issuer or the Guarantor, (ii) to exercise and enforce its rights, comply with its obligations and perform its duties under or in relation to any such transactions or, as the case may be, any such trusteeship without regard to the interests of, or consequences for, the Noteholders, Receiptholders or Couponholders and (iii) to retain and not be liable to account for any profit made or any other amount or benefit received thereby or in connection therewith.

16.Further Issues

The Issuer shall be at liberty from time to time without the consent of the Noteholders, the Receiptholders or the Couponholders to create and issue further notes having terms and conditions the same as the Notes or the same in all respects save for the amount and date of the first payment of interest thereon and so that the same shall be consolidated and form a single Series with the outstanding Notes. The Trust Deed contains provisions for convening a single meeting of the Noteholders and the holders of notes of other series in certain circumstances where the Trustee so decides.

17.Substitution

(a)    Substitution of Principal Debtor

The Trustee may agree, without the consent of the Noteholders, Receiptholders or Couponholders to the substitution in place of the Issuer (or of any previous substitute under this paragraph) as the principal debtor under the Notes, the Receipts, the Coupons and the Trust Deed of either (i) the Guarantor, (ii) any Successor in Business (as defined in the Trust Deed) of the Issuer or the Guarantor, (iii) any holding company of either the Issuer or the Guarantor, (iv) any other Subsidiary of the Guarantor or (v) any Subsidiary of any such Successor in Business or holding company, subject to (a) except where the Guarantor or its Successor in Business is the new principal debtor, the Notes being unconditionally and irrevocably guaranteed (in the case of Dated Subordinated Notes, on a basis equivalent to that on which the Notes are subordinated immediately prior to the substitution) by the Guarantor or, as the case may be, its Successor in Business, (b) the Trustee being satisfied that the interest of the Noteholders will not be materially prejudiced by the substitution and (c) certain other conditions set out in the Trust Deed being complied with.

(b)    Substitution of the Guarantor as guarantor

The Trustee may also agree, without the consent of the Noteholders, Receiptholders or Couponholders, to the substitution in place of the Guarantor in its capacity as guarantor of such Notes of the Successor in Business (as defined in the Trust Deed) of the Guarantor, subject to (a) the Trustee being satisfied that the interests of the Noteholders will not be materially prejudiced by the substitution and (b) certain other conditions set out in the Trust Deed being complied with.

(c)    Effect of substitution

Any such substitution shall be binding on the Noteholders, the Receiptholders and the Couponholders and, unless the Trustee agrees otherwise, shall be notified to the Noteholders by the Issuer as soon as practicable thereafter.

18.    Contracts (Rights of Third Parties) Act 1999

No person shall have any right to enforce any term or condition of this Note under the Contracts (Rights of Third Parties) Act 1999, but this does not affect any right or remedy of a third party which exists or is available apart from that Act.

19.    Governing Law and Submission to Jurisdiction

(a)The Trust Deed (including the Guarantee), the Agency Agreement, the Notes, the Receipts and the Coupons are governed by, and shall be construed in accordance with, English law.

(b)Submission to jurisdiction

The Guarantor agrees, for the exclusive benefit of the Noteholders, the Receiptholders and the Couponholders, that the courts of England are to have jurisdiction to settle any disputes which may arise out of or in connection with the Notes, the Receipts and/or the Coupons and that accordingly any suit, action or proceedings (together referred to as “Proceedings“) arising out of or in connection with the Notes, the Receipts and the Coupons may be brought in such courts.

Nothing contained in this Condition shall limit any right to take Proceedings against the Guarantor in any other court of competent jurisdiction, nor shall the taking of Proceedings in one or more jurisdictions preclude the taking of Proceedings in any other jurisdiction, whether concurrently or not.

(c)    Appointment of Process Agent

The Guarantor appoints the Issuer at its principal office at Stansfield House, Chester Business Park, Chester CH4 9QQ, United Kingdom as its agent for service or process, and undertakes that, in the event of the Issuer ceasing so to act or ceasing to be registered in England, it will appoint another person as its agent for service of process in England in respect of any Proceedings. Nothing herein shall affect the right to serve proceedings in any other manner permitted by law.

(d)    Other documents

The Guarantor has in the Agency Agreement and the Trust Deed submitted to the jurisdiction of the English courts and appointed an agent for service of process in terms substantially similar to those set out above.

100

AGENT

Deutsche Bank AG
Winchester House
1 Great Winchester Street
London EC2N 2DB
United Kingdom

OTHER PAYING AGENT
Deutsche Bank Luxembourg S.A.
2 Boulevard Konrad Adenauer
L-1115 Luxembourg
Luxembourg

100

THE SECOND SCHEDULE

FORMS OF GLOBAL AND DEFINITIVE NOTES, RECEIPTS, COUPONS AND TALONS

PART I

FORM OF TEMPORARY GLOBAL NOTE

[ANY UNITED STATES PERSON (AS DEFINED IN THE UNITED STATES INTERNAL REVENUE CODE OF 1986, AS AMENDED) WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE UNITED STATES INTERNAL REVENUE CODE OF 1986, AS AMENDED.]1     Delete where the original maturity of the Notes is 183 days or less.

[BY ACCEPTING THIS OBLIGATION, THE HOLDER REPRESENTS AND WARRANTS THAT IT IS NOT A UNITED STATES PERSON (OTHER THAN AN EXEMPT RECIPIENT DESCRIBED IN SECTION 6049(b)(4) OF THE UNITED STATES INTERNAL REVENUE CODE OF 1986, AS AMENDED AND THE REGULATIONS THEREUNDER) AND THAT IT IS NOT ACTING FOR OR ON BEHALF OF A UNITED STATES PERSON (OTHER THAN AN EXEMPT RECIPIENT DESCRIBED IN SECTION 6049(b)(4) OF THE UNITED STATES INTERNAL REVENUE CODE OF 1986, AS AMENDED AND THE REGULATIONS THEREUNDER).]2    Delete where the original maturity of the Notes is more than 183 days.

MBNA EUROPE FUNDING PLC
(the "Issuer")
(incorporated with limited liability in England and Wales with registered number 2950906)

unconditionally and irrevocably guaranteed by
MBNA AMERICA BANK, NATIONAL ASSOCIATION
(the "Guarantor")
(a national banking association organised under the laws of the United States of America)

TEMPORARY GLOBAL NOTE

This Note is a Temporary Global Note in respect of a duly authorised issue of Notes of the Issuer (the "Notes") of the Nominal Amount, Specified Currency(ies) and Specified Denomination(s) as are specified in the Pricing Supplement applicable to the Notes (the "Pricing Supplement"), a copy of which is annexed hereto. References herein to the Conditions shall be to the Terms and Conditions of the Notes as set out in the First Schedule to the Trust Deed (as defined below) as supplemented, replaced and modified by the Pricing Supplement but, in the event of any conflict between the provisions of the said Conditions and the information in the Pricing Supplement, the Pricing Supplement will prevail. Words and expressions defined in the Conditions shall bear the same meanings when used in this Global Note. This Global Note is issued subject to, and with the benefit of, the Conditions and a Trust Deed dated 7th May, 1999 (such Trust Deed as modified and/or supplemented and/or restated from time to time, the "Trust Deed") and made between the Issuer, the Guarantor and Deutsche Trustee Company Limited (formerly called Bankers Trustee Company Limited) as trustee for the holders of the Notes.

The Issuer, subject as hereinafter provided and subject to and in accordance with the Conditions and the Trust Deed, promises to pay to the bearer hereof on each Instalment Date (if the Notes are repayable in instalments) and on the Maturity Date (if any) and/or on such other date(s) as all or any of the Notes represented by this Global Note may become due and repayable in accordance with the Conditions and the Trust Deed, the amount payable under the Conditions in respect of such Notes on each such date and to pay interest (if any) on the nominal amount of the Notes from time to time represented by this Global Note calculated and payable as provided in the Conditions and the Trust Deed together with any other sums payable under the Conditions and the Trust Deed, upon presentation and, at maturity, surrender of this Global Note at the specified office of the Agent at Winchester House, 1 Great Winchester Street, London EC2N 2DB, United Kingdom or such other specified office as may be specified for this purpose in accordance with the Conditions or at the specified office of any of the other Paying Agents located outside the United States, its territories and possessions (except as provided in the Conditions) from time to time appointed by the Issuer and the Guarantor in respect of the Notes. On any redemption or payment of an instalment or interest being made in respect of, or purchase and cancellation of, any of the Notes represented by this Global Note details of such redemption, payment or purchase and cancellation (as the case may be) shall be entered by or on behalf of the Issuer in Schedule One hereto and the relevant space in Schedule One hereto recording any such redemption, payment or purchase and cancellation (as the case may be) shall be signed by or on behalf of the Issuer. Upon any such redemption, payment of an instalment or purchase and cancellation the nominal amount of this Global Note and the Notes represented by this Global Note shall be reduced by the nominal amount of such Notes so redeemed or purchased and cancelled or the amount of such instalment. The nominal amount from time to time of this Global Note and of the Notes represented by this Global Note following any such redemption, payment of an instalment or purchase and cancellation as aforesaid or any exchange as referred to below shall be the nominal amount most recently entered in the relevant column in Part II, III or IV of Schedule One hereto or in Schedule Two hereto.

Payments of principal and interest (if any) due prior to the Exchange Date (as defined below) will only be made to the bearer hereof to the extent that there is presented to the Agent by Euroclear Bank S.A./N.V., as operator of the Euroclear System ("Euroclear") or Clearstream Banking, société anonyme ("Clearstream, Luxembourg") a certificate in or substantially in the form set out in Part VII of the Second Schedule to the Trust Deed to the effect that it has received from or in respect of a person entitled to a particular nominal amount of the Notes represented by this Global Note (as shown by its records) a certificate in or substantially in the form of Certificate "A" as set out in Part VII of the Second Schedule to the Trust Deed. The bearer of this Global Note will not (unless upon due presentation of this Global Note for exchange, delivery of the appropriate number of Definitive Notes (together, if applicable, with the Receipts, Coupons and Talons appertaining thereto in or substantially in the forms set out in Parts III, IV, V and VI of the Second Schedule to the Trust Deed) or, as the case may be, issue and delivery (or, as the case may be, endorsement) of the Permanent Global Note is improperly withheld or refused and such withholding or refusal is continuing at the relevant payment date) be entitled to receive any payment hereon due on or after the Exchange Date.

On or after the date (the "Exchange Date") which is the later of (i) 40 days after the Issue Date and (ii) 40 days after the completion of the distribution of the Notes as certified by the relevant Dealer(s) (in the case of a non-syndicated issue) or the relevant lead manager (in the case of a syndicated issue), this Global Note may be exchanged (free of charge) in whole or in part for, as specified in the Pricing Supplement, either Definitive Notes and (if applicable) Receipts, Coupons and/or Talons (on the basis that all the appropriate details have been included on the face of such Definitive Notes and (if applicable) Receipts, Coupons and/or Talons and the relevant information supplementing, replacing or modifying the Conditions appearing in the Pricing Supplement has been endorsed on or attached to such Definitive Notes) or a Permanent Global Note in or substantially in the form set out in Part II of the Second Schedule to the Trust Deed (together with the Pricing Supplement attached thereto) upon notice being given by Euroclear and/or Clearstream, Luxembourg acting on the instructions of any holder of an interest in this Global Note and subject, in the case of Definitive Notes, to such notice period as is specified in the Pricing Supplement. If Definitive Notes and (if applicable) Receipts, Coupons and/or Talons have already been issued in exchange for all the Notes represented for the time being by the Permanent Global Note, then this Global Note may only thereafter be exchanged for Definitive Notes and (if applicable) Receipts, Coupons and/or Talons pursuant to the terms hereof. Presentation of this Global Note for exchange shall be made by the bearer hereof on any day (other than a Saturday or Sunday) on which banks are open for business in London at the office of the Agent specified above. The Issuer shall procure that Definitive Notes or (as the case may be) the Permanent Global Note shall be so issued and delivered in exchange for only that portion of this Global Note in respect of which there shall have been presented to the Agent by Euroclear or Clearstream, Luxembourg a certificate in or substantially in the form set out in Part VII of the Second Schedule to the Trust Deed to the effect that it has received from or in respect of a person entitled to a particular nominal amount of the Notes represented by this Global Note (as shown by its records) a certificate in or substantially in the form of Certificate "A" as set out in Part VII of the Second Schedule to the Trust Deed. On an exchange of the whole of this Global Note, this Global Note shall be surrendered to the Agent. On an exchange of part only of this Global Note, details of such exchange shall be entered by or on behalf of the Issuer in Schedule Two hereto and the relevant space in Schedule Two hereto recording such exchange shall be signed by or on behalf of the Issuer, whereupon the nominal amount of this Global Note and the Notes represented by this Global Note shall be reduced by the nominal amount of this Global Note so exchanged. On any exchange of this Global Note for a Permanent Global Note, details of such exchange shall be entered by or on behalf of the Issuer in Schedule Two to the Permanent Global Note and the relevant space in Schedule Two thereto recording such exchange shall be signed by or on behalf of the Issuer.

Until the exchange of the whole of this Global Note as aforesaid, the bearer hereof shall (subject as provided in the next paragraph) in all respects be entitled to the same benefits as if he were the bearer of Definitive Notes and the relative Receipts, Coupons and/or Talons (if any) in the form(s) set out in Parts III, IV, V and VI (as applicable) of the Second Schedule to the Trust Deed.

Each person (other than Euroclear or Clearstream, Luxembourg) who is for the time being shown in the records of Euroclear or Clearstream, Luxembourg as the holder of a particular nominal amount of the Notes represented by this Global Note (in which regard any certificate or other document issued by Euroclear or Clearstream, Luxembourg as to the nominal amount of such Notes standing to the account of any person shall be conclusive and binding for all purposes save in the case of manifest error) shall be treated by the Issuer, the Guarantor, the Trustee, the Agent and any other Paying Agent as the holder of such nominal amount of such Notes for all purposes other than with respect to the payment of principal and interest on such nominal amount of such Notes, the right to which shall be vested, as against the Issuer and the Guarantor, solely in the bearer of this Global Note in accordance with and subject to the terms of this Global Note and the Trust Deed.

This Global Note is governed by, and shall be construed in accordance with, English law.

This Global Note confers no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Global Note, but this does not affect any right or remedy of a third party which exists or is available apart from that Act.

This Global Note shall not be valid unless authenticated by Deutsche Bank AG as Agent.

100

IN WITNESS whereof the Issuer has caused this Global Note to be signed manually or in facsimile by a person duly authorised on its behalf.

Dated as of the Issue Date.

MBNA EUROPE FUNDING PLC

By: .....................................................
Duly Authorised

Authenticated without warranty, recourse or liability by
Deutsche Bank AG
as Agent.

By: .....................................................
Authorised Officer

By: .....................................................
Authorised Officer

100

Schedule One

PART I

INTEREST PAYMENTS

Date made	Interest Payment Date	Total amount of interest payable	Amount of interest paid	Confirmation of payment by or on behalf of the Issuer

________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________

________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________

________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________

________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________

________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________

100

PART II

PAYMENT OF INSTALMENT AMOUNTS

Date made	Total amount of Instalment Amounts payable	Amount of Instalment Amounts paid	Remaining nominal amount of this Global Note following such payment *	Confirmation of payment by or on behalf of the Issuer

________	______________	______________	______________	______________
________	______________	______________	______________	______________
________	______________	______________	______________	______________
________	______________	______________	______________	______________
________	______________	______________	______________	______________
________	______________	______________	______________	______________
________	______________	______________	______________	______________
________	______________	______________	______________	______________
________	______________	______________	______________	______________
________	______________	______________	______________	______________
________	______________	______________	______________	______________
________	______________	______________	______________	______________
________	______________	______________	______________	______________
________	______________	______________	______________	______________
________	______________	______________	______________	______________
________	______________	______________	______________	______________
________	______________	______________	______________	______________
________	______________	______________	______________	______________
________	______________	______________	______________	______________
________	______________	______________	______________	______________
________	______________	______________	______________	______________
________	______________	______________	______________	______________
________	______________	______________	______________	______________
________	______________	______________	______________	______________
________	______________	______________	______________	______________
________	______________	______________	______________	______________
________	______________	______________	______________	______________
________	______________	______________	______________	______________
________	______________	______________	______________	______________
________	______________	______________	______________	______________
________	______________	______________	______________	______________
________	______________	______________	______________	______________
________	______________	______________	______________	______________
________	______________	______________	______________	______________

* See most recent entry in Part II, III or IV or Schedule Two in order to determine this amount.

100

PART III

REDEMPTIONS

Date made	Total amount of principal payable	Amount of principal paid	Remaining nominal amount of this Global Note following such redemption*	Confirmation of redemption by or on behalf of the Issuer

_________	___________	_____________	________________	___________________
_________	___________	_____________	________________	___________________
_________	___________	_____________	________________	___________________
_________	___________	_____________	________________	___________________
_________	___________	_____________	________________	___________________
_________	___________	_____________	________________	___________________
_________	___________	_____________	________________	___________________
_________	___________	_____________	________________	___________________
_________	___________	_____________	________________	___________________
_________	___________	_____________	________________	___________________
_________	___________	_____________	________________	___________________
_________	___________	_____________	________________	___________________
_________	___________	_____________	________________	___________________
_________	___________	_____________	________________	___________________
_________	___________	_____________	________________	___________________
_________	___________	_____________	________________	___________________
_________	___________	_____________	________________	___________________
_________	___________	_____________	________________	___________________
_________	___________	_____________	________________	___________________
_________	___________	_____________	________________	___________________
_________	___________	_____________	________________	___________________
_________	___________	_____________	________________	___________________
_________	___________	_____________	________________	___________________
_________	___________	_____________	________________	___________________
_________	___________	_____________	________________	___________________
_________	___________	_____________	________________	___________________
_________	___________	_____________	________________	___________________
_________	___________	_____________	________________	___________________
_________	___________	_____________	________________	___________________
_________	___________	_____________	________________	___________________
_________	___________	_____________	________________	___________________
_________	___________	_____________	________________	___________________
_________	___________	_____________	________________	___________________
_________	___________	_____________	________________	___________________
_________	___________	_____________	________________	___________________

* See most recent entry in Part II, III or IV or Schedule Two in order to determine this amount.

100

PART IV

PURCHASES AND CANCELLATIONS

Date made	Part of nominal amount of this Global Note purchased and cancelled	Remaining nominal amount of this Global Note following such purchase and cancellation*	Confirmation of purchase and cancellation by or on behalf of the Issuer

_________	____________________	____________________	____________________
_________	____________________	____________________	____________________
_________	____________________	____________________	____________________
_________	____________________	____________________	____________________
_________	____________________	____________________	____________________
_________	____________________	____________________	____________________
_________	____________________	____________________	____________________
_________	____________________	____________________	____________________
_________	____________________	____________________	____________________
_________	____________________	____________________	____________________
_________	____________________	____________________	____________________
_________	____________________	____________________	____________________
_________	____________________	____________________	____________________
_________	____________________	____________________	____________________
_________	____________________	____________________	____________________
_________	____________________	____________________	____________________
_________	____________________	____________________	____________________
_________	____________________	____________________	____________________
_________	____________________	____________________	____________________
_________	____________________	____________________	____________________
_________	____________________	____________________	____________________
_________	____________________	____________________	____________________
_________	____________________	____________________	____________________
_________	____________________	____________________	____________________
_________	____________________	____________________	____________________
_________	____________________	____________________	____________________
_________	____________________	____________________	____________________
_________	____________________	____________________	____________________
_________	____________________	____________________	____________________
_________	____________________	____________________	____________________
_________	____________________	____________________	____________________
_________	____________________	____________________	____________________
_________	____________________	____________________	____________________
_________	____________________	____________________	____________________
_________	____________________	____________________	____________________
_________	____________________	____________________	____________________

* See most recent entry in Part II, III or IV or Schedule Two in order to determine this amount.

100

Schedule Two

EXCHANGES
FOR DEFINITIVE NOTES OR PERMANENT GLOBAL NOTE

The following exchanges of a part of this Global Note for Definitive Notes or a part of a Permanent Global Note have been made:

Date made	Nominal amount of this Global Note exchanged for Definitive Notes or a part of a Permanent Global Note	Remaining nominal amount of this Global Note following such exchange*	Notation made by or on behalf of the Issuer

________	_____________________	_____________________	____________________
________	_____________________	_____________________	____________________
________	_____________________	_____________________	____________________
________	_____________________	_____________________	____________________
________	_____________________	_____________________	____________________
________	_____________________	_____________________	____________________
________	_____________________	_____________________	____________________
________	_____________________	_____________________	____________________
________	_____________________	_____________________	____________________
________	_____________________	_____________________	____________________
________	_____________________	_____________________	____________________
________	_____________________	_____________________	____________________
________	_____________________	_____________________	____________________
________	_____________________	_____________________	____________________
________	_____________________	_____________________	____________________
________	_____________________	_____________________	____________________
________	_____________________	_____________________	____________________
________	_____________________	_____________________	____________________
________	_____________________	_____________________	____________________
________	_____________________	_____________________	____________________
________	_____________________	_____________________	____________________
________	_____________________	_____________________	____________________
________	_____________________	_____________________	____________________
________	_____________________	_____________________	____________________
________	_____________________	_____________________	____________________
________	_____________________	_____________________	____________________
________	_____________________	_____________________	____________________
________	_____________________	_____________________	____________________
________	_____________________	_____________________	____________________

* See most recent entry in Part II, III or IV of Schedule One or in this Schedule Two in order to determine this amount.

100

PART II

FORM OF PERMANENT GLOBAL NOTE

[ANY UNITED STATES PERSON (AS DEFINED IN THE UNITED STATES INTERNAL REVENUE CODE OF 1986, AS AMENDED) WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE UNITED STATES INTERNAL REVENUE CODE OF 1986, AS AMENDED.]1    Delete where the original maturity of the Notes is 183 days or less.

[BY ACCEPTING THIS OBLIGATION, THE HOLDER REPRESENTS AND WARRANTS THAT IT IS NOT A UNITED STATES PERSON (OTHER THAN AN EXEMPT RECIPIENT DESCRIBED IN SECTION 6049(b)(4) OF THE UNITED STATES INTERNAL REVENUE CODE OF 1986, AS AMENDED AND THE REGULATIONS THEREUNDER) AND THAT IT IS NOT ACTING FOR OR ON BEHALF OF A UNITED STATES PERSON (OTHER THAN AN EXEMPT RECIPIENT DESCRIBED IN SECTION 6049(b)(4) OF THE UNITED STATES INTERNAL REVENUE CODE OF 1986, AS AMENDED AND THE REGULATIONS THEREUNDER).]2    Delete where the original maturity of the Notes is more than 183 days.

MBNA EUROPE FUNDING PLC
(the "Issuer")
(incorporated with limited liability in England and Wales with registered number 2950906)

unconditionally and irrevocably guaranteed by
MBNA AMERICA BANK, NATIONAL ASSOCIATION
(the "Guarantor")
(a national banking association organised under the laws of the United States of America)

PERMANENT GLOBAL NOTE

This Note is a Permanent Global Note in respect of a duly authorised issue of Notes of the Issuer (the "Notes") of the Nominal Amount, Specified Currency(ies) and Specified Denomination(s) as are specified in the Pricing Supplement applicable to the Notes (the "Pricing Supplement"), a copy of which is annexed hereto. References herein to the Conditions shall be to the Terms and Conditions of the Notes as set out in the First Schedule to the Trust Deed (as defined below) as supplemented, replaced and modified by the Pricing Supplement but, in the event of any conflict between the provisions of the said Conditions and the information in the Pricing Supplement, the Pricing Supplement will prevail. Words and expressions defined in the Conditions shall bear the same meanings when used in this Global Note. This Global Note is issued subject to, and with the benefit of, the Conditions and a Trust Deed dated 7th May, 1999 (such Trust Deed as modified and/or supplemented and/or restated from time to time, the "Trust Deed") and made between the Issuer, the Guarantor and Deutsche Trustee Company Limited (formerly called Bankers Trustee Company Limited) as trustee for the holders of the Notes.

The Issuer, subject to and in accordance with the Conditions and the Trust Deed, promises to pay to the bearer hereof on each Instalment Date (if the Notes are repayable in instalments) and on the Maturity Date (if any) and/or on such other date(s) as all or any of the Notes represented by this Global Note may become due and repayable in accordance with the Conditions and the Trust Deed, the amount payable under the Conditions in respect of such Notes on each such date and to pay interest (if any) on the nominal amount of the Notes from time to time represented by this Global Note calculated and payable as provided in the Conditions and the Trust Deed together with any other sums payable under the Conditions and the Trust Deed, upon presentation and, at maturity, surrender of this Global Note at the specified office of the Agent at Winchester House, 1 Great Winchester Street, London EC2N 2DB, United Kingdom or such other specified office as may be specified for this purpose in accordance with the Conditions or at the specified office of any of the other Paying Agents located outside the United States, its territories and possessions (except as provided in the Conditions) from time to time appointed by the Issuer and the Guarantor in respect of the Notes. On any redemption or payment of an instalment or interest being made in respect of, or purchase and cancellation of, any of the Notes represented by this Global Note details of such redemption, payment or purchase and cancellation (as the case may be) shall be entered by or on behalf of the Issuer in Schedule One hereto and the relevant space in Schedule One hereto recording any such redemption, payment or purchase and cancellation (as the case may be) shall be signed by or on behalf of the Issuer. Upon any such redemption, payment of an instalment or purchase and cancellation the nominal amount of this Global Note and the Notes represented by this Global Note shall be reduced by the nominal amount of such Notes so redeemed or purchased and cancelled or the amount of such instalment. The nominal amount from time to time of this Global Note and of the Notes represented by this Global Note following any such redemption, payment of an instalment or purchase and cancellation as aforesaid or any exchange as referred to below shall be the nominal amount most recently entered in the relevant column in Part II, III or IV of Schedule One hereto or in Schedule Two hereto.

If the Notes represented by this Global Note were, on issue, represented by a Temporary Global Note then on any exchange of such Temporary Global Note for this Global Note or any part hereof, details of such exchange shall be entered by or on behalf of the Issuer in Schedule Two hereto and the relevant space in Schedule Two hereto recording such exchange shall be signed by or on behalf of the Issuer, whereupon the nominal amount of this Global Note and the Notes represented by this Global Note shall be increased by the nominal amount of the Temporary Global Note so exchanged.

This Global Note may be exchanged (free of charge) in whole, but not in part, for Definitive Notes and (if applicable) Receipts, Coupons and/or Talons in or substantially in the forms set out in Parts III, IV, V and VI of the Second Schedule to the Trust Deed (on the basis that all the appropriate details have been included on the face of such Definitive Notes and (if applicable) Receipts, Coupons and/or Talons and the relevant information supplementing, replacing or modifying the Conditions appearing in the Pricing Supplement has been endorsed on or attached to such Definitive Notes) either, as specified in the applicable Pricing Supplement:

(i)	upon not less than 60 days' written notice being given to the Agent by Euroclear Bank S.A./N.V., as operator of the Euroclear System ("Euroclear") and/or Clearstream Banking, société anonyme ("Clearstream, Luxembourg") (acting on the instructions of any holder of an interest in this Global Note); or

(ii)	only upon the occurrence of an Exchange Event.

An "Exchange Event" means:

(1)	an Event of Default (as defined in Condition 9) has occurred and is continuing;

(2)	the Issuer has been notified that both Euroclear and Clearstream, Luxembourg have been closed for business for a continuous period of 14 days (other than by reason of holiday, statutory or otherwise) or have announced an intention permanently to cease business or have in fact done so and no alternative clearing system satisfactory to the Trustee is available; or

(3)	the Issuer determining that this Global Note shall be exchanged.

Upon the occurrence of an Exchange Event:

(i)	the Issuer will promptly give notice to Noteholders in accordance with Condition 13 of the occurrence of such Exchange Event; and

(ii)	Euroclear and/or Clearstream, Luxembourg (acting on the instructions of any holder of an interest in this Global Note) or the Trustee may give notice to the Agent requesting exchange and, in the event of the occurrence of an Exchange Event as described in (3) above, the Issuer may also give notice to the Agent requesting exchange. Any such exchange shall occur not later than 60 days after the date of receipt of the first relevant notice by the Agent.

The first notice requesting exchange in accordance with the above provisions shall give rise to the issue of Definitive Notes for the total nominal amount of Notes represented by this Global Note.

Any such exchange as aforesaid will be made upon presentation of this Global Note by the bearer hereof on any day (other than a Saturday or Sunday) on which banks are open for business in London at the office of the Agent specified above.

The aggregate nominal amount of Definitive Notes issued upon an exchange of this Global Note will be equal to the aggregate nominal amount of this Global Note. Upon exchange of this Global Note for Definitive Notes, the Agent shall cancel it or procure that it is cancelled.

Until the exchange of the whole of this Global Note as aforesaid, the bearer hereof shall (subject as provided in the next paragraph) in all respects be entitled to the same benefits as if he were the bearer of Definitive Notes and the relative Receipts, Coupons and/or Talons (if any) in the form(s) set out in Parts III, IV, V and VI (as applicable) of the Second Schedule to the Trust Deed.

Each person (other than Euroclear or Clearstream, Luxembourg) who is for the time being shown in the records of Euroclear or Clearstream, Luxembourg as the holder of a particular nominal amount of the Notes represented by this Global Note (in which regard any certificate or other document issued by Euroclear or Clearstream, Luxembourg as to the nominal amount of such Notes standing to the account of any person shall be conclusive and binding for all purposes save in the case of manifest error) shall be treated by the Issuer, the Guarantor, the Trustee, the Agent and any other Paying Agent as the holder of such nominal amount of such Notes for all purposes other than with respect to the payment of principal and interest on such nominal amount of such Notes, the right to which shall be vested, as against the Issuer and the Guarantor, solely in the bearer of this Global Note in accordance with and subject to the terms of this Global Note and the Trust Deed.

This Global Note is governed by, and shall be construed in accordance with, English law.

This Global Note confers no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Global Note, but this does not affect any right or remedy of a third party which exists or is available apart from that Act.

100

This Global Note shall not be valid unless authenticated by Deutsche Bank AG as Agent.

IN WITNESS whereof the Issuer has caused this Global Note to be signed manually or in facsimile by a person duly authorised on its behalf.

Dated as of the Issue Date.

MBNA EUROPE FUNDING PLC

By: .....................................................
Duly Authorised

Authenticated without warranty, recourse or liability by
Deutsche Bank AG
as Agent.

By: .....................................................
Authorised Officer

By: .....................................................
Authorised Officer

100

Schedule One

PART I

INTEREST PAYMENTS

Date made	Interest Payment Date	Total amount of interest payable	Amount of interest paid	Confirmation of payment by or on behalf of the Issuer

________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________

________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________

________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________

________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________

________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________

100

PART II

PAYMENT OF INSTALMENT AMOUNTS

Date made	Total amount of Instalment Amounts payable	Amount of Instalment Amounts paid	Remaining nominal amount of this Global Note following such payment *	Confirmation of payment by or on behalf of the Issuer

______	______________	____________	_______________	__________________
______	______________	____________	_______________	__________________
______	______________	____________	_______________	__________________
______	______________	____________	_______________	__________________
______	______________	____________	_______________	__________________
______	______________	____________	_______________	__________________
______	______________	____________	_______________	__________________
______	______________	____________	_______________	__________________
______	______________	____________	_______________	__________________
______	______________	____________	_______________	__________________
______	______________	____________	_______________	__________________
______	______________	____________	_______________	__________________
______	______________	____________	_______________	__________________
______	______________	____________	_______________	__________________
______	______________	____________	_______________	__________________
______	______________	____________	_______________	__________________
______	______________	____________	_______________	__________________
______	______________	____________	_______________	__________________
______	______________	____________	_______________	__________________
______	______________	____________	_______________	__________________
______	______________	____________	_______________	__________________
______	______________	____________	_______________	__________________
______	______________	____________	_______________	__________________
______	______________	____________	_______________	__________________
______	______________	____________	_______________	__________________
______	______________	____________	_______________	__________________
______	______________	____________	_______________	__________________
______	______________	____________	_______________	__________________
______	______________	____________	_______________	__________________
______	______________	____________	_______________	__________________
______	______________	____________	_______________	__________________
______	______________	____________	_______________	__________________
______	______________	____________	_______________	__________________
______	______________	____________	_______________	__________________
______	______________	____________	_______________	__________________
______	______________	____________	_______________	__________________

* See most recent entry in Part II, III or IV or Schedule Two in order to determine this amount.

100

PART III

REDEMPTION

Date made	Total amount of principal payable	Amount of principal paid	Remaining nominal amount of this Global Note following such redemption*	Confirmation of redemption by or on behalf of the Issuer

_________	___________	_____________	________________	___________________
_________	___________	_____________	________________	___________________
_________	___________	_____________	________________	___________________
_________	___________	_____________	________________	___________________
_________	___________	_____________	________________	___________________
_________	___________	_____________	________________	___________________
_________	___________	_____________	________________	___________________
_________	___________	_____________	________________	___________________
_________	___________	_____________	________________	___________________
_________	___________	_____________	________________	___________________
_________	___________	_____________	________________	___________________
_________	___________	_____________	________________	___________________
_________	___________	_____________	________________	___________________
_________	___________	_____________	________________	___________________
_________	___________	_____________	________________	___________________
_________	___________	_____________	________________	___________________
_________	___________	_____________	________________	___________________
_________	___________	_____________	________________	___________________
_________	___________	_____________	________________	___________________
_________	___________	_____________	________________	___________________
_________	___________	_____________	________________	___________________
_________	___________	_____________	________________	___________________
_________	___________	_____________	________________	___________________
_________	___________	_____________	________________	___________________
_________	___________	_____________	________________	___________________
_________	___________	_____________	________________	___________________
_________	___________	_____________	________________	___________________
_________	___________	_____________	________________	___________________
_________	___________	_____________	________________	___________________
_________	___________	_____________	________________	___________________
_________	___________	_____________	________________	___________________
_________	___________	_____________	________________	___________________
_________	___________	_____________	________________	___________________
_________	___________	_____________	________________	___________________
_________	___________	_____________	_________________	___________________

* See most recent entry in Part II, III or IV or Schedule Two in order to determine this amount.

100

PART IV

PURCHASES AND CANCELLATIONS

Date made	Part of nominal amount of this Global Note purchased and cancelled	Remaining nominal amount of this Global Note following such purchase and cancellation*	Confirmation of purchase and cancellation by or on behalf of the Issuer

_________	____________________	____________________	____________________
_________	____________________	____________________	____________________
_________	____________________	____________________	____________________
_________	____________________	____________________	____________________
_________	____________________	____________________	____________________
_________	____________________	____________________	____________________
_________	____________________	____________________	____________________
_________	____________________	____________________	____________________
_________	____________________	____________________	____________________
_________	____________________	____________________	____________________
_________	____________________	____________________	____________________
_________	____________________	____________________	____________________
_________	____________________	____________________	____________________
_________	____________________	____________________	____________________
_________	____________________	____________________	____________________
_________	____________________	____________________	____________________
_________	____________________	____________________	____________________
_________	____________________	____________________	____________________
_________	____________________	____________________	____________________
_________	____________________	____________________	____________________
_________	____________________	____________________	____________________
_________	____________________	____________________	____________________
_________	____________________	____________________	____________________
_________	____________________	____________________	____________________
_________	____________________	____________________	____________________
_________	____________________	____________________	____________________
_________	____________________	____________________	____________________
_________	____________________	____________________	____________________
_________	____________________	____________________	____________________
_________	____________________	____________________	____________________
_________	____________________	____________________	____________________
_________	____________________	____________________	____________________
_________	____________________	____________________	____________________
_________	____________________	____________________	____________________
_________	____________________	____________________	____________________
_________	____________________	____________________	____________________
_________	____________________	____________________	____________________

* See most recent entry in Part II, III or IV or Schedule Two in order to determine this amount.

100

Schedule Two

EXCHANGES

(only applicable where the Notes represented by this Global Note were, on issue, represented by a Temporary Global Note)

Date made	Nominal amount of Temporary Global Note exchanged for this Global Note	Increased nominal amount of this Global Note following such exchange*	Notation made by or on behalf of the Issuer

_________	_______________	_______________	_________________
_________	_______________	_______________	_________________
_________	_______________	_______________	_________________
_________	_______________	_______________	_________________
_________	_______________	_______________	_________________
_________	_______________	_______________	_________________
_________	_______________	_______________	_________________
_________	_______________	_______________	_________________
_________	_______________	_______________	_________________
_________	_______________	_______________	_________________
_________	_______________	_______________	_________________
_________	_______________	_______________	_________________
_________	_______________	_______________	_________________
_________	_______________	_______________	_________________
_________	_______________	_______________	_________________
_________	_______________	_______________	_________________
_________	_______________	_______________	_________________
_________	_______________	_______________	_________________
_________	_______________	_______________	_________________
_________	_______________	_______________	_________________
_________	_______________	_______________	_________________
_________	_______________	_______________	_________________
_________	_______________	_______________	_________________
_________	_______________	_______________	_________________
_________	_______________	_______________	_________________
_________	_______________	_______________	_________________
_________	_______________	_______________	__________________

* See most recent entry in Part II, III or IV of Schedule One or in this Schedule Two in order to determine this amount.

100

PART III

FORM OF DEFINITIVE NOTE

[ANY UNITED STATES PERSON (AS DEFINED IN THE UNITED STATES INTERNAL REVENUE CODE OF 1986, AS AMENDED) WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE UNITED STATES INTERNAL REVENUE CODE OF 1986, AS AMENDED.]3    Delete where the original maturity of the Notes is 183 days or less.

[BY ACCEPTING THIS OBLIGATION, THE HOLDER REPRESENTS AND WARRANTS THAT IT IS NOT A UNITED STATES PERSON (OTHER THAN AN EXEMPT RECIPIENT DESCRIBED IN SECTION 6049(b)(4) OF THE UNITED STATES INTERNAL REVENUE CODE OF 1986, AS AMENDED AND THE REGULATIONS THEREUNDER) AND THAT IT IS NOT ACTING FOR OR ON BEHALF OF A UNITED STATES PERSON (OTHER THAN AN EXEMPT RECIPIENT DESCRIBED IN SECTION 6049(b)(4) OF THE UNITED STATES INTERNAL REVENUE CODE OF 1986, AS AMENDED AND THE REGULATIONS THEREUNDER).]4    Delete where the original maturity of the Notes is more than 183 days.

[Serial No.]

MBNA EUROPE FUNDING PLC
(the "Issuer")
(incorporated with limited liability in England and Wales with registered number2950906)

unconditionally and irrevocably guaranteed by
MBNA AMERICA BANK, NATIONAL ASSOCIATION
(the "Guarantor")
(a national banking association organised under the laws of the United States of America)
[Specified Currency and Nominal Amount of Tranche]
NOTES DUE [Year of Maturity]

This Note is one of a Series of Notes of [Specified Currency(ies) and Specified Denomination(s)] each of the Issuer ("Notes"). References herein to the Conditions shall be to the Terms and Conditions [endorsed hereon/set out in the First Schedule to the Trust Deed (as defined below) which shall be incorporated by reference herein and have effect as if set out herein] as supplemented, replaced and modified by the relevant information (appearing in the Pricing Supplement (the "Pricing Supplement")) endorsed hereon but, in the event of any conflict between the provisions of the said Conditions and such information in the Pricing Supplement, such information will prevail. Words and expressions defined in the Conditions shall bear the same meanings when used in this Note. This Note is issued subject to, and with the benefit of, the Conditions and a Trust Deed dated 7th May, 1999 (such Trust Deed as modified and/or supplemented and/or restated from time to time, the "Trust Deed") and made between the Issuer, the Guarantor and Deutsche Trustee Company Limited (formerly called Bankers Trustee Company Limited) as trustee for the holders of the Notes.

The Issuer, subject to and in accordance with the Conditions and the Trust Deed, promises to pay to the bearer hereof on [each Instalment Date and] the Maturity Date or on such earlier date as this Note may become due and repayable in accordance with the Conditions and the Trust Deed, the amount payable on redemption of this Note and to pay interest (if any) on the nominal amount of this Note calculated and payable as provided in the Conditions and the Trust Deed together with any other sums payable under the Conditions and the Trust Deed.

This Note shall not be valid unless authenticated by Deutsche Bank AG as Agent.

IN WITNESS whereof this Note has been executed on behalf of the Issuer.

Dated as of the Issue Date.

MBNA EUROPE FUNDING PLC

By: .....................................................
Director/Authorised Officer

By: .....................................................
Director/Authorised Officer

Authenticated without warranty, recourse or liability by
Deutsche Bank AG
as Agent.

By: .....................................................
Authorised Officer

By: .....................................................
Authorised Officer

100

[Conditions]

[Conditions to be as set out in the First Schedule to this Trust Deed or such other form as may be agreed between the Issuer, the Agent, the Trustee and the relevant Dealer(s), but shall not be endorsed if not required by the relevant Stock Exchange]

100

Pricing Supplement

[Here to be set out the text of the relevant information supplementing, replacing or modifying the Conditions which appears in the Pricing
Supplement relating to the Notes]

100

PART IV

FORM OF RECEIPT

MBNA EUROPE FUNDING PLC

[Specified Currency and Nominal Amount of Tranche]
NOTES DUE [Year of Maturity]

Series No. [       ]

Receipt for the sum of [       ] being the instalment of principal payable in accordance with the Terms and Conditions applicable to the Note to which this Receipt appertains (the "Conditions") on [           ].

This Receipt is issued subject to and in accordance with the Conditions which shall be binding upon the holder of this Receipt (whether or not it is for the time being attached to such Note) and is payable at the specified office of any of the Paying Agents set out on the reverse hereof (and/or any other or further Paying Agents and/or specified offices as may from time to time be duly appointed and notified to the Noteholders).

This Receipt must be presented for payment together with the Note to which it appertains. The Issuer shall have no obligation in respect of any Receipt presented without the Note to which it appertains or any unmatured Receipts.

MBNA EUROPE FUNDING PLC

By: .....................................................
Director/Authorised Officer

By: .....................................................
Director/Authorised Officer

[ANY UNITED STATES PERSON (AS DEFINED IN THE UNITED STATES INTERNAL REVENUE CODE OF 1986, AS AMENDED) WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE UNITED STATES INTERNAL REVENUE CODE OF 1986, AS AMENDED.]5    Delete where the original maturity of the Notes is 183 days or less.

[BY ACCEPTING THIS OBLIGATION, THE HOLDER REPRESENTS AND WARRANTS THAT IT IS NOT A UNITED STATES PERSON (OTHER THAN AN EXEMPT RECIPIENT DESCRIBED IN SECTION 6049(b)(4) OF THE UNITED STATES INTERNAL REVENUE CODE OF 1986, AS AMENDED AND THE REGULATIONS THEREUNDER) AND THAT IT IS NOT ACTING FOR OR ON BEHALF OF A UNITED STATES PERSON (OTHER THAN AN EXEMPT RECIPIENT DESCRIBED IN SECTION 6049(b)(4) OF THE UNITED STATES INTERNAL REVENUE CODE OF 1986, AS AMENDED AND THE REGULATIONS THEREUNDER).]6    Delete where the original maturity of the Notes is more than 183 days.

100

PART V

FORM OF COUPON
On the front:

MBNA EUROPE FUNDING PLC

[Specified Currency and Nominal Amount of Tranche]
NOTES DUE [Year of Maturity]

Series No. [       ]

[Coupon appertaining to a Note in the denomination of [Specified Currency and Specified Denomination]].

Part A
[For Fixed Rate Notes:

This Coupon is payable to bearer, separately    Coupon for
negotiable and subject to the Terms and    [          ]
Conditions of the said Notes.    due on [       ], [      ]]

Part B

[For Floating Rate Notes, Index Linked Interest Notes or Dual Currency Interest Notes:

Coupon for the amount due in accordance with
the Terms and Conditions endorsed on,
attached to or incorporated by reference
into the said Notes on [the Interest Payment
Date falling in [     ] [     ]/[   ]].

This Coupon is payable to bearer, separately
negotiable and subject to such Terms and
Conditions, under which it may become void
before its due date.]

MBNA EUROPE FUNDING PLC

By: .....................................................
Director/Authorised Officer

By: .....................................................
Director/Authorised Officer

100

[ANY UNITED STATES PERSON (AS DEFINED IN THE UNITED STATES INTERNAL REVENUE CODE OF 1986, AS AMENDED) WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE UNITED STATES INTERNAL REVENUE CODE OF 1986, AS AMENDED.]7    Delete where the original maturity of the Notes is 183 days or less.

[BY ACCEPTING THIS OBLIGATION, THE HOLDER REPRESENTS AND WARRANTS THAT IT IS NOT A UNITED STATES PERSON (OTHER THAN AN EXEMPT RECIPIENT DESCRIBED IN SECTION 6049(b)(4) OF THE UNITED STATES INTERNAL REVENUE CODE OF 1986, AS AMENDED AND THE REGULATIONS THEREUNDER) AND THAT IT IS NOT ACTING FOR OR ON BEHALF OF A UNITED STATES PERSON (OTHER THAN AN EXEMPT RECIPIENT DESCRIBED IN SECTION 6049(b)(4) OF THE UNITED STATES INTERNAL REVENUE CODE OF 1986, AS AMENDED AND THE REGULATIONS THEREUNDER).]8    Delete where the original maturity of the Notes is more than 183 days.

100

PART VI

FORM OF TALON

On the front:

MBNA EUROPE FUNDING PLC

[Specified Currency and Nominal Amount of Tranche]
NOTES DUE [Year of Maturity]

Series No. [       ]

[Talon appertaining to a Note in the denomination of [Specified Currency and Specified Denomination]]1    Delete where the Notes are all of the same denomination.
On and after [              ] further Coupons [and a further Talon]2     Not required on last Coupon sheet. appertaining to the Note to which this Talon appertains will be issued at the specified office of any of the Paying Agents set out on the reverse hereof (and/or any other or further Paying Agents and/or specified offices as may from time to time be duly appointed and notified to the Noteholders) upon production and surrender of this Talon.

This Talon may, in certain circumstances, become void under the Terms and Conditions endorsed on the Note to which this Talon appertains.

MBNA EUROPE FUNDING PLC

By: .....................................................
Director/Authorised Officer

By: .....................................................
Director/Authorised Officer

100

[ANY UNITED STATES PERSON (AS DEFINED IN THE UNITED STATES INTERNAL REVENUE CODE OF 1986, AS AMENDED) WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE UNITED STATES INTERNAL REVENUE CODE OF 1986, AS AMENDED.]9    Delete where the original maturity of the Notes is 183 days or less.

[BY ACCEPTING THIS OBLIGATION, THE HOLDER REPRESENTS AND WARRANTS THAT IT IS NOT A UNITED STATES PERSON (OTHER THAN AN EXEMPT RECIPIENT DESCRIBED IN SECTION 6049(b)(4) OF THE UNITED STATES INTERNAL REVENUE CODE OF 1986, AS AMENDED AND THE REGULATIONS THEREUNDER) AND THAT IT IS NOT ACTING FOR OR ON BEHALF OF A UNITED STATES PERSON (OTHER THAN AN EXEMPT RECIPIENT DESCRIBED IN SECTION 6049(b)(4) OF THE UNITED STATES INTERNAL REVENUE CODE OF 1986, AS AMENDED AND THE REGULATIONS THEREUNDER).]10    Delete where the original maturity of the Notes is more than 183 days.

100

On the back of Receipts, Coupons and Talons:

AGENT

Deutsche Bank AG
Winchester House
1 Great Winchester Street
London EC2N 2DB
United Kingdom

OTHER PAYING AGENT

Deutsche Bank Luxembourg S.A.
2 Boulevard Konrad Adenauer
L-1115 Luxembourg
Luxembourg

100

CERTIFICATE "B"

PART VII

FORM OF CERTIFICATE TO BE PRESENTED BY
EUROCLEAR OR CLEARSTREAM, LUXEMBOURG

MBNA EUROPE FUNDING PLC

[Title of Notes]

(the "Securities")

This is to certify that, based solely on certifications we have received in writing, by tested telex or by electronic transmission from member organisations appearing in our records as persons being entitled to a portion of the nominal amount set forth below (our "Member Organisations") substantially to the effect set forth in the temporary Global Note representing the Securities, as of the date hereof, [       ] nominal amount of the above-captioned Securities (i) is owned by persons that are not citizens or residents of the United States, partnerships, corporations or other entities created or organised under the laws of the United States or any estate or trust the income of which is subject to United States Federal income taxation regardless of its source ("United States persons"), (ii) is owned by United States persons that (a) are foreign branches of United States financial institutions (as defined in U.S. Treasury Regulations Sections 1.165-12(c)(1)(iv) ("financial institutions") purchasing for their own account or for resale, or (b) acquired the Securities through foreign branches of United States financial institutions and who hold the Securities through such United States financial institutions on the date hereof (and in either case (a) or (b), each such United States financial institution has agreed, on its own behalf or through its agent, that we may advise the Issuer or the Issuer's agent that it will comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder), or (iii) is owned by United States or foreign financial institutions for purposes of resale during the restricted period (as defined in U.S. Treasury Regulations Section 1.163-5(c)(2)(i)(D)(7)), and to the further effect that United States or foreign financial institutions described in Clause (iii) above (whether or not also described in Clause (i) or (ii)) have certified that they have not acquired the Securities for purposes of resale directly or indirectly to a United States person or to a person within the United States or its possessions.

If the Securities are of the category contemplated in Section 230.903(b)(3) of Regulation S under the Securities Act of 1933, as amended, then this is also to certify with respect to such principal amount of Securities set forth above that, except as set forth below, we have received in writing, by tested telex or by electronic transmission, from our Member Organisations entitled to a portion of such principal amount, certifications with respect to such portion, substantially to the effect set forth in the temporary Global Note representing the Securities.

We further certify (i) that we are not making available herewith for exchange (or, if relevant, exercise of any rights or collection of any interest) any portion of the temporary Global Note excepted in such certifications and (ii) that as of the date hereof we have not received any notification from any of our Member Organisations to the effect that the statements made by such Member Organisations with respect to any portion of the part submitted herewith for exchange (or, if relevant, exercise of any rights or collection of any interest) are no longer true and cannot be relied upon as of the date hereof.

We understand that this certification is required in connection with certain tax laws and, if applicable, certain securities laws of the United States. In connection therewith, if administrative or legal proceedings or official enquiries are commenced or threatened in connection with which this certification is or would be relevant, we irrevocably authorise you to produce this certification to any interested party in such proceedings or enquiries.

Dated: ,          1     To be dated no earlier than the date to which this certification relates, namely (a) the payment date or (b) the Exchange Date.

Yours faithfully,

[Euroclear Bank S.A./N.V.
as operator of the Euroclear
System]

or

[Clearstream Banking, société anonyme]

By:...............................

100

CERTIFICATE "A"

(to be presented by beneficial holder to Euroclear or Clearstream, Luxembourg)

MBNA EUROPE FUNDING PLC

[Title of Notes]

(the "Securities")

This is to certify that as of the date hereof, and except as set forth below, the above-captioned Securities held by you for our account (i) are owned by person(s) that are not citizens or residents of the United States, partnerships, corporations or other entities created or organised under the laws of the United States or any estate or trust the income of which is subject to United States Federal income taxation regardless of its source ("United States person(s)"), (ii) are owned by United States person(s) that (a) are foreign branches of United States financial institutions (as defined in U.S. Treasury Regulations Section 1.165-12(c)(1)(iv)) ("financial institutions") purchasing for their own account or for resale, or (b) acquired the Securities through foreign branches of United States financial institutions and who hold the Securities through such United States financial institutions on the date hereof (and in either case (a) or (b), each such United States financial institution hereby agrees, on its own behalf or through its agent, that you may advise the Issuer or the Issuer's agent that it will comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder), or (iii) are owned by United States or foreign financial institution(s) for purposes of resale during the restricted period (as defined in U.S. Treasury Regulations Section 1.163-5(c)(2)(i)(D)(7)), and in addition if the owner of the Securities is a United States or foreign financial institution described in Clause (iii) above (whether or not also described in Clause (i) or (ii)) this is to further certify that such financial institution has not acquired the Securities for purposes of resale directly or indirectly to a United States person or to a person within the United States or its possessions.

If the Securities are of the category contemplated in Section 230.903(b)(3) of Regulation S under the Securities Act of 1933, as amended, (the "Act") then this is also to certify that, except as set forth below, the Securities are beneficially owned by (a) non-U.S. person(s) or (b) U.S. person(s) who purchased the Securities in transactions which did not require registration under the Act. As used in this paragraph, the term "U.S. person" has the meaning given to it by Regulation S under the Act.

As used herein, "United States" means the United States of America (including the States and the District of Columbia); and its "possessions" include Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands.

We undertake to advise you promptly by tested telex on or prior to the date on which you intend to submit your certification relating to the Securities held by you for our account in accordance with your operating procedures if any applicable statement herein is not correct on such date, and in the absence of any such notification it may be assumed that this certification applies as of such date.

This certification excepts and does not relate to [       ] of such interest in the above Securities in respect of which we are not able to certify and as to which we understand exchange and delivery of definitive Securities (or, if relevant, exercise of any right or collection of any interest) cannot be made until we do so certify.

We understand that this certification is required in connection with certain tax laws and, if applicable, certain securities laws of the United States. In connection therewith, if administrative or legal proceedings or official enquiries are commenced or threatened in connection with which this certification is or would be relevant, we irrevocably authorise you to produce this certification to any interested party in such proceedings or enquiries.

Dated: ,           1    To be dated no earlier than the fifteenth day prior to the date to which this certification relates, namely (a) the payment date or (b) the Exchange Date.

Name of person making certification

By: .................................................

100

THE THIRD SCHEDULE
PROVISIONS FOR MEETINGS OF NOTEHOLDERS

1.	(A)	As used in this Schedule the following expressions shall have the following meanings unless the context otherwise requires:

(i)	"voting certificate" shall mean an English language certificate issued by a Paying Agent and dated in which it is stated:

(a)	that on the date thereof Notes (whether in definitive form or represented by a Global Note and not being Notes in respect of which a block voting instruction has been issued and is outstanding in respect of the meeting specified in such voting certificate or any adjourned such meeting) were deposited with such Paying Agent or (to the satisfaction of such Paying Agent) were held to its order or under its control or blocked in an account with a clearing system and that no such Notes will cease to be so deposited or held or blocked until the first to occur of:

(1)	the conclusion of the meeting specified in such certificate or, if later, of any adjourned such meeting; and

(2)	the surrender of the certificate to the Paying Agent who issued the same; and

(b)	that the bearer thereof is entitled to attend and vote at such meeting and any adjourned such meeting in respect of the Notes represented by such certificate;

(ii)	"block voting instruction" shall mean an English language document issued by a Paying Agent and dated in which:

(a)	it is certified that Notes (whether in definitive form or represented by a Global Note and not being Notes in respect of which a voting certificate has been issued and is outstanding in respect of the meeting specified in such block voting instruction and any adjourned such meeting) have been deposited with such Paying Agent or (to the satisfaction of such Paying Agent) were held to its order or under its control or blocked in an account with a clearing system and that no such Notes will cease to be so deposited or held or blocked until the first to occur of:

(1)	the conclusion of the meeting specified in such document or, if later, of any adjourned such meeting; and

(2)	the surrender to the Paying Agent not less than 48 hours before the time for which such meeting or any adjourned such meeting is convened of the receipt issued by such Paying Agent in respect of each such deposited Note which is to be released or (as the case may require) the Note or Notes ceasing with the agreement of the Paying Agent to be held to its order or under its control or so blocked and the giving of notice by the Paying Agent to the Issuer in accordance with paragraph 17 hereof of the necessary amendment to the block voting instruction;

(b)	it is certified that each holder of such Notes has instructed such Paying Agent that the vote(s) attributable to the Note or Notes so deposited or held or blocked should be cast in a particular way in relation to the resolution or resolutions to be put to such meeting or any adjourned such meeting and that all such instructions are during the period commencing 48 hours prior to the time for which such meeting or any adjourned such meeting is convened and ending at the conclusion or adjournment thereof neither revocable nor capable of amendment;

(c)	the aggregate principal amount of the Notes so deposited or held or blocked are listed distinguishing with regard to each such resolution between those in respect of which instructions have been given as aforesaid that the votes attributable thereto should be cast in favour of the resolution and those in respect of which instructions have been so given that the votes attributable thereto should be cast against the resolution; and

(d)	one or more persons named in such document (each hereinafter called a "proxy") is or are authorised and instructed by such Paying Agent to cast the votes attributable to the Notes so listed in accordance with the instructions referred to in (c) above as set out in such document;

(iii)	"24 hours" shall mean a period of 24 hours including all or part of a day upon which banks are open for business in both the place where the relevant meeting is to be held and in each of the places where the Paying Agents have their specified offices (disregarding for this purpose the day upon which such meeting is to be held) and such period shall be extended by one period or, to the extent necessary, more periods of 24 hours until there is included as aforesaid all or part of a day upon which banks are open for business in all of the places as aforesaid; and

(iv)	"48 hours" shall mean a period of 48 hours including all or part of two days upon which banks are open for business both in the place where the relevant meeting is to be held and in each of the places where the Paying Agents have their specified offices (disregarding for this purpose the day upon which such meeting is to be held) and such period shall be extended by one period or, to the extent necessary, more periods of 24 hours until there is included as aforesaid all or part of two days upon which banks are open for business in all of the places as aforesaid.

(B)	A holder of a Note (whether in definitive form or represented by a Global Note) may obtain a voting certificate in respect of such Note from a Paying Agent or require a Paying Agent to issue a block voting instruction in respect of such Note by depositing such Note with such Paying Agent or (to the satisfaction of such Paying Agent) by such Note being held to its order or under its control or being blocked in an account with a clearing system, in each case not less than 48 hours before the time fixed for the relevant meeting and on the terms set out in sub-paragraph (A)(i)(a) or (A)(ii)(a) above (as the case may be), and (in the case of a block voting instruction) instructing such Paying Agent to the effect set out in sub-paragraph (A)(ii)(b) above. The holder of any voting certificate or the proxies named in any block voting instruction shall for all purposes in connection with the relevant meeting or adjourned meeting of Noteholders be deemed to be the holder of the Notes to which such voting certificate or block voting instruction relates and the Paying Agent with which such Notes have been deposited or the person holding the same to the order or under the control of such Paying Agent or the clearing system in which such Notes have been blocked shall be deemed for such purposes not to be the holder of those Notes.

2.	The Issuer, the Guarantor or the Trustee may at any time and the Issuer shall upon a requisition in writing in the English language signed by the holders of not less than ten per cent. in nominal amount of the Notes for the time being outstanding convene a meeting of the Noteholders and if the Issuer makes default for a period of seven days in convening such a meeting the same may be convened by the Trustee or the requisitionists. Whenever the Issuer or the Guarantor is about to convene any such meeting the Issuer or the Guarantor, as the case may be, shall forthwith give notice in writing to the Trustee of the day, time and place thereof and of the nature of the business to be transacted thereat. Every such meeting shall be held at such time and place as the Trustee may appoint or approve.

3.	At least 21 days' notice (exclusive of the day on which the notice is given and the day on which the meeting is to be held) specifying the place, day and hour of meeting shall be given to the holders of the relevant Notes prior to any meeting of such holders in the manner provided by Condition 13. Such notice, which shall be in the English language, shall state generally the nature of the business to be transacted at the meeting thereby convened but (except for an Extraordinary Resolution) it shall not be necessary to specify in such notice the terms of any resolution to be proposed. Such notice shall include statements, if applicable, to the effect that Notes may, not less than 48 hours before the time fixed for the meeting, be deposited with Paying Agents or (to their satisfaction) held to their order or under their control or blocked in an account with a clearing system for the purpose of obtaining voting certificates or appointing proxies. A copy of the notice shall be sent by post to the Trustee (unless the meeting is convened by the Trustee), to the Issuer (unless the meeting is convened by the Issuer) and to the Guarantor (unless the meeting is convened by the Guarantor).

4.	A person (who may but need not be a Noteholder) nominated in writing by the Trustee shall be entitled to take the chair at the relevant meeting or adjourned meeting but if no such nomination is made or if at any meeting or adjourned meeting the person nominated shall not be present within 15 minutes after the time appointed for holding the meeting or adjourned meeting the Noteholders present shall choose one of their number to be Chairman, failing which the Issuer may appoint a Chairman. The Chairman of an adjourned meeting need not be the same person as was Chairman of the meeting from which the adjournment took place.

5.	At any such meeting one or more persons present holding Definitive Notes or voting certificates or being proxies and holding or representing in the aggregate not less than one-twentieth of the nominal amount of the Notes for the time being outstanding shall (except for the purpose of passing an Extraordinary Resolution) form a quorum for the transaction of business and no business (other than the choosing of a Chairman) shall be transacted at any meeting unless the requisite quorum be present at the commencement of the relevant business. The quorum at any such meeting for passing an Extraordinary Resolution shall (subject as provided below) be one or more persons present holding Definitive Notes or voting certificates or being proxies and holding or representing in the aggregate a clear majority in nominal amount of the Notes for the time being outstanding PROVIDED THAT at any meeting the business of which includes any of the following matters (each of which shall, subject only to Clause 18(B), only be capable of being effected after having been approved by Extraordinary Resolution) namely:

(i)	reduction or cancellation of the amount payable or, where applicable, modification, except where such modification is in the opinion of the Trustee bound to result in an increase, of the method of calculating the amount payable or modification of the date of payment or, where applicable, of the method of calculating the date of payment in respect of any principal or interest in respect of the Notes;

(ii)	alteration of the currency in which payments under the Notes, Receipts and Coupons are to be made other than pursuant to Condition 3 relating to redenomination;

(iii)	alteration of the majority required to pass an Extraordinary Resolution;

(iv)	the sanctioning of any such scheme or proposal as is described in paragraph 18(I) below; and

(v)	alteration of this proviso or the proviso to paragraph 6 below;

the quorum shall be one or more persons present holding Definitive Notes or voting certificates or being proxies and holding or representing in the aggregate not less than two-thirds of the nominal amount of the Notes for the time being outstanding.

6.	If within 15 minutes (or such longer period not exceeding 30 minutes as the Chairman may decide) after the time appointed for any such meeting a quorum is not present for the transaction of any particular business, then, subject and without prejudice to the transaction of the business (if any) for which a quorum is present, the meeting shall if convened upon the requisition of Noteholders be dissolved. In any other case it shall stand adjourned to the same day in the next week (or if such day is a public holiday the next succeeding business day) at the same time and place (except in the case of a meeting at which an Extraordinary Resolution is to be proposed in which case it shall stand adjourned for such period, being not less than 13 clear days nor more than 42 clear days, and to such place as may be appointed by the Chairman either at or subsequent to such meeting and approved by the Trustee). If within 15 minutes (or such longer period not exceeding 30 minutes as the Chairman may decide) after the time appointed for any adjourned meeting a quorum is not present for the transaction of any particular business, then, subject and without prejudice to the transaction of the business (if any) for which a quorum is present, the Chairman may (with the approval of the Trustee) either dissolve such meeting or adjourn the same for such period, being not less than 13 clear days (but without any maximum number of clear days), and to such place as may be appointed by the Chairman either at or subsequent to such adjourned meeting and approved by the Trustee, and the provisions of this sentence shall apply to all further adjourned such meetings. At any adjourned meeting one or more persons present holding Definitive Notes of the relevant one or more Series or voting certificates or being proxies or representatives (whatever the nominal amount of the Notes so held or represented by them) shall (subject as provided below) form a quorum and shall have power to pass any resolution and to decide upon all matters which could properly have been dealt with at the meeting from which the adjournment took place had the requisite quorum been present PROVIDED THAT at any adjourned meeting the quorum for the transaction of business comprising any of the matters specified in the proviso to paragraph 5 above shall be one or more persons present holding Definitive Notes or voting certificates or being proxies and holding or representing in the aggregate not less than one-third of the nominal amount of the Notes for the time being outstanding.

7.	Notice of any adjourned meeting at which an Extraordinary Resolution is to be submitted shall be given in the same manner as notice of an original meeting but as if 10 were substituted for 21 in paragraph 3 above and such notice shall state the required quorum. Subject as aforesaid it shall not be necessary to give any notice of an adjourned meeting.

8.	Every question submitted to a meeting shall be decided in the first instance by a show of hands and in case of equality of votes the Chairman shall both on a show of hands and on a poll have a casting vote in addition to the vote or votes (if any) to which he may be entitled as a Noteholder or as a holder of a voting certificate or as a proxy.

9.	At any meeting unless a poll is (before or on the declaration of the result of the show of hands) demanded by the Chairman, the Issuer, the Guarantor, the Trustee or any person present holding a Definitive Note of the relevant Series or a voting certificate or being a proxy (whatever the nominal amount of the Notes so held or represented by him) a declaration by the Chairman that a resolution has been carried or carried by a particular majority or lost or not carried by a particular majority shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against such resolution.

10.	Subject to paragraph 12 below, if at any such meeting a poll is so demanded it shall be taken in such manner and subject as hereinafter provided either at once or after an adjournment as the Chairman directs and the result of such poll shall be deemed to be the resolution of the meeting at which the poll was demanded as at the date of the taking of the poll. The demand for a poll shall not prevent the continuance of the meeting for the transaction of any business other than the motion on which the poll has been demanded.

11.	The Chairman may with the consent of (and shall if directed by) any such meeting adjourn the same from time to time and from place to place but no business shall be transacted at any adjourned meeting except business which might lawfully (but for lack of required quorum) have been transacted at the meeting from which the adjournment took place.

12.	Any poll demanded at any such meeting on the election of a Chairman or on any question of adjournment shall be taken at the meeting without adjournment.

13.	The Trustee and its lawyers and any director, officer or employee of a corporation being a trustee of these presents and any director or officer of the Issuer or, as the case may be, the Guarantor and its or their lawyers and any other person authorised so to do by the Trustee may attend and speak at any meeting. Save as aforesaid, but without prejudice to the proviso to the definition of "outstanding" in Clause 1, no person shall be entitled to attend and speak nor shall any person be entitled to vote at any meeting of Noteholders or join with others in requesting the convening of such a meeting or to exercise the rights conferred on Noteholders by Condition 9 unless he either produces the Definitive Note or Definitive Notes of which he is the holder or a voting certificate or is a proxy. No person shall be entitled to vote at any meeting in respect of Notes held by, for the benefit of, or on behalf of, the Issuer, the Guarantor or any other Subsidiary of the Guarantor. Nothing herein shall prevent any of the proxies named in any block voting instruction or form of proxy from being a director, officer or representative of or otherwise connected with the Issuer or the Guarantor.

14.	Subject as provided in paragraph 13 hereof at any meeting:

(A)	on a show of hands every person who is present in person and produces a Definitive Note or voting certificate or is a proxy shall have one vote; and

(B)	on a poll every person who is so present shall have one vote in respect of each €1 or such other amount as the Trustee may in its absolute discretion stipulate (or, in the case of meetings of holders of Notes denominated in another currency, such amount in such other currency as the Trustee in its absolute discretion may stipulate) in nominal amount of the Definitive Notes so produced or represented by the voting certificate so produced or in respect of which he is a proxy.

Without prejudice to the obligations of the proxies named in any block voting instruction any person entitled to more than one vote need not use all his votes or cast all the votes to which he is entitled in the same way.

15.	The proxies named in any block voting instruction need not be Noteholders.

16.	Each block voting instruction together (if so requested by the Trustee) with proof satisfactory to the Trustee of its due execution on behalf of the relevant Paying Agent shall be deposited by the relevant Paying Agent at such place as the Trustee shall approve not less than 24 hours before the time appointed for holding the meeting or adjourned meeting at which the proxies named in the block voting instruction propose to vote and in default the block voting instruction shall not be treated as valid unless the Chairman of the meeting decides otherwise before such meeting or adjourned meeting proceeds to business. A notarially certified copy of each block voting instruction shall be deposited with the Trustee before the commencement of the meeting or adjourned meeting but the Trustee shall not thereby be obliged to investigate or be concerned with the validity of or the authority of the proxies named in any such block voting instruction.

17.	Any vote given in accordance with the terms of a block voting instruction shall be valid notwithstanding the previous revocation or amendment of the block voting instruction or of any of the relevant Noteholders' instructions pursuant to which it was executed provided that no intimation in writing of such revocation or amendment shall have been received from the relevant Paying Agent (or such other place as may have been required or approved by the Trustee for the purpose) by the time being 24 hours before the time appointed for holding the meeting or adjourned meeting at which the block voting instruction is to be used.

18.	A meeting of the Noteholders shall in addition to the powers hereinbefore given have the following powers exercisable only by Extraordinary Resolution (subject to the provisions relating to quorum contained in paragraphs 5 and 6 above) namely:

(A)	power to sanction any compromise or arrangement proposed to be made between the Issuer, the Guarantor, the Trustee, any Appointee and the Noteholders, Receiptholders and Couponholders or any of them;

(B)	power to sanction any abrogation, modification, compromise or arrangement in respect of the rights of the Trustee, any Appointee, the Noteholders, the Receiptholders, the Couponholders, the Issuer or the Guarantor against any other or others of them or against any of their property whether such rights shall arise under these presents or otherwise;

(C)	power to assent to any modification of the provisions of these presents which shall be proposed by the Issuer, the Guarantor, the Trustee or any Noteholder;

(D)	power to give any authority or sanction which under the provisions of these presents is required to be given by Extraordinary Resolution;

(E)	power to appoint any persons (whether Noteholders or not) as a committee or committees to represent the interests of the Noteholders and to confer upon such committee or committees any powers or discretions which the Noteholders could themselves exercise by Extraordinary Resolution;

(F)	power to approve of a person to be appointed a trustee and power to remove any trustee or trustees for the time being of these presents;

(G)	power to discharge or exonerate the Trustee and/or any Appointee from all liability in respect of any act or omission for which the Trustee and/or such Appointee may have become responsible under these presents;

(H)	power to authorise the Trustee and/or any Appointee to concur in and execute and do all such deeds, instruments, acts and things as may be necessary to carry out and give effect to any Extraordinary Resolution; and

(I)	power to sanction any scheme or proposal for the exchange or sale of the Notes for or the conversion of the Notes into or the cancellation of the Notes in consideration of shares, stock, notes, bonds, debentures, debenture stock and/or other obligations and/or securities of the Issuer or any other company formed or to be formed, or for or into or in consideration of cash, or partly for or into or in consideration of such shares, stock, notes, bonds, debentures, debenture stock and/or other obligations and/or securities as aforesaid and partly for or into or in consideration of cash.

19.	Any resolution passed at a meeting of the Noteholders duly convened and held in accordance with these presents shall be binding upon all the Noteholders whether present or not present at such meeting and whether or not voting and upon all Receiptholders and Couponholders and each of them shall be bound to give effect thereto accordingly and the passing of any such resolution shall be conclusive evidence that the circumstances justify the passing thereof. Notice of the result of the voting on any resolution duly considered by the Noteholders shall be published in accordance with Condition 13 by the Issuer within 14 days of such result being known PROVIDED THAT the non-publication of such notice shall not invalidate such result.

20.	The expression "Extraordinary Resolution" when used in these presents means (a) a resolution passed at a meeting of the Noteholders duly convened and held in accordance with these presents by a majority consisting of not less than three-fourths of the persons voting thereat upon a show of hands or if a poll is duly demanded by a majority consisting of not less than three-fourths of the votes cast on such poll; or (b) a resolution in writing signed by or on behalf of all the Noteholders, which resolution in writing may be contained in one document or in several documents in like form each signed by or on behalf of one or more of the Noteholders.

21.	Minutes of all resolutions and proceedings at every meeting of the Noteholders shall be made and entered in books to be from time to time provided for that purpose by the Issuer and any such minutes as aforesaid if purporting to be signed by the Chairman of the meeting at which such resolutions were passed or proceedings transacted shall be conclusive evidence of the matters therein contained and until the contrary is proved every such meeting in respect of the proceedings of which minutes have been made shall be deemed to have been duly held and convened and all resolutions passed or proceedings transacted thereat to have been duly passed or transacted.

22.	(A)	If and whenever the Issuer shall have issued and have outstanding Notes of more than one Series the foregoing provisions of this Schedule shall have effect subject to the following modifications:

(i)	a resolution which in the opinion of the Trustee affects the Notes of only one Series shall be deemed to have been duly passed if passed at a separate meeting of the holders of the Notes of that Series;

(ii)	a resolution which in the opinion of the Trustee affects the Notes of more than one Series but does not give rise to a conflict of interest between the holders of Notes of any of the Series so affected shall be deemed to have been duly passed if passed at a single meeting of the holders of the Notes of all the Series so affected;

(iii)	a resolution which in the opinion of the Trustee affects the Notes of more than one Series and gives or may give rise to a conflict of interest between the holders of the Notes of one Series or group of Series so affected and the holders of the Notes of another Series or group of Series so affected shall be deemed to have been duly passed only if passed at separate meetings of the holders of the Notes of each Series or group of Series so affected; and

(iv)	to all such meetings all the preceding provisions of this Schedule shall mutatis mutandis apply as though references therein to Notes and Noteholders were references to the Notes of the Series or group of Series in question or to the holders of such Notes, as the case may be.

(B)	If the Issuer shall have issued and have outstanding Notes which are not denominated in Euro in the case of any meeting of holders of Notes of more than one currency the nominal amount of such Notes shall (i) for the purposes of paragraph 2 above be the equivalent in Euro at the spot rate of a bank nominated by the Trustee for the conversion of the relevant currency or currencies into Euro on the seventh dealing day prior to the day on which the requisition in writing is received by the Issuer and (ii) for the purposes of paragraphs 5, 6 and 14 above (whether in respect of the meeting or any adjourned such meeting or any poll resulting therefrom) be the equivalent at such spot rate on the seventh dealing day prior to the day of such meeting. In such circumstances, on any poll each person present shall have one vote for each €1 (or such other Euro amount as the Trustee may in its absolute discretion stipulate) in nominal amount of the Notes (converted as above) which he holds or represents.

23.	Subject to all other provisions of these presents the Trustee may without the consent of the Issuer, the Guarantor, the Noteholders, the Receiptholders or the Couponholders) prescribe such further regulations regarding the requisitioning and/or the holding of meetings of Noteholders and attendance and voting thereat as the Trustee may in its sole discretion reasonably think fit.

100

EXECUTED as a deed by)
MBNA EUROPE FUNDING PLC)
acting by)
and)

Director

Director

EXECUTED as a deed by)
MBNA AMERICA BANK,)
NATIONAL ASSOCIATION)
acting by)
acting under the authority of that)
company in the presence of:)

THE COMMON SEAL of )
DEUTSCHE TRUSTEE COMPANY)
LIMITED (formerly called)
Bankers Trustee Company Limited))
was affixed to this deed in)
the presence of:)

Authorised Signatory

Authorised Signatory

1.
2.
1.
2.
3.
4.
5.
6.
7.
8.
1.
2.
9.
10.
1.
1.

100

SCHEDULE

FORM OF MODIFIED PRINCIPAL TRUST DEED

DATED 7th May, 1999

MBNA EUROPE FUNDING PLC

- and -

MBNA AMERICA BANK, NATIONAL ASSOCIATION

- and -

DEUTSCHE TRUSTEE COMPANY LIMITED
(formerly called Bankers Trustee Company Limited)

_____________________________________

TRUST DEED

(as modified and restated on 24th September, 2004)

relating to a
€6,000,000,000
Euro Medium Term Note Programme
_____________________________________

ALLEN & OVERY LLP
London

100

DATED 7th May, 1999

MBNA EUROPE FUNDING PLC

- and -

MBNA AMERICA BANK, NATIONAL ASSOCIATION

- and -

DEUTSCHE TRUSTEE COMPANY LIMITED
(formerly called Bankers Trustee Company Limited)

______________________________________________

TRUST DEED

relating to a
e6,000,000,000
Euro Medium Term Note Programme
______________________________________________

ALLEN & OVERY LLP
London

ICM:502224.4

IN WITNESS whereof this Fifth Supplemental Trust Deed has been executed as a deed by the Issuer, the Guarantor and the Trustee and entered into the day and year first above written.

EXECUTED as a deed by)ELIZABETH T. KELLY.... .......
MBNA EUROPE FUNDING PLC)Director
acting by)
and)ROBIN RUSSEL..... ......
Director/ Secretary

EXECUTED as a deed by)
MBNA AMERICA BANK,)
NATIONAL ASSOCIATION)
acting by)ELIZABETH T. KELLY...........
acting under the authority of that)
company in the presence of:)

CHRISTOPHER J. COFFEY
Witness Signature :CHRISTOPHER J. COFFEY

Name:

Address:

THE COMMON SEAL of )
DEUTSCHE TRUSTEE COMPANY)
LIMITED (formerly called )
Bankers Trustee Company Limited))
was affixed to this deed in)
the presence of:)

GEOFF GOODMAN
Associate Director

Authorised Signatory DAVID GOODCHILD

35648-00034 ICM:997507.7

ICM:502224.4

Dated 24th September, 2004

MBNA EUROPE FUNDING PLC

- and -

MBNA AMERICA BANK,
NATIONAL ASSOCIATION

- and -

DEUTSCHE TRUSTEE COMPANY LIMITED
(formerly called Bankers Trustee Company Limited)

_______________________________________________

FIFTH SUPPLEMENTAL TRUST DEED

further modifying and restating
the Trust Deed dated 7th May, 1999
(as previously modified and/or restated)
relating to an €6,000,000,000
Euro Medium Term Note Programme

_______________________________________________

ALLEN & OVERY LLP
London